                                                                    EXHIBIT 10.1

                                                   [CONFORMED COPY WITH EXHIBITS
                                                  F AND G CONFORMED AS EXECUTED]



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                               CREDIT AGREEMENT


                                     among


                           MJD COMMUNICATIONS, INC.,


                         VARIOUS LENDING INSTITUTIONS,


                          NATIONSBANK OF TEXAS, N.A.,
                             as SYNDICATION AGENT


                                      and


                            BANKERS TRUST COMPANY,
                            as ADMINISTRATIVE AGENT


                     ____________________________________

                          Dated as of March 30, 1998
                     ____________________________________


                                 $315,000,000

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                               TABLE OF CONTENTS
                               -----------------

                                                                    Page
                                                                    ----
SECTION 1. Amount and Terms of Credit.............................     1
     1.01  Commitment.............................................     1
     1.02  Minimum Borrowing Amounts, etc.........................     3
     1.03  Notice of Borrowing....................................     3
     1.04  Disbursement of Funds..................................     3
     1.05  Notes..................................................     4
     1.06  Conversions............................................     6
     1.07  Pro Rata Borrowings....................................     7
     1.08  Interest...............................................     7
     1.09  Interest Periods.......................................     8
     1.10  Increased Costs, Illegality, etc.......................     9
     1.11  Compensation...........................................    11
     1.12  Change of Lending Office...............................    12
     1.13  Replacement of Lenders.................................    12

SECTION 2. Fees...................................................    13
     2.01  Fees...................................................    13
     2.02  Voluntary Reduction of Commitments.....................    14
     2.03  Mandatory Adjustments of Commitments, etc..............    14

SECTION 3. Payments...............................................    16
     3.01  Voluntary Prepayments..................................    16
     3.02  Mandatory Prepayments..................................    17
     3.03  Method and Place of Payment............................    22
     3.04  Net Payments...........................................    22

SECTION 4. Conditions Precedent...................................    24
     4.01  Conditions Precedent to Closing Date...................    24
     4.02  Conditions Precedent to Term Loans and RF Loans........    28
     4.03  Conditions Precedent to All Loans......................    30

SECTION 5. Representations, Warranties and Agreements.............    31
     5.01  Corporate Status.......................................    31
     5.02  Corporate Power and Authority..........................    31
     5.03  No Violation...........................................    31
     5.04  Litigation.............................................    31
     5.05  Use of Proceeds; Margin Regulations....................    32
     5.06  Governmental Approvals.................................    32

                                      (i)

                                                                    Page
                                                                    ----
     5.07  Investment Company Act.................................    33
     5.08  Public Utility Holding Company Act.....................    33
     5.09  True and Complete Disclosure...........................    33
     5.10  Financial Condition; Financial Statements..............    33
     5.11  Security Interests.....................................    34
     5.12  Acquisitions...........................................    35
     5.13  Tax Returns and Payments...............................    35
     5.14  Compliance with ERISA..................................    35
     5.15  Subsidiaries...........................................    36
     5.16  Intellectual Property..................................    37
     5.17  Environmental Matters..................................    37
     5.18  Labor Relations........................................    37
     5.19  Compliance with Statutes, etc..........................    37

SECTION 6. Affirmative Covenants..................................    38
     6.01  Information Covenants..................................    38
     6.02  Books, Records and Inspections.........................    39
     6.03  Insurance..............................................    40
     6.04  Payment of Taxes.......................................    40
     6.05  Corporate Franchises...................................    40
     6.06  Compliance with Statutes, etc..........................    40
     6.07  ERISA..................................................    40
     6.08  Good Repair............................................    42
     6.09  End of Fiscal Years; Fiscal Quarters...................    42
     6.10  Interest Rate Agreement................................    42
     6.11  Approvals..............................................    42
     6.12  CoBank Capital.........................................    42

SECTION 7. Negative Covenants.....................................    43
     7.01  Changes in Business....................................    43
     7.02  Consolidation, Merger, Sale or Purchase of Assets, etc.    43
     7.03  Liens..................................................    45
     7.04  Indebtedness...........................................    47
     7.05  Capital Expenditures...................................    49
     7.06  Advances, Investments and Loans........................    49
     7.07  Limitation on Creation of Subsidiaries.................    50
     7.08  Modifications..........................................    51
     7.09  Dividends, etc.........................................    51
     7.10  Transactions with Affiliates...........................    53

                                     (ii)

                                                                    Page
                                                                    ----
     7.11  Interest Coverage Ratio................................    53
     7.12  Leverage Ratio.........................................    54
     7.13  Senior Leverage Ratio..................................    55
     7.14  Limitation On Issuance of Stock........................    56
     7.15  Designated Senior Debt.................................    56

SECTION 8. Events of Default......................................    56
     8.01  Payments...............................................    56
     8.02  Representations, etc...................................    56
     8.03  Covenants..............................................    56
     8.04  Default Under Other Agreements.........................    57
     8.05  Bankruptcy, etc........................................    57
     8.06  ERISA..................................................    57
     8.07  Pledge Agreement.......................................    58
     8.08  Subsidiary Guaranty....................................    58
     8.09  Judgments..............................................    58

SECTION 9. Definitions............................................    59

SECTION 10. The Agents............................................    87
     10.01  Appointment...........................................    87
     10.02  Nature of Duties......................................    88
     10.03  Lack of Reliance on the Agents........................    88
     10.04  Certain Rights of the Administrative Agent............    88
     10.05  Reliance..............................................    89
     10.06  Indemnification.......................................    89
     10.07  Each Agent in its Individual Capacity.................    89
     10.08  Holders...............................................    89
     10.09  Resignation by the Administrative Agent...............    90

SECTION 11. Miscellaneous.........................................    90
     11.01  Payment of Expenses, etc..............................    90
     11.02  Right of Setoff.......................................    91
     11.03  Notices...............................................    92
     11.04  Benefit of Agreement..................................    92
     11.05  No Waiver; Remedies Cumulative........................    94
     11.06  Payments Pro Rata.....................................    95
     11.07  Calculations; Computations............................    95
     11.08  Governing Law; Submission to Jurisdiction; Venue;
                   Waiver of Jury Trial...........................    96

                                     (iii)

                                                                            Page
                                                                            ----
     11.09  Counterparts..........................................            96
     11.10  Effectiveness.........................................            96
     11.11  Headings Descriptive..................................            97
     11.12  Amendment or Waiver...................................            97
     11.13  Survival..............................................            98
     11.14  Domicile of Loans.....................................            98
     11.15  Confidentiality.......................................            98
     11.16  Lender Register.......................................            98

ANNEX I        --   Commitments
ANNEX II       --   Addresses
ANNEX III      --   Subsidiaries
ANNEX IV       --   ERISA
ANNEX V        --   Existing Liens
ANNEX VI       --   Existing Indebtedness
ANNEX VII      --   Existing Investments
ANNEX VIII     --   Governmental Approvals
ANNEX IX       --   Affiliate Transactions


EXHIBIT A      --   Form of Notice of Borrowing
EXHIBIT B-1    --   Form of B Term Note
EXHIBIT B-2    --   Form of C Term Note-Floating Rate
EXHIBIT B-3    --   Form of C Term Note-Fixed Rate
EXHIBIT B-4    --   Form of RF Note
EXHIBIT B-5    --   Form of AF Note
EXHIBIT C      --   Form of Section 3.04 Certificate
EXHIBIT D-1    --   Form of Opinion of Paul, Hastings, Janofsky & Walker LLP
EXHIBIT D-2    --   Form of Opinion of White & Case LLP
EXHIBIT E      --   Form of Officers' Certificate
EXHIBIT F      --   Form of Subsidiary Guaranty
EXHIBIT G      --   Form of Pledge Agreement
EXHIBIT H      --   Form of Solvency Certificate
EXHIBIT I      --   Form of Capital Contribution Agreement
EXHIBIT J      --   Form of Consent Letter
EXHIBIT K      --   Form of Assignment Agreement

                                     (iv)

          CREDIT AGREEMENT, dated as of March 30, 1998, among MJD COMMUNICATIONS, INC., a Delaware corporation, the lenders from time to time party hereto (each, a "Lender" and, collectively, the "Lenders"), NATIONSBANK OF TEXAS, N.A., as Syndication Agent (the "Syndication Agent"), and BANKERS TRUST COMPANY, as Administrative Agent (the "Administrative Agent" and together with the Syndication Agent, collectively, the "Agents"). Unless otherwise defined herein, all capitalized terms used herein and defined in Section 9 are used herein as so defined.


                             W I T N E S S E T H :
                             - - - - - - - - - -


          WHEREAS, subject to and upon the terms and conditions herein set forth, the Lenders are willing to make available to the Borrower the credit facilities provided for herein;


          NOW, THEREFORE, IT IS AGREED:

          SECTION 1.  Amount and Terms of Credit.
                      --------------------------

          1.01  Commitment.  Subject to and upon the terms and conditions
                ----------
herein set forth, each Lender severally agrees to make a loan or loans (each, a "Loan" and, collectively, the "Loans") to the Borrower, which Loans shall be drawn, to the extent such Lender has a commitment under such Facility, under the B Term Facility, the C Term Facility, the Revolving Facility and the Acquisition Facility, as set forth below:

          (a) Loans under the B Term Facility (each, a "B Term Loan" and, collectively, the "B Term Loans") (i) shall be made to the Borrower pursuant to one or more drawings on and after the Closing Date and prior to the B Termination Date, provided that B Term Loans incurred pursuant to B Term Commitments created pursuant to a B Term Commitment Renewal shall not be subject to the foregoing but shall be made within the time frame specified in the definition of B Term Commitment Renewal, (ii) except as hereinafter provided, may, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that all B Term Loans made as part of the same Borrowing shall, unless specifically provided herein, consist of Loans of the same Type and (iii) shall not exceed in aggregate principal amount for any Lender in respect of any incurrence of B Term Loans the B Term Commitment, if any, of such Lender as in effect immediately prior to such incurrence. Once repaid, B Term Loans may not be reborrowed, provided that B Term Loans may be subsequently incurred to the extent of the B Term Commitments created pursuant to the B Term Commitment Renewal.

          (b) Loans under the C Term Facility shall be made pursuant to the Total C Term Commitment (each, a "C Term Loan-Floating Rate" and, collectively, the "C Term Loans-Floating Rate") and pursuant to the CoBank Commitment (each, a "C Term Loan-Fixed Rate" and, collectively, the "C Term Loans-Fixed Rate"), with
(A) the C Term Loans-Floating Rate (i) to be made to the Borrower pursuant to a single drawing on the Closing Date (and not thereafter), (ii) except as hereinafter provided, and, in any event, at the option of the Borrower, to be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that all C Term Loans-Floating Rate made as part of the same Borrowing shall, unless specifically provided herein, consist of Loans of the same Type and (iii) not to exceed in aggregate principal amount for any Lender at the time of incurrence of C Term Loans-Floating Rate the C Term Commitment, if any, of such Lender as in effect on such date immediately prior to such incurrence and (B) the C Term Loans-Fixed Rate to be made to the Borrower by CoBank on the Closing Date (and not thereafter) by converting the CoBank Continuing Loans into C Term Loans-Fixed Rate in the aggregate amount of the CoBank Commitment. Once repaid, C Term Loans-Floating Rate and C-Term Loans-Fixed Rate may not be reborrowed.

          (c) Loans under the Revolving Facility (each, an "RF Loan" and, collectively, the "RF Loans") (i) shall be made to the Borrower at any time and from time to time on and after the Closing Date and prior to the AF/RF Maturity Date, (ii) except as hereinafter provided, may, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that all RF Loans made as part of the same Borrowing shall, unless otherwise specifically provided herein, consist of Loans of the same Type, (iii) may be repaid and reborrowed in accordance with the provisions hereof, and (iv) shall not exceed (giving effect to any incurrence thereof and the use of the proceeds of such incurrence) for any Lender in aggregate principal amount at any time outstanding the Revolving Commitment, if any, of such Lender at such time.

          (d) Loans under the Acquisition Facility (each, an "AF Loan" and, collectively, the "AF Loans") (i) shall be made to the Borrower at any time and from time to time on and after the B Utilization Date and prior to the AF/RF Maturity Date, (ii) except as hereinafter provided, may, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that all AF Loans made as part of the same Borrowing shall, unless otherwise specifically provided herein, consist of Loans of the same Type, (iii) may be repaid and reborrowed in accordance with the provisions hereof, and (iv) shall not exceed (giving effect to any incurrence thereof and the use of the proceeds of such incurrence) for any Lender at any time outstanding in aggregate principal amount the Acquisition Commitment, if any, of such Lender at such time.

          1.02  Minimum Borrowing Amounts, etc.  The aggregate principal amount
                -------------------------------
of each Borrowing shall not be less than the Minimum Borrowing Amount. More than one Borrowing may be incurred on any day, provided that at no time shall there be outstanding more than eight Borrowings of Eurodollar Loans.

          1.03  Notice of Borrowing.  (a)  Whenever the Borrower desires to
                -------------------
incur Loans under any Facility, it shall give the Administrative Agent at its Notice Office, (x) prior to 12:00 Noon (New York time), at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each proposed incurrence of Eurodollar Loans and (y) prior to 11:00 A.M. (New York time) on the proposed date thereof, written notice (or telephonic notice promptly confirmed in writing) of each proposed incurrence of Base Rate Loans and Fixed Rate Loans. Each such notice (each, a "Notice of Borrowing") shall be in the form of Exhibit A and shall be irrevocable and shall specify (i) the Facility pursuant to which such incurrence is being made, (ii) the aggregate principal amount of the Loans to be made pursuant to such incurrence, (iii) the date of incurrence (which shall be a Business Day) and (iv) whether the respective Borrowing shall consist of Base Rate Loans, Eurodollar Loans or Fixed Rate Loans and, if Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall promptly give each Lender written notice (or telephonic notice promptly confirmed in writing) of each proposed incurrence of Loans of such Lender's proportionate share thereof and of the other matters covered by the Notice of Borrowing.

          (b) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Administrative Agent, prior to receipt of written confirmation may act without liability upon the basis of and consistent with such telephonic notice, believed by the Administrative Agent in good faith to be from an Authorized Officer of the Borrower. In each such case, the Borrower hereby waives the right to dispute the Administrative Agent's record of the terms of such telephonic notice, unless such record reflects gross negligence or willful misconduct on the part of the Administrative Agent.

          1.04  Disbursement of Funds.  (a)  No later than 1:00 P.M. (New York
                ---------------------
time) (2:00 P.M. (New York time) in the case of Base Rate Loans made pursuant to same day notice) on the date specified in each Notice of Borrowing, each Lender with a Commitment under the respective Facility will make available its pro rata
                                                                        --- ----
share of each Borrowing requested to be made on such date, provided that no proceeds of the C Term Loans-Fixed Rate will be made available to the Borrower, with the C Term Loans-Fixed Rate to constitute the conversion of the outstanding CoBank Continuing Loans. All such amounts shall be made available to the Administrative Agent in Dollars and immediately available funds at the Payment Office and the Administrative Agent promptly will make available to the Borrower by depositing to its account at the Payment Office or as otherwise directed in the applicable

Notice of Borrowing the aggregate of the amounts so made available in the type of funds received. Unless the Administrative Agent shall have been notified by any Lender prior to the date of the proposed incurrence that such Lender does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Lender has made such amount avail able to the Administrative Agent on such date, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made available same to the Borrower, the Administrative Agent shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent may notify the Borrower, and, upon receipt of such notice, the Borrower shall promptly pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover on demand from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (x) if paid by such Lender, the overnight Federal Funds Effective Rate or (y) if paid by the Borrower, the then applicable rate of interest, calculated in accordance with Section 1.08, for the respective Loans.

          (b) Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder.

          1.05  Notes.  (a)  The Borrower's obligation to pay the principal of,
                -----
and interest on, the Loans made to it by each Lender shall be evidenced (i) if B Term Loans, by a promissory note substantially in the form of Exhibit B-1 with blanks appropriately completed in conformity herewith (each, a "B Term Note" and, collectively, the "B Term Notes"), (ii) if C Term Loans-Floating Rate, by a promissory note substantially in the form of Exhibit B-2 with blanks appropriately completed in conformity herewith (each, a "C Term Note-Floating Rate" and, collectively, the "C Term Notes-Floating Rate"), (iii) if C Term Loans-Fixed Rate, by promissory notes substantially in the form of Exhibit B-3 (the "C Term Notes-Fixed Rate"), (iv) if RF Loans, by a promissory note substantially in the form of Exhibit B-4 with blanks appropriately completed in conformity herewith (each, an "RF Note" and, collectively, the "RF Notes") and
(v) if AF Loans, by a promissory note substantially in the form of Exhibit B-5, with blanks appropriately completed in conformity herewith (each, an "AF Note" and, collectively, the "AF Notes").

          (b) The B Term Note issued to each Lender that makes any B Term Loan shall (i) be executed by the Borrower, (ii) be payable to the order of such Lender and be dated the Closing Date, (iii) be in a stated principal amount equal to the B Term Commitment of such Lender on the Closing Date (or in the case of a new B Term Note issued pursuant to Section 1.13 or 11.04, the B Term Loans and B Term Commitment then being assigned) and be payable in the principal amount of B Term Loans evidenced thereby, (iv) mature on the B Maturity Date,
(v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to mandatory repayment as provided in Section
3.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (c) The C Term Note-Floating Rate issued to each Lender that makes any C Term Loan-Floating Rate shall (i) be executed by the Borrower, (ii) be payable to the order of such Lender and be dated the Closing Date, (iii) be in a stated principal amount equal to the C Term Loans-Floating Rate made by such Lender on the Closing Date (or in the case of a new C Term Note-Floating Rate issued pursuant to Section 1.13 or 11.04, the respective C Term Loans-Floating Rate evidenced thereby at the time of issuance) and be payable in the principal amount of C Term Loans-Floating Rate evidenced thereby, (iv) mature on the C Maturity Date, (v) bear interest as provided in the appropriate clause of
Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to mandatory repayment as provided in
Section 3.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (d) The C Term Note-Fixed Rate issued to each Lender that makes or acquires any C Term Loan-Fixed Rate shall (i) be executed by the Borrower,
(ii) be payable to the order of such Lender and be dated the Closing
Date, (iii) be in a stated principal amount equal to the relevant C Term Loans-Fixed Rate continued by CoBank on the Closing Date (or in the case of a new C Term Note-Fixed Rate issued pursuant to Section 1.13 or 11.04, the respective C Term Loans Fixed Rate evidenced thereby at the time of issuance) and be payable in the principal amount of C Term Loans-Fixed Rate evidenced thereby, (iv) mature on the C Maturity Date, (v) bear interest as provided in Section 1.08(c) in respect of the Fixed Rate Loans evidenced thereby, (vi) be subject to mandatory repayment as provided in Section 3.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (e) The RF Note issued to each RF Lender shall (i) be executed by the Borrower, (ii) be payable to the order of such RF Lender and be dated the Closing Date, (iii) be in a stated principal amount equal to the Revolving Commitment of such RF Lender and be payable in the principal amount of the RF Loans evidenced thereby, (iv) mature on the AF/RF Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to mandatory repayment as provided in Section 3.02 and
(vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (f) The AF Note issued to each AF Lender shall (i) be executed by the Borrower, (ii) be payable to the order of such AF Lender and be dated the Initial AF Borrowing Date, (iii) be payable in the principal amount of the AF Loans evidenced thereby, (iv) mature on the AF/RF Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby,
(vi) be subject to mandatory repayment as provided in Section 3.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (g) Each Lender will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will, prior to any transfer of any of its Notes, endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation shall not affect the Borrower's obligations in respect of such Loans.

          1.06  Conversions.  The Borrower shall have the option to convert on
                -----------
any Business Day all or a portion at least equal to the applicable Minimum Borrowing Amount of the outstanding principal amount of the Loans owing pursuant to a single Facility into a Borrowing or Borrowings pursuant to such Facility of another Type of Loan provided that (i) no partial conversion of a Borrowing of Eurodollar Loans shall reduce the outstanding principal amount of the Eurodollar Loans made pursuant to such Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) Base Rate Loans and C Term Loans-Fixed Rate may not be converted into Eurodollar Loans when a Default under Section 8.01 or an Event of Default is in existence on the date of the proposed conversion if the Administrative Agent or the Required Lenders shall have determined in its or their sole discretion not to permit such conversion, (iii) Borrowings of Eurodollar Loans resulting from this Section 1.06 shall be limited in number as provided in Section 1.02 and (iv) no conversion of any C Term Loan-Fixed Rate shall be made pursuant to this Section 1.06 until the FRE Date applicable thereto, at which time such Loans shall be converted into Eurodollar Loans and/or Base Rate Loans as elected by the Borrower in the absence of giving any such notice, shall be automatically converted into Base Rate Loans) and such resulting Eurodollar Loans and Base Rate Loans shall thereafter be subject to conversion as provided in this Section 1.06. Each such con version shall be effected by the Borrower giving the Administrative Agent at its Notice Office, prior to 12:00 Noon (New York time), at least three Business Days' (or one Business Day's, in the case of a conversion into Base Rate Loans) prior written notice (or telephonic notice promptly confirmed in writing) (each, a "Notice of Conversion") specifying the Loans to be so converted (including the relevant Facility), the Type of Loans to be converted into and, if to be converted into a Borrowing of Eurodollar Loans, the Interest Period to be initially applicable there to. The Administrative

Agent shall give each Lender prompt notice of any such proposed conversion affecting any of its Loans.

          1.07  Pro Rata Borrowings.  All Loans under this Agreement (other
                -------------------
than C Term Loans-Fixed Rate) shall be made by the Lenders pro rata on the basis
                                                           --- ----
of their B Term Commitments, C Term Commitments, Revolving Commitments or Acquisition Commitments, as the case may be, if any. It is understood that no Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its commitments hereunder.

          1.08  Interest.  (a)  The unpaid principal amount of each Base Rate
                --------
Loan shall bear interest from the date of the Borrowing thereof until the earlier of repayment or conversion thereof and maturity (whether by acceleration or otherwise) at a rate per annum which shall at all times be the Applicable Base Rate Margin plus the Base Rate in effect from time to time.

          (b) The unpaid principal amount of each Eurodollar Loan shall bear interest from the date of the Borrowing thereof until the earlier of repayment or conversion thereof and maturity (whether by acceleration or otherwise) at a rate per annum which shall at all times be the Applicable Eurodollar Margin plus the relevant Eurodollar Rate.

          (c) The unpaid principal amount of each C Term Loan-Fixed Rate shall bear interest until maturity (whether by acceleration or otherwise) as provided in the C Term Notes-Fixed Rate.

          (d) Interest in respect of any overdue amount payable hereunder shall accrue at a rate per annum equal to the Base Rate in effect from time to time plus the sum of (i) 2% and (ii) the Applicable Base Rate Margin, provided that principal in respect of Eurodollar Loans and C Term Loans-Fixed Rate (prior to the applicable FRE Date) shall bear interest from the date the same becomes due (whether by acceleration or otherwise) until (x) in the case of Eurodollar Loans, the end of the Interest Period then applicable to such Eurodollar Loan and (y) in the case of C Term Loans-Fixed Rate until paid in full, at a rate per annum no less than one which is equal to 2% in excess of the rate of interest applicable thereto on such date.

          (e) Interest shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on the last Business Day of each March, June, September and December commencing on June 30, 1998, (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period, (iii) in respect of each such Loan, on any prepayment or conversion (on the amount prepaid or converted), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand and
(iv) in respect of the C Term Loans-Fixed Rate, as provided in the relevant C Term Note-Fixed Rate.

          (f) All computations of interest hereunder shall be made in accordance with Section 11.07(b).

          (g) The Administrative Agent, upon determining the interest rate for any Borrowing of Eurodollar Loans for any Interest Period, shall promptly notify the Borrower and the Lenders thereof.

          1.09  Interest Periods.  (a)  At the time the Borrower gives a Notice
                ----------------
of Borrowing or Notice of Conversion in respect of the making of, or conversion into, a Borrowing of Eurodollar Loans (in the case of the initial Interest Period applicable thereto) or prior to 12:00 Noon (New York time) on the third Business Day prior to the expiration of an Interest Period applicable to a Borrowing of Eurodollar Loans, it shall have the right to elect by giving the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of the Borrower, be a one, two, three, six or, to the extent available to all Lenders with a Commitment and/or outstanding Loans under the respective Facility, nine or twelve month period. Notwithstanding anything to the contrary contained above:

                  (i) the initial Interest Period for any Borrowing of Eurodollar Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of Base Rate Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

                  (ii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

                  (iii) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                  (iv) no Interest Period with respect to a Borrowing of RF Loans or AF Loans shall extend beyond the AF/RF Maturity Date;

                  (v) no Interest Period with respect to any B Term Loans, C Term Loans-Floating Rate or C Term Loans-Fixed Rate outstanding as Eurodollar Loans may be elected that would extend beyond any date upon which a Scheduled Repayment is required to be made in respect of such Loans if, after giving effect to the selection of such Interest Period, the aggregate principal amount of B Term Loans or C Term Loans-Floating Rate or C Term Loans-Fixed Rate outstanding as Eurodollar Loans, respectively, maintained as Eurodollar Loans with Interest Periods ending after such date would exceed the aggregate principal amount of B Term Loans, C Term Loans-Floating Rate or C Term Loans-Fixed Rate outstanding as Eurodollar Loans, as the case may be, permitted to be outstanding after such Scheduled Repayment; and

                  (vi) no Interest Period may be elected at any time when a Default under Section 8.01 or an Event of Default is then in existence if the Administrative Agent or the Required Lenders shall have determined in its or their sole discretion not to permit such election.

          (b) If upon the expiration of any Interest Period, the Borrower has failed to (or may not) elect a new Interest Period to be applicable to the respective Borrowing of Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to convert such Borrowing into a Borrowing of Base Rate Loans effective as of such expiration.

          1.10  Increased Costs, Illegality, etc.  (a)  In the event that (x)
                ---------------------------------
in the case of clause (i) below, the Administrative Agent or (y) in the case of clauses (ii) and (iii) below, any Lender shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

                  (i) on any date for determining the Eurodollar Rate for any Interest Period that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate or the making or continuance of any Eurodollar Loan has become impracticable as a result of a contingency occurring after the Effective Date which materially and adversely affects the interbank Eurodollar market;

                  (ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loans (other than taxes covered by Section
        3.04 and any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of taxes or similar charges) because of (x) any change since the Effective Date in any applicable law, governmental rule, regulation, guideline or order (or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline or order) (such as, for example, but not limited to, a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate) and/or (y) other circumstances affecting the interbank Eurodollar market or the position of such Lender in such market; or

                  (iii) at any time, that the making or continuance of any Eurodollar Loan has become unlawful by compliance by such Lender in good faith with any law, governmental rule, regulation, guideline or order (or would conflict with any such governmental rule, regulation, guideline or order not having the force of law but with which such Lender customarily complies even though the failure to comply therewith would not be unlawful);

then, and in any such event, such Lender (or the Administrative Agent in the case of clause (i) above) shall (x) on such date and (y) within ten Business Days of the date on which such event no longer exists give notice (by telephone confirmed in writing) to the Borrower and to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Con version given by the Borrower with respect to Eurodollar Loans which have not yet been incurred shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower shall pay to such Lender, within 10 Business Days after the Borrower's receipt of written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its reasonable discretion shall determine after consultation with the Borrower) as shall be required to compensate such Lender for such increased costs or reductions in amounts receivable here under (a written notice as to the additional amounts owed to such Lender, describing the basis for such increased costs and showing the calculation thereof, submitted to the Borrower by such Lender shall, absent manifest error, be final and conclusive and binding upon all parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law.

          (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii), the Borrower may (and in the case of a Eurodollar Loan affected pursuant to Section 1.10(a)(iii), the Borrower shall within the time period required by law) either (x) if the affected Eurodollar Loan is then being made pursuant to a Borrowing, cancel said Borrowing by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrower was notified by a Lender pursuant to Section 1.10(a)(ii) or (iii), or (y) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' notice to the Administrative Agent, require the affected Lender to convert each such Eurodollar Loan into a Base Rate Loan (which conversion, in the case of the circumstances described in Section 1.10(a)(iii), shall occur no later than the last day of the Interest Period then applicable to such Eurodollar Loan (or such earlier date as shall be required by applicable law)); provided, that if more than one Lender is affected at any time, then all
--------
affected Lenders must be treated the same pursuant to this Section 1.10(b).

          (c) If any Lender shall have determined that the adoption or effectiveness of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, in each case after the Effective Date, or compliance by such Lender or its parent corporation with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency first made after the Effective Date, has or would have the effect of reducing the rate of return on such Lender's or its parent corporation's capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Lender or its parent corporation could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's or its parent corporation's policies with respect to capital adequacy), then from time to time, within 10 Business Days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or its parent corporation for such reduction. Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the Borrower, which notice shall describe the basis for such claim and set forth in reasonable detail the calculation of such additional amounts, although the failure to give any such notice shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this Section 1.10(c) upon the subsequent receipt of such notice.

          1.11  Compensation.  (a) The Borrower shall, without duplication,
                ------------
compensate each Lender, upon its written request (which request shall set forth the basis for requesting such compensation and reasonably detailed calculations thereof), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Eurodollar Loans but excluding in any event the loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by any

Lender or the Administrative Agent) a Borrowing of Eurodollar Loans by the Borrower does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.10(a)); (ii) if any prepayment, repayment or conversion of any of its Eurodollar Loans occurs on a date which is not the last day of an Interest Period applicable thereto; (iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay its Eurodollar Loans when required by the terms of this Agreement or (y) an election made pursuant to Section 1.10(b).

          (b) Notwithstanding anything in this Agreement to the contrary, to the extent any notice or request required by Section 1.10, 1.11 or 3.04 of this Agreement is given by any Lender more than 120 days after such Lender obtained, or reasonably should have obtained, knowledge of the occurrence of the event giving rise to the additional costs, reductions in amounts, losses, taxes or other additional amounts of the type described in such Section, such Lender shall not be entitled to compensation under Section 1.10, 1.11 or 3.04 of this Agreement for any amounts incurred or accruing prior to the giving of such notice to the Borrower.

           1.12  Change of Lending Office.  Each Lender agrees that, upon the
                 ------------------------
occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or
(iii), 1.10(c) or 3.04 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event, provided that such designation is made on such terms that such Lender
       --------
and its lending office suffer no material economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Section 1.10 or 3.04.

           1.13  Replacement of Lenders.  (x) Upon the occurrence of any event
                 ----------------------
giving rise to the operation of Section 1.10(a)(ii) or (iii), Section 1.10(c) or
Section 3.04 with respect to any Lender which results in such Lender charging to the Borrower increased costs materially in excess of those being charged generally by the Lenders, (y) if a Lender becomes a Defaulting Lender and/or (z) in the case of a refusal by a Lender to consent to a proposed change, waiver, discharge or termination with respect to this Agreement which has been approved by the Required AF/RF Lenders and the Required TF Lenders, the Borrower shall have the right, if no Default under Section 8.01 or Event of Default then exists, to replace such Lender (the "Replaced Lender") with one or more other Eligible Transferee or Transferees, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the "Replacement Lender") reasonably acceptable to the Administrative Agent, provided that (i) at the time of any replacement pursuant to this

Section 1.13, the Replacement Lender shall enter into one or more Assignment Agreements pursuant to Section 11.04(b) (and with all fees payable pursuant to said Section 11.04(b) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the Commitments and outstanding Loans of the Replaced Lender and, in connection therewith, shall pay to the Replaced Lender an amount equal to the sum of (A) an amount equal to the principal of, and all accrued and unpaid interest on, all outstanding Loans of the Replaced Lender and an amount equal to all accrued and unpaid Fees owing to the Replaced Lender pursuant to Section 2.01, and (ii) all obligations of the Borrower owing to the Replaced Lender (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender by the Borrower concurrently with such replacement. Upon the execution of the respective Assignment Agreements, the payment of amounts referred to in clauses
(i) and (ii) above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by the Borrower, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions applicable to the Replaced Lender under this Agreement, which shall survive as to such Replaced Lender.

           SECTION 2.  Fees.
                       ----

           2.01  Fees.  (a)  The Borrower agrees to pay to the Administrative
                 ----
Agent a commitment commission (the "TF Commitment Commission") for the account of each Lender with a B Term Commitment that is a Non-Defaulting Lender for any period on and after the Closing Date during which any B Term Commitments are outstanding, computed for each day at a rate per annum equal to the Applicable CC Percentage for such day on the B Term Commitment on such day of such Lender. Such TF Commitment Commission shall be due and payable in arrears on the last Business Day of each calendar quarter and on the B Termination Date.

          (b) The Borrower agrees to pay to the Administrative Agent a commitment commission (the "RF Commitment Commission") for the account of each RF Lender that is a Non-Defaulting Lender for the period from and including the Closing Date to but not including the date upon which the Total Revolving Commitment has been terminated, computed for each day at the rate per annum equal to the Applicable CC Percentage for such day on the unutilized Revolving Commitment on such day of such Lender. Such RF Commitment Commission shall be due and payable in arrears on the last Business Day of each calendar quarter and on the date upon which the Total Revolving Commitment is terminated.

          (c) The Borrower agrees to pay to the Administrative Agent a commitment commission (the "AF Commitment Commission") for the account of each AF Lender that is a Non-Defaulting Lender for the period during which any Acquisition Commitments are outstanding, computed for each day at the rate per annum equal to the Applicable CC Percentage for such day on the unutilized Acquisition Commitment on such day of such Lender. Such AF Commitment Commission shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter and upon the date on which the Total Acquisition Commitment is terminated.

          (d) The Borrower shall pay to (x) each Agent on the Closing Date, for its own account and/or for distribution to the Lenders, such fees as heretofore agreed by the Borrower and the Agents, (y) the Administrative Agent, for its own account, such other fees as agreed to between the Borrower and the Administrative Agent, when and as due and (z) CoBank, for its own account, on the Closing Date, such fees as heretofore agreed by the Borrower and CoBank.

          (e) All computations of Fees shall be made in accordance with Section 11.07(b).

          2.02 Voluntary Reduction of Commitments.  (a)  Upon at least one
               ----------------------------------
Business Day's prior written notice (or telephonic notice confirmed in writing) to the Administrative Agent at its Notice Office (which notice shall be deemed to be given on a certain day only if given before 2:00 P.M. (New York time) on such day and shall be promptly transmitted by the Administrative Agent to each of the Lenders), the Borrower shall have the right, without premium or penalty, to reduce, in whole or in part, the unutilized Total Revolving Commitment or unutilized Total Acquisition Commitment, as the case may be, provided that (w) any such partial reduction shall apply to proportionately and permanently reduce the Revolving Commitment or Acquisition Commitment, as the case may be, of each Lender with such a Commitment, (x) no such reduction shall reduce any Non-Defaulting Lender's Revolving Commitment or Acquisition Commitment, as the case may be, in an amount greater than the then unutilized Revolving Commitment or Acquisition Commitment, as the case may be, of such Lender, (y) any reduction of the Total Revolving Commitment or Total Acquisition Commitment, as the case may be, pursuant to this Section 2.02(a) shall reduce the then remaining Scheduled Reductions applicable thereto pro rata and (z) any partial reduction pursuant to
                              --- ----
this Section 2.02 shall be in the amount of at least $1,000,000.

          (b) At any time after the Closing Date and prior to the B Termination Date upon at least one Business Day's prior written notice (or telephone notice promptly confirmed in writing) to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, without premium or penalty, to reduce, in whole or in part, the remaining Total B Term Commitment. The amount of any reduction of the Total B Term Commitment effected pursuant to this Section 2.02(b) and/or Section 2.03(b)(ii), (iii)
and/or (iv) shall be applied to reduce pro rata the remaining Scheduled
                                       --- ----
Repayments of B Term Loans.

           2.03  Mandatory Adjustments of Commitments, etc.   (a)  The Total
                 ------------------------------------------
Commitment (and the Commitment of each Lender) shall terminate in its entirety on the Expiration Date unless the Closing Date has occurred on or before such date.

           (b) The Total B Term Commitment shall (i) be reduced on the date any B Term Loans are incurred in an amount equal to the aggregate principal amount of B Term Loans so incurred, (ii) terminate in its entirety (to the extent not theretofore terminated) at 5:00 P.M. (New York time) on the B Termination Date, whether or not any B Term Loans are incurred on such date,
(iii) until terminated in full, be reduced on each day on which Term Loans, if still outstanding, would be required to be repaid pursuant to Sections 3.02(A)(c), (e) and (f) by the amount, if any, by which the amount required to be applied pursuant to said Sections to repay B Term Loans (determined as if an unlimited amount of Term Loans were actually outstanding) exceeds the aggregate principal amount of B Term Loans being repaid, (iv) terminate in its entirety (to the extent not theretofore terminated) on the date of the initial issuance of any Permitted Subordinated Debt, (v) terminate in its entirety on the day on which a Change of Control occurs and (vi) be increased after any B Term Loans have been mandatorily repaid pursuant to Section 3.02 or the Total B Term Loan Commitment has been reduced pursuant to clause (iii) or (iv) above in the aggregate amount of such repayment and/or reduction to the extent new B Term Commitments are provided pursuant to a B Term Commitment Renewal.

           (c) The Total C Term Commitment shall terminate in its entirety on the Closing Date (after giving effect to the making of C Term Loans-Floating Rate on such date).

           (d) The Total Revolving Commitment shall be reduced on June 30, 2001 and on each successive three-month anniversary of such date in an aggregate amount equal to 1/13th of Total Revolving Commitment outstanding on June 30, 2001 (each such reduction, together with each reduction of the Total Acquisition Commitment required by Section 2.03(e), as the same may be reduced as provided in Section 2.02 and, in the case of the Total Acquisition Commitment, Section 2.03(f), a "Scheduled Reduction").

           (e) The Total Acquisition Commitment shall be reduced on each of March 31, 2002 and each successive three-month anniversary of such date in an aggregate amount equal to 1/10th of the Total Acquisition Commitment outstanding on March 31, 2002.

           (f) The Total Revolving Commitment and Total Acquisition Commitment (to the extent outstanding) shall each be reduced on each date on which (x) no Term Loans or Term Commitments are outstanding (after giving effect to the application on or prior to such date of the provisions of Sections 3.02(A) and 2.03(b)) and (y) Term Loans, if still outstanding, would be required to be repaid pursuant to Sections 3.02(A)(c), (d), (e), (f) or (g) by the amount, if any, by which the amount required to be applied pursuant to said Sections as a result of the events described therein (determined as if an unlimited amount of Term Loans were actually outstanding) exceeds the aggregate principal amount of Term Loans being repaid and the B Term Commitments being reduced as a result of such events, with any commitment reduction pursuant to this Section 2.03(f) to apply pro rata
                                                                   --- ----
between the Total Revolving Commitment and the Total Acquisition Commitment.

          (g) Each of the Total Revolving Commitment and the Total Acquisition Commitment shall terminate in its entirety on the earlier of (x) the AF/RF Maturity Date and (y) the date on which a Change of Control occurs.

          (h) Each partial reduction of the Commitments under a Facility pursuant to this Section 2.03 shall apply proportionately to the Commitment under such Facility of each Lender.

          SECTION 3.  Payments.
                      --------

          3.01  Voluntary Prepayments. The Borrower shall have the right to
                ---------------------
prepay Loans (other than C Term Loans-Fixed Rate, with any prepayment in respect thereof to be as set forth in the C Term Notes-Fixed Rate) in whole or in part, without premium or penalty, from time to time on the following terms and conditions: (i) the Borrower shall give the Administrative Agent at the Payment Office written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay the Loans, whether such Loans are B Term Loans, C Term Loans-Floating Rate, RF Loans or AF Loans, the amount of such pre payment and (in the case of Eurodollar Loans) the specific Borrowing(s) pursuant to which made, which notice shall be given by the Borrower prior to 12:00 Noon (New York time) on the Business Day prior to the date of such prepayment, and which notice shall promptly be transmitted by the Administrative Agent to each of the Lenders; (ii) each partial prepayment of any Borrowing shall be in an aggregate principal amount of at least $1,000,000, provided that no partial prepayment of Eurodollar Loans made pursuant to a Borrowing shall reduce the aggregate principal amount of the Loans outstanding pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto; (iii) each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans provided that at the Borrower's election in connection
--- ----
with any prepayment of RF Loans or AF Loans pursuant to this Section 3.01, such prepayment shall not be applied to any RF Loans or AF Loans, as the case may be, of a Defaulting Lender; and (iv) each prepayment of Term Loans pursuant to this
Section 3.01 shall be applied to B Term Loans (in an amount equal to the B TF Percentage of such prepayment) and C Term Loans (in an amount equal to the C TF Percentage of such prepayment) and shall reduce the remaining

Scheduled Repayments of each of the B Term Loans and the C Term Loans (x) first, in direct order of maturity to those Scheduled Repayments which will be due and payable within twelve months after the date of the respective payment and (y) second, to the extent in excess thereof, on a pro rata basis (based upon the
                                              --- ----
then remaining principal amount of each such Scheduled Repayment).

          3.02  Mandatory Prepayments.
                ---------------------

          (A)  Requirements:
               ------------

          (a) (i) If on any date (and after giving effect to all other repayments on such date) the aggregate outstanding principal amount of RF Loans made by Non-Defaulting Lenders exceeds the Adjusted Total Revolving Commitment as then in effect, the Borrower shall repay on such date the principal of outstanding RF Loans of Non-Defaulting Lenders in an aggregate amount equal to such excess.

          (ii) If on any date (and after giving effect to all other repayments on such date) the aggregate outstanding principal amount of AF Loans made by Non-Defaulting Lenders exceeds the Adjusted Total Acquisition Commitment then in effect, the Borrower shall repay on such date the principal of outstanding AF Loans of Non-Defaulting Lenders in an aggregate amount equal to such excess.

          (iii) If on any date prior to the first anniversary of the Closing Date the Borrower issues Permitted Subordinated Debt at any time that the Senior Leverage Ratio exceeds 4.0 to 1.0, the proceeds (net of underwriting discounts and commissions, private placement and/or initial purchaser fees and other reasonable fees and expenses associated therewith) of such issuance shall be applied as a mandatory repayment of RF Loans (to the extent outstanding) to the extent necessary to reduce the Senior Leverage Ratio to 4.0 to 1.0.

          (b) (i) On each date set forth below, the Borrower shall repay the principal amount of B Term Loans set forth opposite such date (each such repayment, together with each repayment of C Term Loans required by clause
(b)(ii) below, as the same may be reduced as provided in Sections 2.02(b) and 3.02(B), a "Scheduled Repayment"):

     Date                                       Amount
     ----                                       ------
June 30, 1998                                $   387,500
September 30, 1998                           $   387,500
December 31, 1998                            $   387,500
March 31, 1999                               $   387,500

June 30, 1999                                $   387,500
September 30, 1999                           $   387,500
December 31, 1999                            $   387,500
March 31, 2000                               $   387,500


June 30, 2000                                $   387,500
September 30, 2000                           $   387,500
December 31, 2000                            $   387,500
March 31, 2001                               $   387,500


June 30, 2001                                $   387,500
September 30, 2001                           $   387,500
December 31, 2001                            $   387,500
March 31, 2002                               $   387,500


June 30, 2002                                $   387,500
September 30, 2002                           $   387,500
December 31, 2002                            $   387,500
March 31, 2003                               $   387,500


June 30, 2003                                $   387,500
September 30, 2003                           $   387,500
December 31, 2003                            $   387,500
March 31, 2004                               $   387,500


June 30, 2004                                $   387,500
September 30, 2004                           $   387,500
December 31, 2004                            $24,154,167
March 31, 2005                               $24,154,167


June 30, 2005                                $24,154,167
September 30, 2005                           $24,154,167
December 31, 2005                            $24,154,167
B Maturity Date                              $24,154,167

, provided that any increase in the Total B Term Commitment pursuant to a B Term Commitment Renewal shall be applied pro rata to increase the then remaining
                                    --- ----
Scheduled Repayments set forth above.

     (ii) On each date set forth below, the Borrower shall repay the principal amount of C Term Loans-Floating Rate and C Term Loans-Fixed Rate, respectively, set forth opposite such date:

                              Floating Rate            Fixed Rate
     Date                        Amount                  Amount
     ----                        ------                  ------
April 1, 1998                    $        0            $  313,567
June 30, 1998                    $   58,734            $  301,638
September 30, 1998               $   58,734            $  307,321
December 31, 1998                $   58,734            $  330,617
March 31, 1999                   $   58,734            $  336,530

June 30, 1999                    $   58,734            $  342,560
September 30, 1999               $   58,734            $  348,712
December 31, 1999                $   58,734            $  363,736
March 31, 2000                   $   58,734            $  370,135

June 30, 2000                    $   58,734            $  376,663
September 30, 2000               $   58,734            $  383,321
December 31, 2000                $   58,734            $  402,613
March 31, 2001                   $   58,734            $  409,540

June 30, 2001                    $   58,734            $  416,606
September 30, 2001               $   58,734            $  515,704
December 31, 2001                $   58,734            $  529,893
March 31, 2002                   $   58,734            $  539,266

June 30, 2002                    $   58,734            $  548,826
September 30, 2002               $   58,734            $  521,965
December 31, 2002                $   58,734            $  531,665
March 31, 2003                   $   58,734            $  541,567

June 30, 2003                    $   58,734            $  551,674
September 30, 2003               $   58,734            $  561,990
December 31, 2003                $   58,734            $  572,520
March 31, 2004                   $   58,734            $  583,267

June 30, 2004                    $   58,734            $  594,237
September 30, 2004               $   58,734            $   49,807
December 31, 2004                $   58,734            $   49,807
March 31, 2005                   $   58,734            $   49,807

June 30, 2005                    $2,731,131            $4,970,106
September 30, 2005               $2,731,131            $4,970,106
December 31, 2005                $2,731,131            $4,970,106
March 31, 2006                   $2,731,131            $4,970,106

June 30, 2006                    $2,731,131            $4,970,106
September 30, 2006               $2,731,131            $4,970,106
December 31, 2006                $2,731,131            $4,970,106
C Maturity Date                  $2,731,131            $4,970,106

          (c) On the fifth Business Day following the date of receipt thereof by the Borrower and/or any of its Subsidiaries of the Net Cash Proceeds from any Asset Sale, an amount equal to 100% of the Net Cash Proceeds from such Asset Sale shall be applied as a mandatory repayment of principal of the then outstanding Term Loans and if no Term Loans are then outstanding, to the RF Loans and the AF Loans, pro rata, among such Loans, provided that up to 100% of
                        --- ----                    --------
the Net Cash Proceeds from Asset Sales shall not be required to be used to so repay Loans to the extent the Borrower elects, as hereinafter provided, to cause such Net Cash Proceeds to be used within 180 days to finance an Acquisition or Acquisitions or Permitted Acquisitions (a "Reinvestment Election"). The Borrower may exercise its Reinvestment Election with respect to an Asset Sale if (x) no Default or Event of Default exists and (y) the Borrower delivers a Reinvestment Notice to the Administrative Agent no later than five Business Days following the date of the consummation of the respective Asset Sale, with such Reinvestment Election being effective with respect to the Net Cash Proceeds of such Asset Sale equal to the Anticipated Reinvestment Amount specified in such Reinvestment Notice.

          (d) On the Business Day following the receipt thereof by the Borrower, if at the time of such receipt the Senior Leverage Ratio exceeds 4.0 to 1.0, an amount equal to 100% of the proceeds (net of underwriting discounts and commissions, private placement and/or initial purchaser fees and other reasonable fees and expenses associated therewith and of any repayment of RF Loans required by Section 3.02(A)(a)(iii)) from the issuance of Permitted Subordinated Debt by the Borrower shall be applied as a mandatory repayment of principal of the then outstanding Term Loans to the extent necessary to reduce the Senior Leverage Ratio to 4.0 to 1.0, provided that if any such Permitted Subordinated Debt is issued prior to the consummation of the Ellensberg Acquisition, then up to $74.0 million of such proceeds that, pursuant to Section 3.02(B)(a), would be required to be used to repay Term Loans shall not be required to be so applied to the extent that the Borrower elects, as hereinafter provided, to cause such proceeds to be used within 45 days to finance the Ellensberg Acquisition or to effect the Permitted PSD Repurchase (a "Special PSD Election"). The Borrower may exercise its Special PSD Election if it delivers a Special PSD

Notice to the Administrative Agent not later than one Business Day following the date of any issuance of Permitted Subordinated Debt.

          (e) On the date of the receipt thereof by the Borrower, if at the time of such receipt the Senior Leverage Ratio exceeds 4.0 to 1.0, an amount equal to 100% of the proceeds (net of underwriting discounts and commissions, private placement and/or initial purchaser fees and other reasonable fees and expenses associated therewith) of any sale or issuance of its equity or of any equity contribution (other than equity issued to management and other employees of the Borrower and its Subsidiaries) shall be applied as a mandatory repayment of principal of the then outstanding Term Loans to the extent necessary to reduce the Senior Leverage Ratio to 4.0 to 1.0.

          (f) On the Reinvestment Prepayment Date with respect to a Reinvestment Election, an amount equal to the Reinvestment Prepayment Amount, if any, for such Reinvestment Election shall be applied as a repayment of the principal amount of the then outstanding Term Loans.

          (g) On the date occurring 45 days after the date of a Special PSD Election, an amount equal to the related Special PSD Prepayment Amount, if any, shall be applied as a repayment of the principal amount of the then outstanding Term Loans.

          (h) To the extent not theretofore repaid pursuant to the provisions of this Agreement, (i) all outstanding RF Loans and AF Loans, respectively, shall be repaid in full upon the termination of the Total Revolving Commitment or the Total Acquisition Commitment, as the case may be, and (ii) all outstanding Term Loans shall be repaid in full on the date a Change in Control occurs.

          (B)  Application:
               -----------

          (a) Each mandatory repayment of Term Loans required to be made pursuant to Section 3.02(A) shall be applied (i) in the case of any mandatory repayment required pursuant to Section 3.02(A)(d) or (g), first, to the
                                                          -----
outstanding B Term Loans, if any, in an amount equal to the lesser of the amount of such prepayment and the then outstanding principal amount of B Term Loans and, second, commencing on the first anniversary of the Closing Date, if the
     ------
amount of such repayment exceeds the then outstanding principal amount of B Term Loans, if any, to the outstanding C Term Loans, if any, (ii) in the case of any mandatory repayment required pursuant to Section 3.02(A)(c),(e) or (f), to the outstanding B Term Loans, if any, in an amount equal to the B TF Percentage of such prepayment and to the outstanding C Term Loans, if any, in an amount equal to the C TF Percentage of such prepayment and (iii) to reduce pro rata the then
                                                              --- ----
remaining Scheduled Repayments of the respective Facility.

          (b) With respect to each prepayment of Loans required by Section 3.02(A), (other than C Term Loans-Fixed Rate to the extent provided in the relevant C Term Note-Fixed Rate), the Borrower may designate the Types of Loans which are to be prepaid and the specific Borrowing(s) under the affected Facility pursuant to which made provided that (i) if any prepayment of
                                --------
Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount for such Borrowing, such Borrowing shall be immediately converted into Base Rate Loans; (ii) each prepayment of any Loans under a Facility shall be applied pro rata among such Loans; and (iii) except for the
                          --- ----
differing treatments of Defaulting Lenders and Non-Defaulting Lenders as expressly provided in Section 3.02(A)(a), each prepayment of any Eurodollar Loans made pursuant to a Borrowing shall be applied pro rata among such
                                                    --- ----
Eurodollar Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under Section 1.11.

          3.03  Method and Place of Payment.  Except as otherwise specifically
                ---------------------------
provided herein, all payments under this Agreement shall be made to the Administrative Agent for the ratable account of the Lenders entitled thereto, not later than 1:00 P.M. (New York time) on the date when due and shall be made in immediately available funds and in Dollars at the Payment Office, it being understood that written notice by the Borrower to the Administrative Agent to make a payment from the funds in the Borrower's account at the Payment Office shall constitute the making of such payment to the extent of such funds held in such account. Any payments under this Agreement which are made later than 1:00 P.M. (New York time) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

           3.04  Net Payments.  (a)  All payments made by the Borrower hereunder
                 ------------
and/or under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 3.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits of a Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement and/or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or therein. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse each Lender, upon the written request of such Lender, for taxes imposed on or measured by the net income or net profits of such Lender pursuant to the laws of the jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located and for any withholding of taxes as such Lender shall determine are payable by, or withheld from, such Lender, in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence. The Borrower will furnish to the Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender.

          (b) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes agrees to deliver to the Borrower and the Agent on or prior to the Effective Date, or in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.13 or 11.04 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit C (any such certificate, a "Section 3.04 Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Lender agrees that from time to time after the Effective Date, when a lapse of time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower and the

Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001, or Form W-8 and a Section 3.04 Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate, in which case such Lender shall not be required to deliver any such Form or Certificate pursuant to this Section 3.04(b). Notwithstanding anything to the contrary contained in Section 3.04(a), but subject to Section 11.04(b) and the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political sub division or taxing authority thereof or therein) from interest, Fees or other amounts payable by it hereunder for the account of any Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Lender has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 3.04(a) hereof to gross-up payments to be made by it to a Lender in respect of income or similar taxes imposed by the United States if (I) such Lender has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this Section 3.04(b) or (II) in the case of a payment, other than interest, to a Lender described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 3.04 and except as set forth in Section 11.04(b), the Borrower agrees to pay any additional amounts and to indemnify each Lender in the manner set forth in Section 3.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any Taxes deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of such Taxes.

          (c)  If the Borrower pays any additional amount under this Section
3.04 to a Lender and such Lender determines in its sole discretion that it has actually received or realized in connection therewith any refund or any reduction of, or credit against, its Tax liabilities in or with respect to the taxable year in which the additional amount is paid, such Lender shall pay to the Borrower an amount that the Lender shall, in its sole discretion, determine is equal to the net benefit, after tax, which was obtained by the Lender in such year as a consequence of such refund, reduction or credit.

          SECTION 4.   Conditions Precedent.
                       --------------------

          4.01  Conditions Precedent to Closing Date.  The obligation of the
                ------------------------------------
Lenders to make Loans on the Closing Date is subject to the satisfaction of each of the following conditions at such time:

          (a)  Effectiveness; Notes.  (i) The Effective Date shall have occurred
               --------------------
and (ii) there shall have been delivered to the Administrative Agent for the account of each Lender the appropriate Note or Notes executed by the Borrower, in each case, in the amount, maturity and as otherwise provided herein.

          (b)  Opinions of Counsel. The Administrative Agent shall have received
               -------------------
opinions, addressed to each Agent and each of the Lenders and dated the Closing Date, from (i) Paul, Hastings, Janofsky & Walker LLP (and/or other counsel reasonably acceptable to the Agents), special counsel to the Credit Parties, which opinion shall cover the matters contained in Exhibit D-1 hereto (except to the extent relating to any Acquisition not consummated on the Closing Date and to any Person not a Subsidiary on the Closing Date), and (ii) White & Case LLP, special counsel to the Agents, which opinion shall cover the matters contained in Exhibit D-2 hereto, which opinions shall be in form and substance reasonably satisfactory to the Agents.

          (c)  Corporate Proceedings.  (i)  The Administrative Agent shall have
               ---------------------
received a certificate, dated the Closing Date, signed by an Authorized Officer of the Borrower in the form of Exhibit E with appropriate insertions and deletions, together with (x) copies of the certificate of incorporation, by-laws or other organizational documents of each Credit Party and (y) the resolutions of each Credit Party referred to in such certificate and all of the foregoing (including each such certificate of incorporation and by-laws) shall be reasonably satisfactory to the Administrative Agent and (z) a statement that all of the applicable conditions set forth in Section 4.03 have been satisfied as of such date.

          (ii) On the Closing Date, all corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Credit Documents shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received all information and copies of all certificates, documents and papers, including good standing certificates and any other records of corporate proceedings and governmental approvals (other than those set forth on Annex VIII), if any, which the Agents may have reasonably requested in connection therewith, such documents and papers, where appropriate, to be certified by proper corporate or governmental authorities.

          (d)  Plans; etc.  On or prior to the Closing Date, there shall have
               -----------
been made available to the Administrative Agent:

          (i) all Plans (and for each Plan that is required to file an annual report on Internal Revenue Service Form 5500-series, a copy of the most recent such report (including, to the extent required, the related financial and actuarial statements and other supporting statements, certifications, schedules and information), and for each Plan that is a "single-employer plan," as defined in Section 4001(a)(15) of ERISA, the most recently prepared actuarial valuation therefor) and any other "employee benefit plans," as defined in Section 3(3) of ERISA, and any other material agreements, plans or arrangements, with or for the benefit of current or former employees of the Borrower or any of its Subsidiaries or any ERISA Affiliate (provided that the foregoing shall apply in the case of any multiemployer plan, as defined in 4001(a)(3) of ERISA, only to the extent that any document described therein is in the possession of the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate or reasonably available thereto from the sponsor or trustee of any such plan);

          (ii) any collective bargaining agreements or any other similar agreement or arrangements covering the employment arrangements of the employees of the Borrower or any of its Subsidiaries;

          (iii) all agreements entered into by the Borrower or any Subsidiary governing the terms and relative rights of its capital stock;

          (iv) any material agreement with respect to the management of the Borrower or any of its Subsidiaries;

          (v) any material employment agreements entered into by the Borrower or any of its Subsidiaries; and

          (vi) any tax sharing, tax allocation and other similar agreements entered into by the Borrower and/or any of its Subsidiaries with any entity not a Credit Party;

with all of the foregoing to be reasonably satisfactory to the Administrative Agent.

          (e)  Adverse Change, etc. Since February 18, 1998, nothing shall have
               -------------------
occurred, and neither Agent shall have first become aware of any facts or conditions not previously known, in each case which either Agent shall reasonably determine (a) has had, or is reasonably likely to have, a material adverse effect on the rights or remedies of the Lenders or the Agents hereunder or under any other Credit Document, or on the ability of the Credit

Parties taken as a whole to perform their obligations under the Credit Documents or (b) has had or is reasonably likely to have a Material Adverse Effect.

             (f)  Litigation.  There shall be no actions, suits or proceedings
                  ----------
pending or, to the knowledge of the Borrower, threatened (a) with respect to this Agreement or any other Credit Document or (b) which either Agent shall reasonably determine has had or is reasonably likely to have (i) a Material Adverse Effect or (ii) a material adverse effect on the rights or remedies of the Lenders or the Agents hereunder or under any other Credit Document or on the ability of the Credit Parties taken as a whole to perform their obligations under the Credit Documents.

             (g)  Approvals.  All necessary material governmental and third
                  ---------
party approvals (other than those set forth on Annex VIII) in connection with the Credit Documents (including, without limitation, all necessary material approvals required by the FCC and the applicable PUCs) shall have been obtained and remain in effect.

             (h)  Subsidiary Guaranty.  Each Intermediary Holding Company that
                  -------------------
is a Subsidiary on the Closing Date shall have duly authorized, executed and delivered a Subsidiary Guaranty in the form of Exhibit F hereto (as modified, amended, amended and restated or supplemented from time to time in accordance with the terms hereof and thereof, the "Subsidiary Guaranty"), and the Subsidiary Guaranty shall be in full force and effect.

             (i)  Pledge Agreement.  The Borrower and each Parent Company that
                  ----------------
is a Subsidiary on the Closing Date shall have each duly authorized, executed and delivered a Pledge Agreement in the form of Exhibit G (as modified, amended, amended and restated or supplemented from time to time in accordance with the terms thereof and hereof, the "Pledge Agreement") and shall have delivered to the Collateral Agent, as pledgee thereunder, all of the certificates representing the Pledged Securities owned by such Persons, endorsed in blank or accompanied by executed and undated stock powers, and the Pledge Agreement shall be in full force and effect.

             (j)  Solvency.  The Borrower shall have delivered to the
                  --------
Administrative Agent, a solvency certificate, dated the Closing Date and in the form of Exhibit H hereto.

             (k)  Capital Contribution Agreement.  The Specified Shareholders
                  ------------------------------
shall have duly authorized, executed and delivered an agreement (the "Capital Contribution Agreement") in the form of Exhibit I hereto and such Capital Contribution Agreement shall be in full force and effect.

             (l)  Consent Letter.  The Administrative Agent shall have received
                  --------------
a letter from CT Corporation System, substantially in the form of Exhibit J hereto, indicating its consent to its appointment by each Credit Party as its agent to receive service of process.

             (m)  Refinancing.  On the Closing Date and concurrently with the
                  -----------
incurrence of Loans on such date, (x) the Indebtedness to be Refinanced (other than the CoBank Continuing Loans converted pursuant to Section 1.01(b)(B)) shall have been repaid in full, together with interest thereon, (y) the CoBank Continuing Loans shall have been converted into C Term Loans-Fixed Rate pursuant to Section 1.01(b)(B) and (z) the creditors under the Indebtedness to be Refinanced shall have terminated and released all security interests in and Liens on the capital stock of and/or assets owned by the Borrower or any of its Subsidiaries, and the Administrative Agent shall have received evidence (including releases) in form, scope and substance satisfactory to it that the matters set forth in this Section 4.01(m) have been satisfied at such time.

             (n)  Fees.  The Borrower shall have paid to the Agents and the
                  ----
Lenders all Fees and expenses agreed upon by such parties to be paid on or prior to the Closing Date (for which, in the case of legal fees and expenses, the Borrower shall have received in advance a written invoice in reasonable detail).

             4.02  Conditions Precedent to Term Loans and RF Loans. The
                   -----------------------------------------------
obligation of the Lenders to make Term Loans and/or RF Loans on any date (including on the Closing Date) to finance an Acquisition is subject, at the time of such incurrence of such Loans, to the satisfaction of the following conditions:

             (a)  Consummation of the Acquisition, etc.  The Acquisition being
                  -------------------------------------
financed with the proceeds of such Term Loans and/or RF Loans (x) shall have received all requisite board of directors and shareholder approval and (y) shall have been consummated in accordance with the Acquisition Documents relating to such Acquisition (the "Applicable Acquisition Documents") and all applicable laws, and the Administrative Agent shall have received true and correct copies of each of the Applicable Acquisition Documents, certified as such by an Authorized Officer of the Borrower, each of which shall have been duly authorized, executed and delivered by the parties thereto and shall be in full force and effect and in form and substance reasonably satisfactory to the Agents (it being agreed that the Acquisition Documents relating to the Ellensburg Acquisition and the Taconic Acquisition in the form delivered to the Agents prior to the Effective Date are satisfactory to the Agents except as modified by schedules subsequently delivered and that any increase in the purchase price under the Acquisition Documents relating to the Ellensburg Acquisition unspecified in amount shall, to the extent in excess of $5 million, be satisfactory to the Agents). On or prior to such time, all conditions precedent set forth in the Applicable Acquisition Documents shall have been satisfied, or waived or consented to with the consent of the Agents, not to be unreasonably withheld (with all conditions stated to require the approval or satisfaction of, or to be acceptable to, the Borrower and/or any Subsidiary to require the approval or satisfaction of, or to be acceptable to, the Agents, not be unreasonably withheld) and all applicable waiting periods with respect thereto have expired without, in all such cases, any action being taken by any competent authority which imposes material adverse conditions upon the consummation of such Acquisition.

             (b)  Capital Contributions.  If the Acquisition being financed is
                  ---------------------
the Ellensburg Acquisition or the Taconic Acquisition, the Borrower shall have received at the time of the consummation of such Acquisition additional cash common equity investments from the Borrower's shareholders aggregating (without duplication) $15.0 million in the case of the Ellensburg Acquisition and/or $16.3 million in the case of the Taconic Acquisition, as the case may be.

             (c)  Opinions.  The Administrative Agent shall have received an
                  --------
opinion or opinions, addressed to each Agent and each Lender, and dated the date of such Loans, from Paul, Hastings, Janofsky & Walker LLP (and/or other counsel reasonably acceptable to the Agents) covering the matters contained in Exhibit D-1 relating to the Acquisition being financed and the Persons becoming Credit Parties as a result thereof, which opinion shall be in form and substance reasonably satisfactory to the Agents.

             (d)  Corporate Proceedings.  The Administrative Agent shall have
                  ---------------------
received a certificate dated the date of such Loans, signed by an Authorized Officer of the Borrower in the form of Exhibit E hereto (but only to the extent relating to the Acquisition being financed and the new Credit Parties resulting from such Acquisition), together with all organizational documents and resolutions referred to therein, and all the foregoing shall be reasonably satisfactory to the Agents, (y) all the documentation specified in Section 4.01(d) to the extent relating to such new Credit Parties shall have been made available to the Administrative Agent and (z) each of such new Credit Parties shall have duly authorized, executed and delivered (i) a counterpart of the Subsidiary Guaranty (if an Intermediary Holding Company) and/or (ii) a counterpart of the Pledge Agreement (if a Parent Company) and, in such case, shall have delivered to the Collateral Agent, as pledgee thereunder, all of the certificates representing the Pledged Securities owned by such new Credit Parties, endorsed in blank or accompanied by executed and undated stock powers.

             (e)  Litigation.  There shall be no material actions, suits or
                  ----------
proceedings pending or, to the knowledge of the Borrower, threatened (a) with respect to the Acquisition being financed or (b) which either Agent shall reasonably determine has had or is reasonably likely to have a Material Adverse Effect.

             (f)  Audits and Financial Statements for Certain Acquisitions.  (i)
                  --------------------------------------------------------
If the Acquisition being financed is the El Paso Acquisition or the Chouteau Acquisition, each of the Lenders shall have received an audit of the financial statements referred to in

Section 5.10(b)(iii) or (iv), as the case may be, prepared by Kiesling Associates LLP (in the case of the financial statements of El Paso) and Sartain, Fischbein & Company (in the case of the financial statements of Chouteau), which accounting firm shall have delivered an unqualified opinion in respect thereof.

                    (ii) If the Acquisition being financed is the UI Acquisition, each of the Lenders shall have received the consolidated balance sheet of UI as at December 31, 1997 and the related consolidated statements of operations and cash flows for the period ended as of said date, audited by an independent accounting firm reasonably acceptable to the Agents, who shall have delivered an unqualified opinion in respect thereof, which statements shall have been prepared in accordance with GAAP and practices consistently applied, except to the extent, if any, provided in the notes thereto and shall present fairly the consolidated financial position of UI at the date thereof and the results for the period covered thereby in accordance with GAAP, except to the extent, if any, provided in the notes thereto.

             (g)  Refinancing.  (i) Except to the extent such security interets
                  -----------
and Liens are otherwise permitted by Section 7.03, the creditors of the Acquired Company or Companies to be acquired with the proceeds of such Loans shall have terminated and released all security interests in and Liens on the capital stock and/or assets owned by such Acquired Company or Companies to the satisfaction of the Administrative Agent, (ii) the Administrative Agent shall have received evidence (including releases) in form, scope and substance satisfactory in that the matters set forth in clause (i) above have been satisfied at such time and
(iii) except in the case of any Acquisition consummated on the Closing Date, the Borrower shall have delivered to the Administrative Agent a revised Annex V, modified to include Liens on the assets of such Acquired Companies that are to remain outstanding, that is satisfactory to the Administrative Agent.

             4.03  Conditions Precedent to All Loans.  The obligation of each
                   ---------------------------------
Lender to make Loans (including Loans made on the Closing Date) is subject, at the time of the making of each such Loan, to the satisfaction of the following conditions:

             (a)  Notice of Borrowing.  The Administrative Agent shall have
                  -------------------
received a Notice of Borrowing meeting the requirements of Section 1.03.

             (b)  No Default; Representations and Warranties.  At the time of
                  ------------------------------------------
each making of Loans and also after giving effect thereto, (i) there shall exist no Default or Event of Default and (ii) all representations and warranties made by any Credit Party contained herein or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Loans, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date.

             (c)  Senior Leverage Ratio.  No Loans may be made at any time when
                  ---------------------
the Senior Leverage Ratio is above 4.0 to 1.0 except for the incurrence of (i) Loans to finance the Specified Purposes, (ii) RF Loans in an aggregate outstanding amount not to exceed $30 million to be used solely to finance working capital purposes and (iii) RF Loans in an aggregate amount at the time of the incurrence thereof equal to an Interim Prepayment Amount outstanding at such time to the extent such RF Loans are used to fund an Acquisition or a Permitted Acquisition effected pursuant to the Reinvestment Election that created such Interim Prepayment Amount and/or to repay Term Loans as required on the Reinvestment Prepayment Date with respect to such Reinvestment Election.

             The acceptance of the benefits of each Loan shall constitute a representation and warranty by the Borrower that all of the applicable conditions specified in Section 4.01 (in the case of Loans on the Closing Date),
4.02 (in the case of Term Loans and/or RF Loans incurred to finance Acquisitions) and/or 4.03 (in the case of all Loans), as the case may be, have been satisfied as of that time. All of the certificates, legal opinions and other documents and papers referred to in Sections 4.01 and 4.02, unless otherwise specified, shall be delivered to the Administrative Agent for the benefit of each of the Lenders and, except for the Notes, in sufficient counterparts for each of the Lenders and shall be reasonably satisfactory in form and substance to the Agents.

             SECTION 5.  Representations, Warranties and Agreements.  In order
                         ------------------------------------------
to induce the Lenders to enter into this Agreement and to make the Loans, the Borrower makes the following representations and warranties to, and agreements with, the Lenders, all of which shall survive the execution and delivery of this Agreement and the making of the Loans:

             5.01  Corporate Status.  Each of the Borrower and its Subsidiaries
                   ----------------
(i) is a duly organized and validly existing corporation and is in good standing, in each case under the laws of the jurisdiction of its organization and has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and (ii) is duly qualified and is authorized to do business and, to the extent relevant, is in good standing in all jurisdictions where it is required to be so qualified and where the failure to be so qualified, authorized or in good standing is reasonably likely to have a Material Adverse Effect.

             5.02  Corporate Power and Authority.  Each Credit Party has the
                   -----------------------------
corporate power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary action to authorize the execution, delivery and performance of the Credit Documents to which it is a party. Each Credit Party has duly executed and delivered each Credit Document to which it is a party and each such Credit Document constitutes the legal, valid and binding obligation of such Person enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (regardless of whether enforcement is sought in equity or at law).

             5.03  No Violation.  Neither the execution, delivery or performance
                   ------------
by any Credit Party of the Credit Documents to which it is a party nor compliance with the terms and provisions thereof, (i) will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (ii) will (after giving effect to the Refinancing) conflict or be inconsistent with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or (other than pursuant to the Pledge Agreement) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Borrower or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust or other material agreement or instrument to which the Borrower or any of its Subsidiaries is a party or by which it or any of its property or assets are bound or to which it may be subject or (iii) will violate any provision of the organizational documents (including by-laws) of the Borrower or any of its Subsidiaries.

             5.04  Litigation.  There are no actions, suits or proceedings
                   ----------
pending or, to the knowledge of the Borrower, threatened with respect to the Borrower or any of its Subsidiaries (i) that have had, or that are reasonably likely to have, a Material Adverse Effect or (ii) that have, or that are reasonably likely to have had, a material adverse effect on the rights or remedies of the Lenders or on the ability of the Credit Parties taken as a whole to perform their obligations under the Credit Documents.

             5.05  Use of Proceeds; Margin Regulations.  (a)  The proceeds of
                   -----------------------------------
all Term Loans shall be utilized to finance the Acquisitions, to effect the Refinancing, to retire Existing Warrants, to repurchase outstanding shares of preferred stock of the Borrower having an aggregate liquidation preference of $130,164 for an aggregate purchase price equal to such liquidation preference plus accrued dividends of $12,131 (the "Preferred Repurchase") and to pay certain fees and expenses relating to the Transaction (all of the foregoing, collectively, the "Specified Purposes").

             (b) (i) The proceeds of RF Loans may be used for working capital and capital expenditure requirements (including to finance Permitted CLEC Expenditures), to effect the Preferred Repurchase and to retire Existing Warrants and, on and after the B Utilization Date, to finance Acquisitions and Permitted Acquisitions.

             (c) The proceeds of AF Loans may only be used (x) to finance capital expenditure requirements and Permitted Acquisitions and/or (y) to repay RF Loans to the extent that the proceeds of such RF Loans had been used to finance capital expenditure requirements and/or Permitted Acquisitions.

             (d) Neither the making of any Loan hereunder, nor the use of the proceeds thereof, will violate the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System and no part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock, provided that proceeds of AF Loans may be utilized to purchase Margin Stock if (A) such purchase (x) is pursuant to a Permitted Acquisition of the Person issuing such Margin Stock and (y) is effected pursuant to a friendly transaction (as determined by the Agents) not in violation of such Regulations G, T, U or X and
(B) at no time shall the market value of all Margin Stock held by the Borrower and its Subsidiaries exceed 25% of the consolidated total assets of the Borrower subject to Sections 7.02 and 7.03.

             5.06  Governmental Approvals.  Except for (x) such approvals set
                   ----------------------
forth on Annex VIII as have not been obtained and (y) such consents, approvals and filings as have been obtained or made on or prior to the Closing Date and remain in full force and effect, no order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority (including, without limitation, the FCC and applicable PUCs), or any subdivision thereof, is required to authorize or is required in connection with (i) the execution, delivery and performance of any Credit Document or (ii) the legality, validity, binding effect or enforceability of any Credit Document.

             5.07  Investment Company Act.  Neither the Borrower nor any of its
                   ----------------------
Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

             5.08  Public Utility Holding Company Act.  Neither the Borrower nor
                   ----------------------------------
any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

             5.09  True and Complete Disclosure.  All factual information (taken
                   ----------------------------
as a whole) heretofore or contemporaneously furnished by or on behalf of the Borrower in writing to the Agents for purposes of or in connection with this Agreement or any transaction contemplated herein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of any Credit Party in writing to the Lenders hereunder will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided. The projections and pro
                                                                             ---
forma financial information contained in such materials are based on good faith
-----
estimates and assumptions believed by the Borrower to be reasonable at the time made (it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results and that such assumptions and estimates may prove to be inaccurate).

             5.10  Financial Condition; Financial Statements.  (a)  On and as of
                   -----------------------------------------
the Closing Date, on a pro forma basis after giving effect to the Transaction
                       --- -----
(determined as if each Acquisition (other than the UI Acquisition) was consummated on the Closing Date) and all Indebtedness incurred, and to be incurred (including, without limitation, the Loans and the application of the proceeds thereof), and Liens created, and to be created, by each Credit Party in connection therewith, (x) the fair valuation of all of the tangible and intangible assets of the Borrower and its Subsidiaries (on a consolidated basis) will exceed their debts, (y) the Borrower and its Subsidiaries will not have incurred or intended to incur debts beyond their ability to pay such debts as such debts mature and (z) the Borrower and its Subsidiaries will not have unreason ably small capital with which to conduct their business. For purposes of this Section 6.10, "debt" means any liability on a claim, and "claim" means
(i) the right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (ii) the right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

             (b) (i) The consolidated balance sheet of Ellensburg as at December 31, 1997 and the related consolidated statements of operations and cash flows for the period ended as of said date, which have been audited by Moss-Adams LLP, who delivered an unqualified opinion in respect thereof, (ii) the consolidated balance sheet of Taconic as at December 31, 1997 and the related consolidated statements of operations and cash flows for the period ended as of said date, which have been audited by KPMG Peat Marwick LLP, who delivered an unqualified opinion in respect thereof, (iii) the consolidated balance sheet of El Paso as at December 31, 1997 and the related consolidated statements of operations and cash flows for the period ended as of said date, and (iv) the consolidated balance sheet of Chouteau as at December 31, 1997 and the related consolidated statements of operations and cash flows for the period ended as of said date, copies of all of which have heretofore been furnished to each Lender, present fairly the consolidated financial position of the respective Acquired Companies at the dates of said statements and the results for the periods covered thereby in accordance with GAAP, except to the extent provided in the notes to said financial statements. All such financial statements have been prepared in accordance with GAAP and practices consistently applied except to the extent provided in the notes to said financial statements. The pro forma
                                                                   --- -----
consolidated balance sheet of the Borrower as of December 31, 1997, a copy of which has heretofore been furnished to each Lender, presents a good faith estimate of the consolidated pro forma financial condition of the Borrower
                             --- -----
(after giving effect to the Transaction, including the consummation of each Acquisition (other than the UI Acquisition) and all Indebtedness incurred or to be incurred in connection therewith) as at the date thereof. Nothing has occurred since December 31, 1997 that has had or is reasonably likely to have a Material Adverse Effect.

             (c)  Except as reflected in the financial statements described in
Section 5.10(b) or in the footnotes thereto, there were as of the Closing Date no liabilities or obligations with respect to the Borrower or any of its Subsidiaries (or any of the Acquired Companies) of a nature (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, is reasonably likely to be material to the Borrower and its Subsidiaries (after giving effect to each Acquisition other than the UI Acquisition) taken as a whole, except as incurred in the ordinary course of business consistent with past practices.

             5.11  Security Interests.  At any time on or after the Closing
                   ------------------
Date, the Pledge Agreement creates, as security for the obligations purported to be secured thereby, a valid and enforceable Lien on all of the Collateral subject thereto at such time, at such time superior to and prior to the rights of all third Persons and subject to no other Liens (except for Liens permitted under Section 7.03(a)), in favor of the Collateral Agent for the benefit of the Secured Creditors, which Lien has been perfected under applicable law. No filings or recordings are required in order to perfect, or continue the perfection of, the Lien on the Pledged Securities created under the Pledge Agreement, except for filings or recordings required in connection with the Pledge Agreement which shall have been made on or prior to the Closing Date or as otherwise required in accordance with the terms of the Pledge Agreement.

             5.12  Acquisitions.  All representations and warranties by the
                   ------------
Borrower or any Subsidiary thereof formed to effect any Acquisition set forth in the Acquisition Documents relating to Acquisitions that have been consummated and, to the knowledge of the Borrower, all representations and warranties made by all other Persons in such Acquisition Documents, were true and correct in all material respects as of the time such representations and warranties were made and shall be true and correct in all material respects as of the date Term Loans and/or RF Loans are incurred to finance such Acquisition as if such representations and warranties were made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

             5.13  Tax Returns and Payments.  Each of the Borrower and its
                   ------------------------
Subsidiaries has filed all federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all material taxes and assessments payable by it which have become due, except for those contested in good faith and adequately disclosed and fully provided for on the financial statements of the Borrower and its Subsidiaries if and to the extent required by GAAP. Each of the Borrower and its Subsi diaries has at all times paid, or has provided adequate reserves (in the good faith judgment of the management of the Borrower) for the payment of, all federal, state and foreign income taxes applicable for all prior fiscal years which are still open for audit and for the current fiscal year to date. There is no action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of the Borrower, threatened by any authority regarding any taxes relating to the Borrower or any of its Subsidiaries which is reasonably likely to have a Material Adverse Effect.

          5.14  Compliance with ERISA.  (i) Annex IV sets forth each Plan and
                ---------------------
Multiemployer Plan; (ii) except as set forth on Annex IV, each Plan (and each related trust, insurance contract or fund) is in substantial compliance with its terms and with all applicable laws, including without limitation ERISA and the Code; each Plan which is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Section 401(a) of the Code; except as set forth on Annex IV, no Reportable Event has occurred with respect to a Plan; to the knowledge of the Borrower, no Multiemployer Plan is insolvent or in reorganization; except as set forth on Annex IV, no Plan has an Unfunded Current Liability which, when added to the aggregate amount of Unfunded Current Liabilities with respect to all other Plans, exceeds $750,000; no Plan which is subject to Section 412 of the Code or Section 302 of ERISA has an accumulated funding deficiency, within the meaning of such sections of the Code or ERISA, or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA; all contributions required to be made with respect to a Plan or a Multiemployer Plan have been timely made; neither the Borrower nor any Subsidiary nor any ERISA Affiliate has incurred any material liability (including any indirect, contingent or secondary liability) to or on account of a Plan or a Multiemployer Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section
401(a)(29), 4971 or 4975 of the Code or reasonably expects to incur any such liability under any of the foregoing sections with respect to any Plan or any Multiemployer Plan; no condition exists which presents a material risk to the Borrower or any Subsidiary or any ERISA Affiliate of incurring a material liability to or on account of a Plan or, to the knowledge of the Borrower, of any Multiemployer Plan pursuant to the foregoing provisions of ERISA and the Code; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan which is subject to Title IV of ERISA; except as would not result in any material liability, no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, or to the best knowledge of the Borrower expected or threatened; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of the Borrower and its Subsidiaries and its ERISA Affiliates to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date of the most recent Loan incurrence, would not exceed $15,000; except as would not result in a material liability, each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of the Borrower, any Subsidiary or any ERISA Affiliate has at all times been operated in compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code; no lien imposed under the Code or ERISA on the assets of the Borrower or any Subsidiary or any ERISA Affiliate exists or is reasonably likely to arise on account of any Plan; and the Borrower and its Subsidiaries do not maintain or contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan the obligations with respect to which could reasonably be expected to have a material adverse effect on the ability of the Borrower to perform its obligations under this Agreement.

          5.15  Subsidiaries.  On and as of the Closing Date and after giving
                ------------
effect to the consummation of the Acquisitions effected on such date, the Borrower has no Subsidiaries other than those Subsidiaries listed on Annex III, which correctly sets forth, as of the Closing Date and after giving effect to the consummation of the Acquisitions effected on such date, the percentage ownership (direct and indirect) of the Borrower in each class of capital stock of each of its Subsidiaries and also identifies the direct owner thereof.

          5.16  Intellectual Property.  Each of the Borrower and its
                ---------------------
Subsidiaries owns or holds a valid transferable license to use all the patents, trademarks, service marks, trade names, technology, know-how, copyrights, licenses, franchises and formulas or rights with respect to the foregoing, that are used in the operation of the business of the Borrower or such Subsidiary as presently conducted and are material to such business where the failure to own or hold a valid license is reasonably likely to have a Material Adverse Effect.

          5.17  Environmental Matters.  Each of the Borrower and its
                ---------------------
Subsidiaries is in material compliance with all applicable Environmental Laws governing its business for which failure to comply is reasonably likely to have a Material Adverse Effect, and neither the Borrower nor any of its Subsidiaries is liable for any material penalties, fines or forfeitures for failure to comply with any of the foregoing in the manner set forth above. All licenses, permits, registrations or approvals required for the business of the Borrower and each of its Subsidiaries under any Environmental Law have been secured and each of the Borrower and its Subsidiaries is in substantial compliance therewith, except such licenses, permits, registrations or approvals the failure to secure or to comply therewith is not reasonably likely to have a Material Adverse Effect. There are no Environmental Claims pending or, to the knowledge of the Borrower threatened, against the Borrower or any of its Subsidiaries wherein any decision ruling or finding is reasonably likely to have a Material Adverse Effect.

          5.18  Labor Relations.  No Credit Party is engaged in any unfair labor
                ---------------
practice that is reasonably likely to have a Material Adverse Effect. There is
(i) no unfair
labor practice complaint pending against any Credit Party or, to the Borrower's knowledge, threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against any Credit Party or, to the Borrower's knowledge, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against any Credit Party or, to the Borrower's knowledge, threatened against any Credit Party and (iii) no union representation question, to the Borrower's knowledge, existing with respect to the employees of any Credit Party and no union organizing activities, to the Borrower's knowledge, are taking place, except with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate, such as is not reasonably likely to have a Material Adverse Effect.

          5.19  Compliance with Statutes, etc.  Each of the Borrower and its
                ------------------------------
Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the owner ship of its property, except such non-compliance as has not had, and is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

          SECTION 6.  Affirmative Covenants.  The Borrower hereby covenants and
                      ---------------------
agrees that until the Commitments have terminated, no Notes are outstanding and the Loans, together with interest, Fees and all other Obligations (other than any indemnities described in Section 11.13 which are not then owing) incurred hereunder, are paid in full:

          6.01  Information Covenants.  The Borrower will furnish to each
                ---------------------
Lender:

          (a)   Annual Financial Statements.  Within 90 days after the close of
                ---------------------------
each fiscal year of the Borrower, the consolidated and consolidating balance sheet of the Borrower and the Intermediary Holding Companies, as at the end of such fiscal year and the related consolidated and consolidating statements of operations and of cash flows for such fiscal year, and in each case setting forth comparative consolidated and consolidating figures for the preceding fiscal year, and (x) in the case of consolidated statements, examined by independent certified public accountants of recognized national standing whose opinion shall not be qualified as to the scope of audit and as to the status of the Borrower as a going concern or (y) in the case of consolidating statements, certified by the chief financial officer of the Borrower, together with a certificate of such accounting firm stating that in the course of its regular audit of the business of the Borrower and the Intermediary Holding Companies, which audit was conducted in accordance with generally accepted auditing standards, no Default or Event of Default which has occurred and is continuing has come to their attention or, if such a Default or Event of Default has come to their attention a statement as to the nature thereof.

          (b)  Quarterly Financial Statements.  Within 45 days after the close
               ------------------------------
of each of the first three quarterly accounting periods in each fiscal year commencing March 31, 1998, the consolidated and consolidating balance sheet of the Borrower and the Intermediary Holding Companies, as at the end of such quarterly period and the related consolidated and consolidating statements of operations and of cash flows for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and in each case setting forth comparative consolidated and consolidating figures for the related periods in the prior fiscal year, all of which shall be in reasonable detail and certified by the chief financial officer or controller of the Borrower, subject to changes resulting from audit and normal year-end audit adjustments.

          (c)  Monthly Reports.  Commencing April 30, 1998, within 45 days after
               ---------------
after the end of each monthly accounting period of the fiscal years ended December 31, 1998 and December 31, 1999 (other than the last monthly accounting period in any such fiscal year), the internally prepared consolidating income statements of the Borrower and the Intermediary Holding Companies for such period, all of which shall be certified by the chief financial officer or controller of the Borrower subject to changes resulting from audit and normal year-end audit adjustments.

          (d)  Budgets; etc.  Not more than 30 days after the commencement of
               -------------
each fiscal year of the Borrower ending after the Closing Date, consolidated and consolidating budgets of the Borrower and its Subsidiaries in reasonable detail for each of the twelve months of such fiscal year as customarily prepared by management for its internal use setting forth, with appropriate discussion, the principal assumptions upon which such budgets are based. Together with each delivery of consolidated financial statements pursuant to Sections 6.01(a), (b) and (c), a comparison of the current year-to-date consolidated financial results for the Borrower against the consolidated budget of the Borrower required to be submitted pursuant to this clause (d) shall be presented.

          (e)  Officer's Certificates.  At the time of the  delivery of the
               ----------------------
financial statements provided for in Sections 6.01(a), (b) and (c), a certificate of the chief financial officer, controller or other Authorized Officer of the Borrower to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate in the case of the certificate delivered pursuant to Sections 6.01(a) and (b), shall set forth the calculations required to establish (I) the Leverage Ratio as at the last day of the fiscal year or fiscal quarter covered by such financial statements and (II) whether the Borrower and its Subsidiaries were in compliance with the provisions of Sections 7.11, 7.12 and 7.13 as at the end of such fiscal period.

          (f)  Notice of Default or Litigation.  Promptly, and in any event
               -------------------------------
within five Business Days after any officer of the Borrower obtains knowledge thereof, notice of (x) the occurrence of any event which constitutes a Default or Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto and (y) the commencement of, or any significant adverse development in, any litigation or governmental proceeding pending against the Borrower or any of its Subsidiaries which has had or is reasonably likely to have a Material Adverse Effect or has had or is reasonably likely to have a material adverse effect on the ability of the Credit Parties to perform their obligations under the Credit Documents.

          (g)   Other Information. Promptly upon transmission thereof, copies of
                -----------------
any filings and registrations with, and reports to, the Securities and Exchange Commission or any successor thereto (the "SEC") by the Borrower or any of its Subsidiaries, and with reasonable promptness, such other information or documents (financial or otherwise) as the Administrative Agent on its own behalf or on behalf of the Required Lenders may reasonably request from time to time.

          6.02  Books, Records and Inspections.  The Borrower will, and will
                ------------------------------
cause its Subsidiaries to, permit, upon reasonable notice to the chief financial officer, controller or any other Authorized Officer of the Borrower, officers and designated representatives of the Administrative Agent or the Required Lenders to visit and inspect any of the properties or assets of the Borrower and any of its Subsidiaries in their possession and to examine the books of account of the Borrower and any of its Subsidiaries and discuss the affairs, finances and accounts of the Borrower and of any of its Subsidiaries with, and be advised as to the same by, its and their officers and independent accountants, all at such reasonable times and intervals during normal business hours and to such reasonable extent as the Administrative Agent or the Required Lenders may desire.

          6.03  Insurance.  The Borrower will, and will cause each of its
                ---------
Subsidiaries to, at all times maintain in full force and effect insurance with reputable and solvent insurers in such amounts, covering such risks and liabilities and with such deductibles or self-insured retentions as are in accordance with normal industry practice. The Borrower will, and will cause each of its Subsidiaries to, furnish to the Administrative Agent on the Closing Date and thereafter annually, upon request of the Administrative Agent, a summary of the insurance carried.

          6.04  Payment of Taxes.  The Borrower will pay and discharge, and will
                ----------------
cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, would become a Lien or charge upon any material properties of the Borrower or any of its Subsidiaries, provided that neither the Borrower nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves (in the good faith judgment of the management of the Borrower) with respect thereto in accordance with GAAP.

          6.05  Corporate Franchises.  The Borrower will do, and will cause each
                --------------------
Subsidiary to do, or cause to be done, all things reasonably necessary to preserve and keep in full force and effect its existence and to preserve its material rights and franchises, other than those the failure to preserve which could not reasonably be expected to have a Material Adverse Effect, provided that any transaction permitted by Section 7.02 will not constitute a breach of this Section 6.05.

          6.06  Compliance with Statutes, etc.  The Borrower will, and will
                ------------------------------
cause each Subsidiary to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign (including all Environmental Laws), in respect of the conduct of its business and the ownership of its property other than those the non-compliance with which is not reasonably likely to have a Material Adverse Effect or have a material adverse effect on the ability of the Credit Parties to perform their obligations under the Credit Documents.

          6.07  ERISA.  As soon as possible and, in any event, within 10 days
                -----
after the Borrower knows or has reason to know of the occurrence of any of the following, the Borrower will deliver to each of the Lenders a certificate of the chief financial officer of the Borrower setting forth the full details as to such occurrence and the action, if any, that the Borrower, any Subsidiary or any ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Borrower, any Subsidiary, any ERISA Affiliate, the PBGC, a Plan or Multiemployer Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred (except to the extent that the Borrower has previously delivered to the Lender a certificate and notices (if any) concerning such event pursuant to the next clause hereof); that a contributing sponsor (as defined in
Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in sub section
 .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is
reasonably expected to occur with respect to such Plan within the following 30 days; that an accumulated funding deficiency, within the meaning of Section 412 of the Code or Section 302 of ERISA, has been incurred or an application may reasonably be expected to be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Plan; that any contribution required to be made with respect to a Plan or Multiemployer Plan has not been timely made; that a Plan or Multiemployer Plan has been or may be reasonably be expected to be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability which, when added to the aggregate amount of Unfunded Current Liabilities with respect to all other Plans, exceeds the aggregate amount of such Unfunded Current Liabilities that existed on the Closing Date by $100,000; that proceedings may reasonably be expected to be or have been instituted to terminate or appoint a trustee to administer a Plan which is subject to Title IV of ERISA; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Multiemployer Plan; that the Borrower, any Subsidiary or any ERISA Affiliate will or may reasonably be expected to incur any material liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan or Multiemployer Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409 or 502(i) or 502(l) of ERISA or with respect to a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code; or that the Borrower or any Subsidiary may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan in addition to the liability that existed on the Closing Date pursuant to any such plan or plans. Upon request by any Lender, the Borrower will deliver to such Lender a complete copy of the annual report (on Internal Revenue Service Form 5500-series) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Lenders pursuant to the first sentence hereof, copies of any records, documents or other information required to be furnished to the PBGC, and any material notices received by the Borrower, any Subsidiary or any ERISA Affiliate with respect to any Plan or Multiemployer Plan shall be delivered to the Lender no later than 10 days after the date such records, documents and/or information has been furnished to the PBGC or such notice has been received by the Borrower, the Subsidiary or the ERISA Affiliate, as applicable.

          6.08  Good Repair.  The Borrower will, and will cause each of its
                -----------
Subsidiaries to, ensure that its material properties and equipment used or useful in its business are kept in good repair, working order and condition, normal wear and tear excepted, and, subject to Section 7.05, that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, to the extent and in the manner useful or customary for companies in similar businesses.

          6.09  End of Fiscal Years; Fiscal Quarters.  The Borrower will, for
                ------------------------------------
financial reporting purposes, cause (i) each of its, and each of its Subsidiaries', fiscal years and fourth fiscal quarters to end on December 31 of each year and (ii) each of its, and each of its Subsidiaries', first three fiscal quarters to end on the last day of March, June and September of each year.

          6.10  Interest Rate Agreement.  The Borrower will enter into Interest
                -----------------------
Rate Agreements reasonably satisfactory to the Agents (x) no later than the date occurring 30 days after the Closing Date, to the extent, if any, necessary so that at least 25% of the aggregate outstanding principal amount of the Consolidated Debt at the time of the entering into of any such Interest Rate Agreement has a fixed interest rate or is covered by such Interest Rate Agreements for a period of at least two years following the Closing Date and (y) no later than the date occurring nine months after the Closing Date, to the extent, if any, necessary so that at least 50% of outstanding Consolidated Debt at the time of the entering into of any such Interest Rate Agreement has a fixed interest rate or is covered by such Interest Rate Agreements for a period of at least two years following the Closing Date.

          6.11  Approvals.  The Borrower will use reasonable best efforts to
                ---------
obtain as promptly as practicable after (i) the Closing Date, the approvals set forth in Annex VIII and (ii) the consummation of any Permitted Acquisition, any approvals not obtained on or prior to the date of the consummation of such Permitted Acquisition, provided that (x) it shall not be a default under this
Section 6.11 if the Borrower fails to obtain any such approval, after having used reasonable best efforts to obtain same and (y) the Borrower may cease to seek to obtain any such approvals if it has been advised by counsel or the applicable governmental agency that it will not, or is not reasonably likely to, obtain such approval, provided further that, in the event the Borrower is able to obtain any approval required to be obtained in accordance with the terms of this Section 6.11, the Borrower shall use reasonable best efforts to obtain as promptly as practicable after receipt of such approval, an opinion of local counsel reasonably satisfactory to the Administrative Agent covering the regulatory aspects of the respective Acquisition or Permitted Acquistion, as the case may be, which opinion shall be in form and substance reasonably satisfactory to the Administrative Agent.

          6.12  CoBank Capital.  The Borrower will purchase such participation
                --------------
certificates in CoBank as CoBank may require from time to time in accordance with its bylaws. The Borrower hereby consents and agrees that the amount of any distributions with respect to its patronage with CoBank that are made in qualified written notices of allocation (as defined in 26 U.S.C. 1388) and that are received by the Borrower from CoBank, will be taken into account by the Borrower at their stated Dollar amounts whether the distribution be evidenced by a participation certificate or other form of written notice that such distribution has been made and recorded in the name of the Borrower on the records of CoBank.

          SECTION 7.  Negative Covenants.  The Borrower hereby covenants and
                      ------------------
agrees that until the Commitments have terminated, no Notes are outstanding and the Loans, together with interest, Fees and all other Obligations (other than any indemnities described in Section 11.13 which are not then owing) incurred hereunder, are paid in full:

          7.01  Changes in Business.  The Borrower will not permit at any time
                -------------------
the business activities taken as a whole conducted by the Borrower and its Subsidiaries to be materially different from the business activities taken as a whole (including incidental activities) conducted by the Borrower and its Subsidiaries on the Closing Date (determined as if all the Acquisitions were consummated on such date) and businesses reasonably related thereto (the "Business").

          7.02  Consolidation, Merger, Sale or Purchase of Assets, etc.  The
                -------------------------------------------------------
Borrower will not, and will not permit any Subsidiary to, wind up, liquidate or dissolve its affairs, or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of all or any part of its property or assets (other than inventory or obsolete equipment or excess equipment no longer needed in the conduct of the business in the ordinary course of business) or purchase, lease or otherwise acquire all or any part of the property or assets of any Person (other than purchases or other acquisitions of inventory, leases, materials and equipment in the ordinary course of business) or agree to do any of the foregoing at any future time without a contingency relating to obtaining any required approval hereunder, except that the following shall be permitted:

          (a) (i) any Subsidiary may be merged or consolidated with or into, or be liquidated into, the Borrower or a Subsidiary Guarantor (so long as the Borrower or such Subsidiary Guarantor is the surviving corporation), or all or any part of its business, properties and assets may be conveyed, sold or transferred to the Borrower or any Subsidiary Guarantor, provided
                                                                      --------
     that neither the Borrower nor any Subsidiary Guarantor may be a party to any merger, consolidation or liquidation otherwise permitted by this clause
     (a) (i) involving a Person that is not a Subsidiary except in connection with a Permitted Acquisition, (ii) any Subsidiary that is not a Subsidiary Guarantor may be merged or consolidated with or into, or convey, sell or transfer its assets to, another Subsidiary that is not a Subsidiary Guarantor, provided that if the stock of either such Person was pledged pursuant to the Pledge Agreement the stock of the surviving entity or the transferee entity, as the case may be, shall also be pledged pursuant to a Pledge Agreement and (iii) each of Chautauqua & Erie Telephone Company and ST Long Distance Corporation may transfer CLEC assets to MJD TeleChoice, so long as the aggregate fair market value of all such assets so transferred by such Persons (determined in good faith by senior management of the Borrower) on and after the Closing Date does not exceed $5,000,000, provided that no such merger or consolidation otherwise permitted above between a Pledged Subsidiary and Non-Pledged Subsidiary, and no such conveyance, sale or transfer by a Pledged Subsidiary to a Non-Pledged Subsidiary, shall be permitted unless, after giving effect thereto, the Pro Forma EBITDA Test is satisfied;

          (b) capital expenditures to the extent within the limitations set forth in Section 7.05 hereof;

          (c) the investments, acquisitions and transfers or dispositions of properties permitted pursuant to Section 7.06;

          (d) each of the Borrower and any Subsidiary may lease (as lessee) real or personal property in the ordinary course of business (so long as such lease does not create a Capitalized Lease Obligation not otherwise permitted by Section 7.04(c));

          (e) licenses or sublicenses by the Borrower and its Subsidiaries of intellectual property in the ordinary course of business, provided, that
                                                               --------
     such licenses or sublicenses shall not interfere with the business of the Borrower or any Subsidiary;

          (f) (i) sales or dispositions of Non-Core Assets to the extent that the aggregate Net Cash Proceeds received from all such sales and dispositions permitted by this clause (f)(i) shall not exceed $40,000,000 in the aggregate and $25,000,000 in any fiscal year of the Borrower and
     (ii) additional sales or dispositions of assets to the extent that the aggregate Net Cash Proceeds received from all such sales and dispositions permitted by this clause (f)(ii) shall not exceed $2,500,000 in any fiscal year of the Borrower, provided that (x) each such sale or disposition pursuant to this clause (f) shall be in an amount at least equal to the fair market value thereof and for proceeds consisting of at least 85% cash and (y) the Net Cash Proceeds of any such sale are applied to repay the Loans to the extent required by Section 3.02(A)(c), provided further that
                                                         ----------------
     the sale or disposition of the capital stock of any Subsidiary of the Borrower pursuant to this clause (f) shall be prohibited unless it is for all of the outstanding capital stock of such Subsidiary owned by the Borrower and its Subsidiaries;

          (g)  the Acquisitions;

          (h)  leases and subleases permitted under Section 7.03(d) and (g);
     and

          (i)  Permitted Acquisitions.

          7.03 Liens.  The Borrower will not, and will not permit any of its
               -----
Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind (real or personal, tangible or intangible) of the Borrower or any such Subsidiary whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable or notes with recourse to the Borrower or any of its Subsidiaries) or assign any right to receive income, except:

          (a) Liens for taxes not yet delinquent or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Borrower) have been established;

          (b) Liens in respect of property or assets of the Borrower or any of its Subsidiaries imposed by law which were incurred in the ordinary course of business, such as carriers', warehousemen's and mechanics' Liens, statutory landlord's Liens, and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Borrower or any of its Subsidiaries or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien;

          (c) Liens created by or pursuant to this Agreement or the other Credit Documents;

          (d) Liens created pursuant to (x) Capital Leases in respect of Capitalized Lease Obligations permitted by Section 7.04(c) and (y) Capital Leases securing Permitted MJD Capital Debt;

          (e) Liens arising from judgments, decrees or attachments and Liens securing appeal bonds arising from judgments, in each case in circumstances not constituting an Event of Default under Section 8.09;

          (f) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money);

          (g) leases or subleases granted to others not interfering in any material respect with the business of the Borrower or any of its Subsidiaries;

          (h) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

          (i) Liens arising from precautionary UCC financing statement filings regarding operating leases entered into by the Borrower or any of its Subsidiaries in the ordinary course of business and statutory and common law landlords' liens under leases to which the Borrower or any of its Subsidiaries is a party;

          (j) purchase money Liens securing payables arising from the purchase by the Borrower or any Subsidiary Guarantor of any equipment or goods in the normal course of business, provided that such payables shall not constitute Indebtedness;

          (k) any interest or title of a lessor under any lease permitted by this Agreement;

          (l) Liens in existence on, and which are to continue in effect after, the Closing Date which are listed, and the property subject thereto described in, Annex V, plus extensions and renewals of such Liens, provided that (x) the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase from that amount outstanding at the time of any such extension or renewal and (y) any such extension or renewal does not encumber any additional assets or properties of the Borrower or any of its Subsidiaries;

          (m) Liens arising pursuant to purchase money mortgages or security interests securing Indebtedness representing the purchase price (or financing of the purchase price within 90 days after the respective purchase) of assets acquired by the Borrower or any Subsidiary after the Closing Date, provided that (x) any such Liens attach only to the assets so acquired, (y) the Indebtedness secured by any such Lien does not exceed 100%, nor is less than 70%, of the lesser of the fair market value or purchase price of the property being purchased at the time of the incurrence of such Indebtedness and (z) all Indebtedness secured by Liens created pursuant to this clause (m) (other than Permitted MJD Capital Debt) shall not exceed $5,000,000 at any time outstanding;

          (n) if (x) the Taconic Acquisition is consummated, Liens on assets of Taconic existing on the Closing Date and securing the Indebtedness of Taconic permitted by Section 7.04(f)(i); and (y) the UI Acquisition is consummated, Liens on assets of UI existing on the Closing Date and securing the Indebtedness of UI permitted by Section 7.04(f)(iii); and

          (o) Liens on property or assets acquired pursuant to a Permitted Acquisition, or on property or assets of a Person in existence at the time such Person is acquired pursuant to a Permitted Acquisition, in each case securing Permitted Acquired Debt, provided that (x) such Liens do not
                                       --------
     attach to the capital stock of any Subsidiary of the Borrower and (y) such Liens existed prior to, and were not incurred in contemplation of, such Permitted Acquisition and do not attach to any other asset of the Borrower or any of its Subsidiaries.

          7.04  Indebtedness.  The Borrower will not, and will not permit any
                ------------
of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

          (a) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

          (b) Indebtedness owing by (i) any Subsidiary Guarantor to another Subsidiary Guarantor or the Borrower, (ii) the Borrower to any Subsidiary Guarantor, (iii) any Subsidiary that is not a Subsidiary Guarantor to any other Subsidiary that is not a Subsidiary Guarantor, (iv) the Borrower or any Subsidiary Guarantor to any Subsidiary that is not a Subsidiary Guarantor, so long as such Indebtedness is subordinated to the Obligations on a basis satisfactory to the Administrative Agent and/or (v) any Subsidiary that is not a Subsidiary Guarantor to the Borrower and/or a Subsidiary Guarantor, so long as such Indebtedness constitutes a senior obligation and is evidenced by an intercompany note (which may be a grid note) pledged to the Collateral Agent pursuant to the Pledge Agreement;

          (c) Capitalized Lease Obligations initially incurred after the Closing Date, provided that the aggregate Capitalized Lease Obligations (exclusive of Permitted MJD Capital Debt) outstanding at any time under all Capital Leases entered into after Closing Date shall not exceed $2,000,000;

          (d) Indebtedness under Interest Rate Agreements to the extent entered into in compliance with Section 6.10;

          (e) Indebtedness incurred pursuant to purchase money mortgages permitted by Section 7.03(m);

          (f) if (i) the Taconic Acquisition is consummated and after giving effect thereto, up to $7 million of Indebtedness of Taconic, to the extent existing on the Closing Date, may remain outstanding after such consummation, less the aggregate amount of all repayments of principal thereon effected after the Closing Date, (ii) the Chouteau Acquisition is consummated and after giving effect thereto, up to $7 million of subordinated Indebtedness of the Borrower, in form and substance satisfactory to the Agents, that is issued in connection with such consummation less any repayments of principal made thereon and (iii) the UI Acquisition is consummated and after giving effect thereto, up to $12.51 million of Indebtedness of UI, to the extent existing on the Closing Date, may remain outstanding after such consummation, less the aggregate amount of all repayments of principal thereon effected after the Closing Date;

          (g) Indebtedness (the "Existing Indebtedness") in existence on, and which is to continue in effect after, the Closing Date and which is listed on Annex VI hereto, without giving effect to any subsequent extension, renewal or refinancing thereof except as permitted pursuant to Section 7.04(l);

          (h) Indebtedness of the Borrower or any of its Subsidiaries which may be deemed to exist in connection with agreements providing for indemnification, purchase price adjustments and similar obligations in connection with Permitted Acquisitions, Acquisitions or sales of assets permitted by this Agreement (so long as any such obligations are those of the Person making the respective acquisition or sale, and are not guaranteed by any other Person);

          (i)   Permitted Acquired Debt;

          (j) Permitted Subordinated Debt to the extent (I) the proceeds thereof are utilized to repay Loans to the extent required by Section 3.02(A)(a)(iii) and/or 3.02(A)(d) and (II) after giving effect to any incurrence of Permitted Subordinated Debt (and the use of the proceeds thereof), Section 7.12 shall be complied with as of the last day of the last fiscal quarter then ended (determined as if such Permitted Subordinated Debt had been issued on such last day);

          (k)   Permitted MJD Capital Debt;

          (l) Permitted Refinancing Indebtedness, so long as no Default or Event of Default is in existence at the time of the incurrence thereof and immediately after giving effect thereto;

          (m) Indebtedness of the Borrower consisting of (i) CLEC Back-Stop Letters of Credit and reimbursement obligations with respect thereto, so long as the aggregate outstanding stated amounts of all such letters of credit and reimbursement obligations do not exceed $1,000,000 at any time and (ii) Permitted Letters of Credit and reimbursement obligations with respect thereto, so long as the aggregate outstanding stated amounts of all such letters of credit and reimbursement obligations do not exceed $1,000,000 at any time; and

          (n) additional unsecured Indebtedness of the Borrower and the Subsidiary Guarantors not to exceed an aggregate outstanding principal amount of $5.0 million at any time.

          7.05  Capital Expenditures.  (a)  The Borrower will not, and will not
                --------------------
permit any of its Subsidiaries to, incur Consolidated Capital Expenditures, provided that the Borrower and its Subsidiaries may make (i) Permitted CLEC Expenditures and (ii) Other

Consolidated Capital Expenditures not to exceed in the aggregate in any fiscal year an amount equal to 30% of Consolidated EBITDA for such fiscal year.

          (b) In the event that the maximum amount which is permitted to be expended in respect of Other Consolidated Capital Expenditures during any fiscal year pursuant to Section 7.05(a) (without giving effect to this clause (b)) is not fully expended during such fiscal year, the maximum amount which may be expended during the immediately succeeding fiscal year pursuant to Section 7.05(a) shall be increased by such unutilized amount.

          7.06  Advances, Investments and Loans.  The Borrower will not, and
                -------------------------------
will not permit any of its Subsidiaries to, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to any Person, except:

          (a) the Borrower or any Subsidiary may invest in cash and Cash Equivalents;

          (b) the Borrower and any Subsidiary may acquire and hold receivables owing to them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms and/or reasonable extensions thereof;

          (c) the intercompany Indebtedness described in Section 7.04(b) shall be permitted;

          (d) loans and advances to officers, directors and employees in the ordinary course of business (x) for relocation purposes and/or the purchase from the Borrower of the capital stock (or options or warrants relating thereto) of the Borrower and (y) otherwise in an aggregate principal amount not to exceed $1 million at any time outstanding shall be permitted;

          (e) the Borrower and each Subsidiary may acquire and own investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

          (f) Interest Rate Agreements entered into pursuant to Section 6.10 shall be permitted;

          (g) advances, loans and investments in existence on the Effective Date and listed on Annex VII, without giving effect to any additions thereto or replacements thereof, shall be permitted;

          (h)   the Borrower and each Subsidiary may make capital contributions
     (i) to any of their Subsidiaries to the extent a Subsidiary Guarantor and
     (ii) to any Subsidiary that is not a Subsidiary Guarantor, if after giving effect thereto the aggregate capital contributions (net of any return thereon) made after the Closing Date permitted pursuant to this clause (ii) shall not exceed an amount equal to 25% of the Consolidated Capital Expenditures permitted to be made by the Borrower and its Subsidiaries during the then fiscal year of the Borrower;

          (i) Subsidiaries may be established or created in accordance with the provisions of Section 7.07;

          (j)   Acquisitions and Permitted Acquisitions shall be permitted;

          (k) investments constituting, or to be used to make, Permitted CLEC Expenditures by the Borrower and its Subsidiaries in any corporation that is (or, after giving effect to such investment, will be) directly or indirectly wholly-owned by the Borrower to the extent such corporation is engaged in no business other than the competitive local exchange carrier business (any such corporation, a "CLEC Company");

          (l) loans and investments not otherwise permitted by the foregoing clauses (a) through (k), provided that the aggregate amount of the loans and investments made pursuant to this clause (l) shall not exceed $2,000,000; and

          (m) the Borrower and its Subsidiaries may acquire and hold investments consisting of non-cash consideration received from sales of assets effected in accordance with the requirements of Sections 7.02(f).

          7.07  Limitation on Creation of Subsidiaries.  The Borrower will not,
                --------------------------------------
and will not permit any Subsidiary to, establish, create or acquire any direct Subsidiary; provided that the Borrower and its Subsidiaries shall be permitted to establish, create or acquire Wholly-Owned Subsidiaries (or 90%-Owned Subsidiaries in the case of Telcos), so long as (i) 100% of the capital stock of such new Subsidiary (if a Parent Company) or at least 90% of the capital stock of such new Subsidiary (if a TelCo) is pledged pursuant to the Pledge Agreement (provided that the stock of any new TelCo acquired or created pursuant to a Permitted Acquisition shall not have to be pledged if, after giving effect to the acquisition or creation thereof, the Pro Forma EBITDA Test is satisfied) and the certificates representing such stock, together with stock powers duly executed in blank, are delivered to the Collateral Agent and (ii) such new Subsidiary executes a counterpart of the Subsidiary Guaranty (in the case of a new Intermediary Holding Company) and/or the Pledge Agreement (in the case of a new Parent Company), in each case on the same basis (and to the same extent) as such

Subsidiary would have executed such Credit Documents if it were a Credit Party on the Closing Date.

          7.08  Modifications.  The Borrower will not, and will not permit any
                -------------
of its Subsidiaries to:

          (a) make (or give any notice in respect thereof) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due) or exchange of any Permitted Acquired Debt, any Indebtedness permitted by Section 7.04(f), any Permitted Subordinated Debt, any Permitted Refinancing Indebtedness or any Existing Indebtedness, provided that (i) the respective obligor may refinance any of the foregoing Indebtedness with the proceeds of Permitted Refinancing Indebtedness so long as no Default or Event of Default is in existence at the time of the incurrence of such Permitted Refinancing Indebtedness and immediately after giving effect thereto and (ii) in the event the Borrower has made a Special PSD Election and the Ellensberg Acquisition has not been consummated prior to the date occurring 45 days after such Special PSD Election, the Borrower may effect the Permitted PSD Repurchase;

          (b) amend or modify (or permit the amendment or modification of) in any manner adverse to the interests of the Lenders, any provisions of any Permitted Acquired Debt, any Permitted Refinancing Indebtedness, any Indebtedness permitted by Section 7.04(f), any Permitted Subordinated Debt or any Existing Indebtedness; and/or

          (c) amend, modify or change in any manner adverse to the interests of the Lenders the organizational documents (including by-laws) of any Credit Party, the Existing Warrants, any agreement entered into by the Borrower with respect to its capital stock, or any Acquisition Document or enter into any new agreement in any manner adverse to the interests of the Lenders with respect to the capital stock of the Borrower.

          7.09  Dividends, etc.  (a)  The Borrower will not, and will not permit
                ---------------
any of its Subsidiaries to, declare or pay any dividends (other than dividends payable solely in capital stock of such Person) or return any capital to, its stockholders, members and/or other owners or authorize or make any other distribution, payment or delivery of property or cash to its stockholders, members and/or other owners as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any shares of any class of its capital stock or other ownership interests now or hereafter outstanding (or any warrants for or options or stock appreciation rights in respect of any of such shares), or set aside any funds for any of the foregoing purposes, or permit any of its Subsidiaries to purchase or otherwise acquire for consideration any shares of any class of the capital stock or other ownership interests of the Borrower or any other Subsidiary, as the case may be, now or hereafter outstanding (or any options or warrants or stock appreciation rights issued by such Person with respect to its capital stock) (all of the foregoing "Dividends"), except that:

          (i) any Subsidiary may pay dividends or return capital or make distributions and other similar payments with regard to its capital stock or other membership interests to the Borrower or to another Subsidiary;

          (ii) the Borrower or any of its Subsidiaries may purchase the Minority Shares for an aggregate purchase price not to exceed $750,000;

          (iii) the Borrower, STE or Sidney Telephone may retire or redeem all the Existing Warrants on or after the Closing Date with the proceeds of Loans for the price required by the terms thereof, provided that none of the Borrower, STE or Sidney Telephone shall voluntarily agree to a price to be paid for the Existing Warrants (as opposed to a determination of such price by third parties as provided in the Existing Warrants) without the consent of the Agents (which consent shall not be unreasonably withheld);

          (iv)   the Preferred Repurchase shall be permitted to be effected; and

          (v) the Borrower may redeem or repurchase its stock (or options, warrants and/or appreciation rights in respect thereof) from shareholders, officers, employees, consultants and directors (or their estates) upon the death, permanent disability, retirement or termination of employment of any such Person or otherwise in accordance with any shareholder agreement, stock option plan or any employee stock ownership plan provided that (x) no Default or Event of Default is then in existence or would arise therefrom and (y) the aggregate amount of all cash paid in respect of all such shares, options, warrants and rights so redeemed or repurchased in any calendar year, does not exceed $1 million;

          (b) The Borrower will not, and will not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist (other than as a result of a requirement of law) any encumbrance or restriction which prohibits or otherwise restricts (A) the ability of any Subsidiary to (a) pay dividends or make other distributions or pay any Indebtedness owed to the Borrower or any Subsidiary, (b) make loans or advances to the Borrower or any Subsidiary, (c) transfer any of its properties or assets to the Borrower or any Subsidiary or
(B) the ability of any Subsidiary to create, incur, assume or suffer to exist any Lien upon its property or assets to secure the Obligations, other than prohibitions or restrictions existing under or by reason of: (i) this Agreement and the other Credit Documents; (ii) applicable law; (iii) customary non-assignment provisions entered into in the ordinary course of business and consistent with past practices; (iv) any restriction or encumbrance with respect to a Subsidiary imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the capital stock or assets of such Subsidiary, so long as such sale or disposition is permitted under this Agreement; (v) Liens permitted under Sections 7.03(d),
(m) and/or (n) and any documents or instruments governing the terms of any Indebtedness or other obligations secured by any such Liens, provided that such prohibitions or restrictions apply only to the assets subject to such Liens and
(vi) any agreement or instrument governing Permitted Acquired Debt, to the extent such restriction or encumbrance (x) is not applicable to any Person or the properties or assets of any Person (other than the Person or the properties or assets of the Person acquired pursuant to the respective Permitted Acquisition) and (y) was not created (or made more restrictive) in connection with or in anticipation of the respective Permitted Acquisition.

          7.10  Transactions with Affiliates.  The Borrower will not, and will
                ----------------------------
not permit any Subsidiary to, enter into any transaction or series of transactions after the Closing Date whether or not in the ordinary course of business, with any Affiliate other than on terms and conditions substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm's-length transaction with a Person other than an Affiliate, provided that the foregoing restrictions shall not apply to (i) transactions solely among Credit Parties and their 90%- Owned Subsidiaries, (ii) employment arrangements entered into in the ordinary course of business with officers of the Borrower and its Subsidiaries, (iii) customary fees paid to members of the Board of Directors of the Borrower and of its Subsidiaries, (iv) management fees paid to MJD Partners, Inc. during any fiscal year not in excess of 2.5% of Consolidated EBITDA for such year and, so long as no Default or Event of Default exists at the time of any such payment or would result therefrom, advisory fees paid to Kelso and Carousel during any fiscal year not in excess of 1% of Consolidated EBITDA for such year, (v) arrangements with directors, officers and employees not otherwise prohibited by this Agreement, (vi) payment of customary legal fees and expenses to Paul, Hastings, Janofsky & Walker LLP and (vii) the transactions set forth on Annex IX hereto.

          7.11  Interest Coverage Ratio.  (a) At any time prior to the Trigger
                -----------------------
Date, the Borrower will not permit the ratio of (i) Consolidated Annualized EBITDA as at the end of any fiscal quarter set forth below to (ii) Consolidated Interest Expense for the four quarters then ending to be less than the ratio set forth opposite such fiscal quarter:

       Fiscal Quarter Ending:
       ---------------------
        Ratio
        -----
       September 30, 1998

          through March 31, 1999             1.50 to 1.0
       June 30, 1999
          through September 30, 2000         1.75 to 1.0
       Thereafter                            2.00 to 1.0

          (b) At any time on and after the Trigger Date, the Borrower will not permit the ratio of (i) Consolidated Annualized EBITDA as of the end of any fiscal quarter set forth below to (ii) Consolidated Interest Expense for the four quarters then ending to be less than the ratio set forth opposite such fiscal quarter:

       Fiscal Quarter Ending:
       ---------------------
        Ratio
        -----
       Trigger Date
          through September 30, 2001    1.50 to 1.0
       December 31, 2001
          through September 30, 2002    1.70 to 1.0
       December 31, 2002
          through September 30, 2003    1.80 to 1.0
       Thereafter                       2.00 to 1.0

          7.12  Leverage Ratio.  (a)  At any time prior to the Trigger Date, the
                --------------
Borrower will not permit the Leverage Ratio determined as at the end of any fiscal quarter set forth below to be more than the ratio set forth opposite such fiscal quarter:

       Fiscal Quarter Ending:
       ---------------------
        Ratio
        -----
       June 30, 1998
          through March 31, 1999        6.50 to 1.0
       June 30, 1999
          through September 30, 2000    5.75 to 1.0
       December 31, 2000
          through September 30, 2001    5.50 to 1.0
       December 31, 2001
          through September 30, 2002    5.25 to 1.0
       December 31, 2002
          through September 30, 2003    5.00 to 1.0
       December 31, 2003

          through September 30, 2004    4.50 to 1.0
       Thereafter                       4.25 to 1.0

          (b) At any time on and after the Trigger Date, the Borrower will not permit the Leverage Ratio determined as at the end of any fiscal quarter set forth below to be more than the ratio set forth opposite such fiscal quarter:

       Fiscal Quarter Ending:
       ---------------------
        Ratio
        -----
       Trigger Date
          through September 30, 2002    6.50 to 1.0
       December 31, 2002
          through September 30, 2003    6.00 to 1.0
       Thereafter                       5.50 to 1.0

          7.13  Senior Leverage Ratio.  (a) At any time prior to the Trigger
                ---------------------
Date, the Borrower will not permit the Senior Leverage Ratio determined as at the end of any fiscal quarter set forth below to be more than the ratio set forth opposite such fiscal quarter:

       Fiscal Quarter Ending:
       ---------------------
        Ratio
        -----
       June 30, 1998
          through March 31, 1999        6.40 to 1.0

       June 30, 1999
          through September 30, 2000    5.50 to 1.0
       December 31, 2000
          through September 30, 2001    5.25 to 1.0
       December 31, 2001
          through September 30, 2002    5.00 to 1.0
       December 31, 2002
          through September 30, 2003    4.75 to 1.0
       December 31, 2003
          through September 30, 2004    4.25 to 1.0
       Thereafter                       4.00 to 1.0

provided that if (x) a contribution has to be made to the Borrower under the Capital Contribution Agreement as of June 30, 1999 pursuant to the terms thereof, (y) the full $15 million available under the Capital Contribution Agreement is so contributed and (z) after giving effect to such contribution and the concurrent repayment of Loans, the Senior Leverage Ratio on June 30, 1999 is 5.50 to 1.0 or above, then the maximum Senior Leverage Ratio permitted on June 30, 1999 shall be increased to 6.00 to
1.0 and such maximum Senior Leverage Ratio shall stay in effect until June 30, 2000, at which time the maximum Senior Leverage Ratio will decrease to 5.50 to 1.0, with the above table to be thereafter applicable.

          (b) At any time on and after the Trigger Date, the Borrower will not permit the Senior Leverage Ratio determined as at the end of any fiscal quarter set forth below to be more than the ratio set forth opposite such quarter:

     Fiscal Quarter Ending:
     ---------------------
     Ratio
     -----

     Trigger Date
       through September 30, 2001
     4.00 to 1.0
     December 31, 2001
       through September 30, 2002         3.75 to 1.0
     December 31, 2002
       though September 30, 2003          3.50 to 1.0
     Thereafter                           3.25 to 1.0

          7.14 Limitation On Issuance of Stock. The Borrower will not permit any
               -------------------------------
of its Subsidiaries, directly or indirectly, to issue any shares of such Subsidiary's capital stock or other securities (or warrants, rights or options to acquire shares or other equity securities), except (i) for replacements of then outstanding shares of capital stock, (ii) for stock splits, stock dividends and similar issuances which do not decrease the percentage ownership of the Borrower and its Subsidiaries taken as a whole in any class of the capital stock of such Subsidiary, (iii) for issuances to the Borrower or any of its Subsidiaries in connection with the creation of new Subsidiaries permitted under
Section 7.07, (iv) to qualify directors to the extent required by applicable law and (v) for shares of STE and Sidney Telephone issued in connection with the exercise of any of the Existing Warrants.

          7.15 Designated Senior Debt. The Borrower shall not designate any
               ----------------------
Indebtedness as Designated Senior Debt (as defined in the indenture governing Permitted Subordinated Debt).

          SECTION 8. Events of Default. Upon the occurrence of any of the
                      -----------------
following specified events (each, an "Event of Default"):

     8.01 Payments. The Borrower shall (i) default in the payment when due of
          --------
any principal of the Loans or (ii) default, and such default shall continue for five or more Business Days, in the payment when due of any interest on the Loans or any Fees or any other amounts owing hereunder or under any other Credit Document; or

     8.02 Representations, etc. Any representation, warranty or statement made
          --------------------
by any Credit Party herein or in any other Credit Document or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

     8.03 Covenants. Any Credit Party shall (a) default in the due performance
          ---------
or observance by it of any term, covenant or agreement contained in Section 6.10 or 7, or (b) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 8.01, 8.02 or clause (a) of this Section 8.03) contained in this Agreement and such default shall continue unremedied for a period of at least 30 days after written notice to the Borrower by the Administrative Agent or the Required Lenders; or

     8.04 Default Under Other Agreements. (a) The Borrower or any of its
          ------------------------------
Subsidiaries shall (i) default in any payment with respect to any Indebtedness (other than the Obligations) beyond the period of grace, if any, applicable thereto or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, any such Indebtedness to become due prior to its stated maturity; or (b) any such Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable (or shall be required to be prepaid as a result of a default thereunder or of an event of the type that constitutes an Event of Default) prior to the stated maturity thereof, provided that it shall not constitute an Event of Default pursuant to this Section 8.04 unless the aggregate principal amount of all Indebtedness referred to in clauses (a) and (b) above exceeds $3.0 million in the aggregate at any one time; or

     8.05 Bankruptcy, etc. The Borrower or any Material Subsidiary shall
          ---------------
commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Borrower or any of its Material Subsidiaries and the petition is not controverted within 20 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any of its Material Subsidiaries; or the Borrower or any of its Material Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any of its Material Subsidiaries; or there is commenced against the Borrower or any of its Material Subsidiaries any such proceeding which remains undismissed for a period of 60 days; or the Borrower or any of its Material Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or any of its Material Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Borrower or any of its Material Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by the Borrower or any of its Material Subsidiaries for the purpose of effecting any of the foregoing; or

     8.06 ERISA. (a) Any Plan or Multiemployer Plan shall fail to satisfy the
          -----
minimum funding standard required for any plan year or part thereof under
Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or Section 303 or 304 of ERISA, a Reportable Event shall have occurred, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to sub paragraph
(b)(1) thereof) and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Plan within the following 30 days, any Plan which is subject to Title IV of ERISA shall have had or is likely to have a trustee appointed to administer such Plan, any Plan or Multiemployer Plan which is subject to Title IV of ERISA is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made with respect to a Plan, Multiemployer Plan has not been timely made, the Borrower or any Subsidiary or any ERISA Affiliate has incurred or is likely to incur any liability to or on account of a Plan or Multiemployer Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or
Section 401(a)(29), 4971 or 4975 of the Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code, or the Borrower or any Subsidiary has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or Plans; (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) such lien, security interest or liability, individually, and/or in the aggregate, in the opinion of the Required Lenders, has had, or is reasonably likely to have, a Material Adverse Effect; or

     8.07 Pledge Agreement. (a) Except in each case to the extent resulting from
          ----------------
the negligent or willful failure of the Collateral Agent to continue to hold Pledged Securities under the Pledge Agreement, the Pledge Agreement shall cease to be, in any material respect, in full force and effect, or shall cease, in any material respect, to give the Collateral Agent the Liens, powers and privileges purported to be created thereby in favor of the Collateral Agent, or (b) any Credit Party shall default in the due performance or observance of any material term, covenant or agreement on its part to be performed or observed pursuant to the Pledge Agreement and such default shall continue for 15 or more days after written notice to the respective Credit Party by the Administrative Agent; or

     8.08 Subsidiary Guaranty. Any Subsidiary Guaranty or any material provision
          -------------------
thereof shall cease to be in full force and effect, or any Subsidiary Guarantor or any Person acting by or on behalf of such Subsidiary Guarantor shall deny or disaffirm such Subsidiary Guarantor's obligations under any Subsidiary Guaranty; or

     8.09 Judgments. One or more judgments or decrees shall be entered against
          ---------
the Borrower or any of its Subsidiaries involving a liability (to the extent not paid or covered by insurance) in excess of $3.0 million in the aggregate for all such judgments and decrees for the Borrower and its Subsidiaries and all such judgments and decrees in excess of such amount shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent shall, upon the written request of the Required Lenders, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent or any Lender to enforce its claims against any Subsidiary Guarantor or the Borrower, except as otherwise specifically provided for in this Agreement (provided that, if an Event of Default specified in Section 8.05 shall
           --------
occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and
(ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon the Commitment of each Lender shall forthwith terminate immediately and any Fees shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and all obligations owing hereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and (iii) enforce, as Collateral Agent (or direct the Collateral Agent to enforce), any and all of the Liens and rights created pursuant the Pledge Agreement.

     SECTION 9. Definitions. As used herein, the following terms shall have the
                -----------
meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural the singular:

          "Acquired Companies" shall mean each of the parent corporations that are acquired by the Borrower pursuant to the Acquisitions, and their respective Subsidiaries.

          "Acquisition Commitment" shall mean, with respect to each Lender, the amount, if any, specified by such Lender in a written notice to the Borrower and the Administrative Agent as its Acquisition Commitment in response to a written request by the Borrower to some or all of the then existing Lenders and to other Eligible Transferees acceptable to the Agents and the Borrower to provide Acquisition Commitments (or such lesser amount as is allocated to such Lender by the Agents if the aggregate Acquisition Commitments offered by all Lenders exceed the maximum Acquisition Commitments requested by the Borrower (which maximum shall not exceed $165 million) and which amount shall be set forth opposite such Lender's name in a revised Annex I prepared by the Administrative Agent directly below the column entitled "Acquisition Commitment," as the same may be (x) reduced or terminated from time to time pursuant to Section 2.02,
2.03 and/or 8 or (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 1.13 and/or 11.04.

          "Acquisition Documents" shall mean, with respect to any Acquisition, the Agreement and Plan of Merger executed by the Borrower, an Intermediary Holding Company, an acquisition Subsidiary and the respective Acquired Company (or other purchase or similar agreement) governing such Acquisition and all other material agreements and documents relating to such Acquisition, in the form delivered to the Administrative Agent pursuant to Section 4.02(a) and as same may be amended, modified, amended and restated or supplemented from time to time pursuant to the terms hereof and thereof.

          "Acquisition Facility" shall mean the Facility evidenced by the Total Acquisition Commitment.

          "Acquisitions" shall mean the Chouteau Acquisition, the Ellensburg Acquisition, the El Paso Acquisition, the Taconic Acquisition and the UI Acquisition.

          "Adjusted Total Acquisition Commitment" shall mean at any time the Total Acquisition Commitment less the aggregate Acquisition Commitment of all Defaulting Lenders.

          "Adjusted Total Revolving Commitment" shall mean at any time the Total Revolving Commitment less the aggregate Revolving Commitments of all Defaulting Lenders.

          "Administrative Agent" shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Administrative Agent appointed pursuant to Section 10.09.

     "AF Commitment Commission" shall have the meaning provided in Section 2.01(c).

     "AF Lender" shall mean at any time each Lender with an Acquisition Commitment or with outstanding AF Loans.

     "AF Loan" shall have the meaning provided in Section 1.01(d).

     "AF Note" shall have the meaning provided in Section 1.05(a).

     "AF/RF Maturity Date" shall mean September 30, 2004.

     "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

     "Agents" shall have the meaning provided in the first paragraph of this Agreement.

     "Agreement" shall mean this Credit Agreement, as the same may be from time to time further modified, amended, amended and restated and/or supplemented.

     "Anticipated Reinvestment Amount" shall mean, with respect to any Reinvestment Election, the amount specified in the Reinvestment Notice delivered by the Borrower in connection therewith as the amount of the Net Cash Proceeds from the related Asset Sale that the Borrower intends to use to finance one or more Acquisitions or Permitted Acquisitions within 180 days.

     "Applicable Acquisition Documents" shall have the meaning provided in
Section 4.02(a).

     "Applicable Base Rate Margin" shall mean (i) in the case of AF Loans and RF Loans, 1.50% less the Margin Reduction Discount, if any, (ii) in the case of B
             ----
Term Loans, 1.75% less the Margin Reduction Discount, if any and (iii) in the
                  ----
case of C Term Loans-Floating Rate, 2.00% less the Margin Reduction Discount, if
                                          ----
any.

     "Applicable CC Percentage" shall mean (i) .375% at any time the Applicable Eurodollar Margin for RF Loans is 1.50%; and (ii) .50% at all other times.

     "Applicable Eurodollar Margin" shall mean (i) in the case of AF Loans and RF Loans, 2.50% less the Margin Reduction Discount, if any, (ii) in the case of
                ----
B Term Loans, 2.75% less the Margin Reduction Discount, if any and (iii) in the
                    ----
case of C Term Loans-Floating Rate, 3.00% less the Margin Reduction Discount, if
                                          ----
any.

     "Asset Sale" shall mean and include (x) the sale, transfer or other disposition by the Borrower or any Subsidiary to any Person other than the Borrower or any Subsidiary Guarantor of any asset of the Borrower or such Subsidiary (other than sales, transfers or other dispositions in the ordinary course of business of inventory and/or obsolete or excess equipment) and/or (y) the receipt by the Borrower or any Subsidiary of any insurance, condemnation or similar proceeds in connection with a casualty or taking of any of its assets in excess of the costs incurred by the Borrower and its Subsidiaries in respect of such event and of repairing or replacing the assets so damaged, destroyed or taken but in all cases only to the extent that the aggregate Net Cash Proceeds of all such sales, transfers, dispositions and receipts in any fiscal year are in excess of $1,000,000.

     "Assignment Agreement" shall mean the Assignment Agreement in the form of Exhibit K (appropriately completed).

     "Authorized Officer" shall mean any senior officer of the Borrower designated as an authorized officer in writing to the Administrative Agent by the Borrower.

     "B Maturity Date" shall mean March 31, 2006.

     "B Term Commitment" shall mean, with respect to each Lender, (A) the amount, if any, set forth opposite such Lender's name on Annex I hereto directly below the column entitled "B Term Commitment" as the same may be (x) reduced or terminated from time to time pursuant to Section 2.02, 2.03 and/or 8 and/or (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 1.13 and/or 11.04 plus (B) the amount, if any, of a B Term Commitment of such Lender committed to pursuant to a B Term Commitment Renewal.

     "B Term Commitment Renewal" shall mean the providing of additional B Term Commitments from time to time after any mandatory repayment of B Term Loans and/or mandatory reduction of B Term Commitments pursuant to Section 2.03(b)(iii) or (iv) (each, a "B Reduction Event") in an aggregate amount (the "Additional B Commitment Amount"), selected by the Borrower, not to exceed the principal amount of the B Term Loans so repaid and the B Term Commitments so reduced, with any B Term Commitment Renewal to be effected by: (i) the Borrower requesting in writing some or all of the Lenders and/or other Eligible Transferees acceptable to the Agents and the Borrower to provide an additional B Term Commitment, which request shall be given within 90 days following the B Reduction Event but in any event prior to the date occurring 255 days after the Closing Date and (ii) each such Lender or Eligible Transferee who desires to do so, providing a written notice to the Borrower and the Administrative Agent in response to such request setting forth the additional B Term Commitment it will offer, with the amount so specified (or such lesser amount as is allocated to such Lender by the Agents if the aggregate offered additional B Term Commitments exceed the Additional B Commitment Amount) to be such Person's additional B Term Commitment, it being agreed that any such additional B Term Commitments shall terminate on the date occurring 270 days after the Closing Date (after giving effect to the making of B Term Loans, if any, on such date) and each such Person with an additional B Term Commitment shall be a Lender.

     "B Term Facility" shall mean the Facility evidenced by the Total B Term Commitment.

     "B Term Loan" shall have the meaning provided in Section 1.01(a).

     "B Term Note" shall have the meaning provided in Section 1.05(a).

     "B Termination Date" shall mean the date occurring 270 days after the Closing Date.

     "B TF Percentage" shall mean, at any time of determination thereof, a fraction (expressed as a percentage) the numerator of which is equal to the sum of (x) the aggregate principal amount of B Term Loans outstanding at such time and (y) the Total B Term Commitment at such time and the denominator of which is equal to the sum of (x) the aggregate principal amount of B Term Loans and C Term Loans outstanding at such time and (y) the Total B Term Commitment at such time.

     "B Utilization Date" shall mean the date on which the Total B Term Commitment is first reduced to zero (determined without giving effect to any increase to the B Term Commitment pursuant to a B Term Commitment Renewal).

     "Bankruptcy Code" shall have the meaning provided in Section 8.05.

     "Base Rate" at any time shall mean the higher of (i) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate and (ii) the Prime Lending Rate.

     "Base Rate Loan" shall mean each Loan (other than any C Term Loan-Fixed Rate prior to the FRE Date applicable thereto) bearing interest at the rates provided in Section 1.08(a).

     "Borrower" shall mean MJD Communications, Inc., a Delaware corporation.

     "Borrowing" shall mean the incurrence of Base Rate Loans or Eurodollar Loans pursuant to a single Facility by the Borrower from the Lenders having Commitments with respect to such Facility on a pro rata basis on a given date
                                               --- ----
(or resulting from conversions on a given date), having in the case of Eurodollar Loans the same Interest Period; provided that Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of any related Borrowing of Eurodollar Loans.

     "BTCo" shall mean Bankers Trust Company in its individual capacity.

     "Business" shall have the meaning provided in Section 7.01.

     "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which shall be in the City of New York a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the interbank Eurodollar market.

     "C Maturity Date" shall mean March 31, 2007.

     "C Term Commitment" shall mean, with respect to each Lender, the amount, if any, set forth opposite such Lender's name on Annex I hereto directly below the column entitled "C Term Commitment" as the same may be terminated pursuant to
Section 2.03.

     "C Term Facility" shall mean the Facility evidenced by the Total C Term Commitment and the CoBank Commitment.

     "C Term Loan-Fixed Rate" and "C Term Loan-Floating Rate" shall each have the meaning provided in Section 1.01(b).

     "C Term Loans" shall mean and include the C Term Loans-Floating Rate and the C Term Loans-Fixed Rate.

     "C Term Notes-Fixed Rate" and "C Term Note-Floating Rate" shall each have the meaning provided in Section 1.05(a).

     "C Term Notes" shall mean and include the C Term Notes-Fixed Rate and the C Term Notes-Floating Rate.

     "C TF Percentage" shall mean, at any time of determination thereof 100% less the then B TF Percentage.

     "Capital Contribution Agreement" shall have the meaning provided in Section 4.01(k).

     "Capital Lease" as applied to any Person shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

     "Capitalized Lease Obligations" shall mean all obligations under Capital Leases of the Borrower or any of its Subsidiaries in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

     "Carousel" shall mean Carousel Capital Partners, L.P., a Delaware limited partnership.

     "Carousel Affiliate" shall mean Carousel and each investment fund controlled by Carousel.

     "Cash Equivalents" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (ii) Dollar denominated time deposits, certificates of deposit and bankers' acceptances of (x) any Lender that is a domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (y) any bank (or the parent company of such bank) whose short-term commercial paper rating from Standard & Poor's Ratings Services, a division of McGraw-Hill, Inc. ("S&P") is at least A-1 or the equivalent thereof or from Moody's Investors Service, Inc. ("Moody's") is at least P-1 or the equivalent thereof (any such bank, an "Approved Bank"), in each case with maturities of not more than six months from the date of acquisition,
(iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by any Approved Bank or by the parent company of any Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing within six months after the date of acquisition, (v) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within six months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's, and (vi) investments in money market funds substantially all of whose assets are comprised of securities of the type described in clauses (i) through (v) above.

     "Cash Proceeds" shall mean, with respect to any Asset Sale, the aggregate cash payments (including any cash received by way of deferred payment pursuant to a note receivable issued in connection with such Asset Sale, other than the portion of such deferred payment constituting interest, but only as and when so received) received by the Borrower and/or any Subsidiary from such Asset Sale.

     "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. (S) 9601 et seq.
                                                          -- ----

     "Change of Control" shall mean at any time and for any reason (a) prior to a Qualified IPO, the Permitted Holders cease to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) on a fully diluted basis in the aggregate of at least 50.1% of the total economic and voting interest in the Borrower's capital stock, (b) on and after a Qualified IPO, (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the "beneficial owner" (as defined in clause (a) above) on a fully diluted basis of more than 25% of the total voting interest in the capital stock of the Borrower or (ii) during any period of two consecutive years individuals who at the beginning of such period constituted the Board of Directors of the Borrower (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Borrower was approved by a vote of a majority of the directors of the Borrower then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Borrower then in office or (c) a "change of control" or similar event shall occur as provided in any other agreement governing or evidencing material Indebtedness of the Borrower.

     "Chouteau" shall mean Chouteau Telephone Company, an Oklahoma corporation.

     "Chouteau Acquisition" shall mean the acquisition by the Borrower of Chouteau pursuant to the Applicable Acquisition Documents.

     "CLEC" shall mean competitive local exchange carriers.

     "CLEC Back-Stop Letters of Credit" shall mean each standby letter of credit issued by a financial institution for the account of the Borrower in support of the reimbursement obligations of MJD TeleChoice under any letter of credit issued for its account in support of obligations incurred in the ordinary course of business with respect to customer deposits and other similar statutorily mandated obligations.

     "CLEC Company" shall have the meaning in Section 7.06(k) and shall in any event include MJD TeleChoice.

     "CLEC Expenditures" shall mean expenditures with respect to the acquisition, creation and/or maintenance of any CLEC.

     "Closing Date" shall mean the date on which the initial Loans under this Agreement are made.

     "CoBank" shall mean CoBank, ACB.

     "CoBank Commitment" shall mean $51,506,404, as the same may be terminated pursuant to Section 2.03.

     "CoBank Continuing Loans" shall mean the principal amounts outstanding under the CoBank loans identified below which are accruing interest at the fixed rates identified below for periods ending on the dates identified below:

             Existing Principal  Interest Period End
Loan No.           Amount               Date          Current Interest Rate
--------     ------------------  -------------------  ----------------------
000084977        $10,000,000.00        09/02/02                9.96%

000085771        $15,000,000.00        09/05/00                9.23%

000084932        $11,077,685.00        09/02/02                9.96%

574742001        $ 2,674,839.89        08/30/04               10.37%

574742002        $ 9,513,879.29        09/30/04               10.57%

000085156        $ 3,240,000.00        09/02/02                9.76%

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

     "Collateral" shall mean all of the Collateral as defined in the Pledge Agreement.

     "Collateral Agent" shall mean the Administrative Agent acting as collateral agent for the Lenders.

     "Commitment" shall mean, with respect to each Lender, such Lender's Term Commitment, Revolving Commitment, Acquisition Commitment and/or CoBank Commitment.

     "Commitment Commission" shall mean the TF Commitment Commission, the RF Commitment Commission and the AF Commitment Commission.

     "Consolidated Annualized EBITDA" shall mean, as of the last day of any fiscal quarter, (x) Consolidated EBITDA for the six month's then ended multiplied by (y) two.

     "Consolidated Capital Expenditures" shall mean, for any period, the aggregate of all cash expenditures (including in all events all amounts expended under Capital Leases (other than Capital Leases evidencing MJD Capital Debt) but excluding any amount representing capitalized interest) by the Borrower and its Subsidiaries during that period that, in conformity with GAAP, are or are required to be included in the property, plant or equipment reflected in the consolidated balance sheet of the Borrower and its Subsidiaries, provided that Consolidated Capital Expenditures shall in any event (x) exclude the purchase price paid in cash in connection with the acquisition of any Person (including through the purchase of all of the capital stock or other ownership interests of such Person or through merger or consolidation) pursuant to an Acquisition or a Permitted Acquisition whether or not allocable to property, plant and equipment and (y) exclude amounts expended with insurance proceeds.

     "Consolidated Debt" shall mean, as of any date of determination, (i) the aggregate stated balance sheet amount of all Indebtedness of the Borrower and its Subsidiaries on a consolidated basis as determined in accordance with GAAP plus (ii) any Indebtedness for borrowed money of any other Person as to which the Borrower and/or any of its Subsidiaries has created a guarantee or other Contingent Obligation (but only to the extent of such guarantee or other Contingent Obligation).

     "Consolidated EBIT" shall mean, for any period, (A) the sum of the amounts for such period of (i) Consolidated Net Income, (ii) provisions for taxes based on income, (iii) Consolidated Interest Expense, (iv) amortization or write-off of deferred financing costs to the extent deducted in determining Consolidated Net Income, (v) losses on sales of assets (excluding sales in the ordinary course of business) and other extraordinary losses, (vi) non-core income relating to Non-Core Assets to the extent not included in any determination of Consolidated Net Income, (vii) to the extent Consolidated EBIT is being determined for any period that includes all or a portion of the twelve-month period ended December 31, 1997, any non-recurring losses incurred during such twelve-month period associated with the start-up of ST Long Distance Corporation to the extent same do not exceed $1.4 million for the twelve-month period ended December 31, 1997, (viii) dividends paid by CoBank to the Borrower on common stock of CoBank held by the Borrower to the extent not included in any determination of Consolidated Net Income and (ix) the non-cash cash portion of any retirement or pension plan expense incurred by the Borrower or any of its Subsidiaries less (B) gains on sales of assets (excluding sales in the ordinary course of business) and other extraordinary gains and other one-time non-cash gains, all as determined on a consolidated basis in accordance with GAAP.

          "Consolidated EBITDA" shall mean, for any period, the sum of the amounts for such period of (i) Consolidated EBIT, (ii) depreciation expense and
(iii) amortization expense including any amortization or write-off related to the write-up of any assets as a result of purchase accounting, provided that Consolidated EBITDA for any such period during which an Acquisition or a Permitted Acquisition was consummated or a disposition of a business was effected shall be determined on a pro forma basis as if such Acquisition or
                                  --- -----
Permitted Acquisition were consummated or disposition effected, as the case may be, on the first day of such period and, in the event the Borrower delivers to the Administrative Agent within 20 Business Days following the consummation of an Acquisition or a Permitted Acquisition a Cost Adjustment Certificate, as if the savings based on the cost reduction synergies set forth therein were achieved for each day during such pre-consummation period (such pro forma
                                                                --- ----
determination to be made on the basis that a one day pro rata share of the cost
                                                     --- ----
reduction synergies set forth in such Cost Adjustment Certificate to be achieved during the first full 12 months following such consummation will apply to each day during such pre-consummation period).


          "Consolidated Interest Expense" shall mean, for any period, total interest expense (including the portion that is attributable to Capital Leases in accordance with GAAP) of the Borrower and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and without duplication net costs and/or net benefits under Interest Rate Agreements, but excluding, however, amortization of deferred financing costs to the extent included in total interest expense), provided that for the purposes of determining Consolidated Interest Expense as used in Section 7.11, Consolidated Interest Expense for any date of determination prior to March 31, 1999 shall mean Consolidated Interest Expense for the period from the Closing Date to such date of determination as so determined, that is annualized.

          "Consolidated Net Income" shall mean for any period, the net income (or loss) of the Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, provided that there shall be
      --------
excluded from the calculation thereof (without duplication) (i) the income (or loss) of any Person (other than Subsidiaries of the Borrower) in which any other Person (other than the Borrower or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Subsidiaries by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries or that Person's assets are acquired by the Borrower or any of its Subsidiaries, (iii) the income of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (iv) all one time costs and expenses paid during such period in respect of the Transaction and (v) non-cash costs arising from implementation of SFAS 106 and SFAS 109.

          "Contingent Obligations" shall mean as to any Person any obligation of such Person guaranteeing or intending to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,
(a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof, provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated maximum of the Contingent Obligation or, if none, the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if there is no stated or determinable amount of the primary obligation, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

          "Cost Adjustment Certificate" shall mean, with respect to an Acquisition or a Permitted Acquisition, a certificate executed by an Authorized Officer of the Borrower setting forth the factually supportable and identifiable cost reduction synergies estimated in good faith to result from such Acquisition or Permitted Acquisition, as the case may be, during the 12 months following the date of the consummation of such Acquisition or Permitted Acquisition, as the case may be, which certificate shall be in form and substance reasonably satisfactory to the Agents.

          "Credit Documents" shall mean this Agreement, the Notes, the Pledge Agreement and the Subsidiary Guaranty.

          "Credit Party" shall mean the Borrower and each Subsidiary party to a Credit Document.

          "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

          "Defaulting Lender" shall mean any Lender with respect to which a Lender Default is in effect.

          "Dividends" shall have the meaning provided in Section 7.09.

          "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

          "Effective Date" shall have the meaning provided in Section 11.10.

          "Eligible Transferee" shall mean and include a commercial bank, financial institution or other institutional "accredited investor" as defined in SEC Regulation D.

          "Ellensburg" shall mean Ellensburg Telephone Company, a Washington corporation.

          "Ellensburg Acquisition" shall mean the acquisition of Ellensburg by the Borrower pursuant to the Applicable Acquisition Documents.

          "El Paso" shall mean Ravenswood Communications, Inc., an Illinois corporation.

          "El Paso Acquisition" shall mean the acquisition of El Paso by the Borrower pursuant to the Applicable Acquisition Documents.

          "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations (other than internal reports prepared by the Borrower or any of its Subsidiaries solely in the ordinary course of such Person's business and not in response to any third party action or request of any kind) or proceedings relating to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials arising from alleged injury or threat of injury to health, safety or the environment.

          "Environmental Law" means any applicable federal, state, foreign or local statute, law, rule, regulation, ordinance, code and rule of common law now or hereafter in effect and in each case as amended, and any binding judicial or administrative interpretation thereof, including any binding judicial or administrative order, consent decree or judgment, relating to the environment or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, as amended, 33 U.S.C. (S) 1251 et seq.; the
                                                             -- ----
Toxic Substances Control Act, 15 U.S.C. (S) 7401 et seq.; the
                                                 -- ----
Clean Air Act, 42 U.S.C. (S) 2601 et seq.; the Safe Drinking Water Act, 42
                                  -- ----
U.S.C. (S) 300F et seq.; the Oil Pollution Act of 1990, 33 U.S.C. (S) 2701 et
                -- ----                                                    --
seq.; and any applicable state and local or foreign counterparts or equivalents.
----

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

          "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Borrower or a Subsidiary would be deemed to be a "single employer" within the meaning of Section 414(b) or (c) of the Code and with respect to Sections 412 and 4971 of the Code and Section 302 of ERISA,
Section 414(b), (c), (m) or (o) of the Code.

          "Eurodollar Loans" shall mean each Loan (other than any C Term Loan-Fixed Rate prior to the FRE Date applicable thereto) bearing interest at the rates provided in Section 1.08(b).

          "Eurodollar Rate" shall mean with respect to each Interest Period for a Eurodollar Loan, (i) the offered quotation to first-class banks in the interbank Eurodollar market by the Administrative Agent for dollar deposits of amounts in same day funds comparable to the outstanding principal amount of the Eurodollar Loans for which an interest rate is then being determined with maturities comparable to the Interest Period to be applicable to such Eurodollar Loans, determined as of 10:00 A.M. (New York time) on the date which is two Business Days prior to the commencement of such Interest Period divided (and rounded upward to the next whole multiple of 1/16 of 1%) by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

          "Event of Default" shall have the meaning provided in Section 8.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Existing Indebtedness" shall have the meaning provided in Section 7.04(g).

          "Existing Warrants" shall mean warrants to purchase up to 12,500 shares of common stock of STE and up to 7.69 shares of common stock of Sidney Telephone, in each case as such number of shares may be adjusted pursuant to the terms of such warrants after the Closing Date, as the same may be amended, modified or supplemented after the Closing Date pursuant to the terms thereof and hereof.

          "Expiration Date" shall mean June 30, 1998.

          "Facility" shall mean any of the credit facilities established under this Agreement, i.e., the B Term Facility, the C Term Facility, the Revolving
                ----
Facility or the Acquisition Facility.

          "FCC" shall mean the Federal Communications Commission and any successor regulatory body.

          "Federal Funds Effective Rate" shall mean for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

          "Fees" shall mean all amounts payable pursuant to, or referred to in,
Section 2.01.

          "Fixed Rate Loans" shall mean the C Term Loans-Fixed Rate.

          "FRE Date," with respect to any C Term Loan-Fixed Rate, shall have the meaning provided in the C Term Note-Fixed Rate evidencing such C Term Loan-Fixed Rate.

          "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect on the date of this Agreement; it being understood and agreed that determinations in accordance with GAAP for purposes of Section 7, including defined terms as used therein, are subject (to the extent provided therein) to Section 11.07(a).

          "Hazardous Materials" shall mean (a) petroleum or petroleum products, radioactive materials, asbestos in any form that is friable, urea formaldehyde foam insulation, and radon gas; (b) any chemicals, materials or substance defined as or included in the definition of "hazardous substances," "hazardous waste", "hazardous materials," "extremely hazardous substances," restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, the release of which is prohibited, limited or regulated by any governmental authority.

          "Indebtedness" of any Person shall mean, without duplication, (i) all indebtedness of such Person for borrowed money, (ii) the deferred purchase price of assets or services which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person, (iii) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn there under, (iv) all indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such indebtedness has been assumed (to the extent of the fair market value of such property), (v) all Capitalized Lease Obligations of such Person,
(vi) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, i.e., take-or-pay
                                                            ----
and similar obligations, (vii) all net obligations of such Person under
Interest Rate Agreements and (viii) all Contingent Obligations of such Person (other than Contingent Obligations arising from the guaranty by such Person of the obligations of the Borrower and/or its Subsidiaries to the extent such guaranteed obligations do not constitute Indebtedness and are otherwise permitted hereunder), provided that Indebtedness shall not include trade
                      --------
payables, accrued expenses and receipt of progress and advance payments, in each case arising in the ordinary course of business.

          "Indebtedness to be Refinanced" shall mean Indebtedness of the Borrower and its Subsidiaries owing to CoBank (exclusive of the CoBank Continuing Loans), Rural Telephone Financing Corp. and Fleet Equity Partners in such aggregate principal amounts as are set forth in the pay-off letters delivered by such Persons to the Administrative Agent on the Closing Date.


          "Initial AF Borrowing Date" shall mean the date upon which the initial incurrence of AF Loans occurs.

          "Interest Period" with respect to any Loan shall mean the interest period applicable thereto, as determined pursuant to Section 1.09.

          "Interim Prepayment Amount" shall mean, at any time, (i) the Anticipated Reinvestment Amount specified in a Reinvestment Notice delivered no earlier than 180 days prior to such time less (ii) the aggregate principal amount of RF Loans made after the delivery of such Reinvestment Notice and prior to such time to finance Permitted Acquisitions or Acquisitions effected pursuant to the related Reinvestment Election.

          "Interest Rate Agreement" shall mean any interest rate swap agreement, any interest rate cap agreement, any interest rate collar agreement or other similar agreement or arrangement designed to protect the Borrower or any Subsidiary against fluctuations in interest rates.

          "Intermediary Holding Company" shall mean MJD Holdings Corp., MJD Ventures, Inc., MJD Services Corp., STE and any other Subsidiary first acquired or created after the Closing Date that is not an operating company (but that owns directly or indirectly one or more operating companies) and is not subject to regulatory restrictions on borrowings or issuances of guaranties of indebtedness for borrowed money.

          "Kelso" shall mean Kelso Investment Associates V, L.P., a Delaware limited partnership, and Kelso Equity Partners V, L.P., a Delaware limited partnership.

          "Kelso Affiliate" shall mean Kelso and each investment fund controlled by Kelso.

          "Lender" shall have the meaning provided in the first paragraph of this Agreement.

          "Lender Default" shall mean (i) the refusal (which has not been retracted) or failure of a Lender to make available its portion of any incurrence of Loans or (ii) a Lender having notified the Administrative Agent and/or the Borrower that it does not intend to comply with the obligations under
Section 1.01, in the case of either clause (i) or (ii) as a result of the appointment of a receiver or conservator with respect to such Lender at the direction or request of any regulatory agency or authority.

          "Lender Register" shall have the meaning provided in Section 11.16.

          "Leverage Ratio" shall mean, at any date of determination, the ratio of (x) the remainder of (i) Consolidated Debt on such date less (ii) the
                                                           ----
amount, if positive, of (A) the aggregate amount of cash or Cash Equivalents held by the Borrower and its Subsidiaries on such date less (B) all overdue accounts payable of the Borrower and its Subsidiaries at such time not paid in accordance with past practice as determined as of the Closing Date to (y) Consolidated Annualized EBITDA as of the last day of the fiscal quarter then or last ended.

          "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

          "Loan" shall have the meaning provided in Section 1.01.

          "Management Affiliate" shall mean Messrs. Duda, Leach, Thomas, Johnson and Bergstein or (to the extent same are controlled by one or more of the foregoing Persons) Bugger Associates and MJD Partners, L.P.

          "Margin Reduction Discount" shall mean zero, provided that the Margin
                                                       --------
Reduction Discount shall be increased to .25% per annum (in the case of B Term Loans and C Term Loans-Floating Rate) or .50%, .75% or 1.00% per annum (in the case of RF Loans and AF Loans), as specified in clauses (i), (ii), (iii) or (iv) below, as the case may be, when, and for so long as, the ratio set forth in such clause has been satisfied as at the end of the then Relevant Fiscal Quarter:

          (i) the Margin Reduction Discount for B Term Loans and C Term Loans-Floating Rate shall be .25% per annum in the event that as of the end of the Relevant Fiscal Quarter the Leverage Ratio is less than 5.00 to 1; or

          (ii) the Margin Reduction Discount for RF Loans and AF Loans shall be .50% per annum in the event that as of the end of the Relevant Fiscal Quarter the Leverage Ratio is less than 5.50 to 1 but equal to or greater than 5.00 to 1;

          (iii) the Margin Reduction Discount for RF Loans and AF Loans shall be .75% per annum in the event that as of the end of the Relevant Fiscal Quarter the Leverage Ratio is equal to or greater than 4.50 to 1 but less than 5.00 to 1; and

          (iv) the Margin Reduction Discount for RF Loans and AF Loans shall be 1.00% per annum in the event that as of the end of the Relevant Fiscal Quarter the Leverage Ratio is less than 4.50 to 1.

The Leverage Ratio shall be determined as of the last day of the Relevant Fiscal Quarter, by delivery of an officer's certificate of the Borrower to the Lenders pursuant to Section 6.01(e), which certificate shall set forth the calculation of the Leverage Ratio. The Margin Reduction Discount so determined shall apply, except as set forth below, from the date on which such officer's certificate is delivered to the Administrative Agent to the earlier of (x) the date on which the next certificate is delivered to the Administrative Agent pursuant to
Section 6.01(e) and (y) the 45th day following the end of the fiscal quarter in which such first certificate was delivered to the Administrative Agent (or the 90th day if such fiscal quarter was the last fiscal quarter of a fiscal year). Notwithstanding anything to the contrary contained above, the

Margin Reduction Discount shall be zero (x) if no officer's certificate has been delivered to the Lenders pursuant to Section 6.01(e) which sets forth the Leverage Ratio as of the last day of the Relevant Fiscal Quarter or the financial statements upon which any such calculations are based have not been delivered, until such a certificate and/or financial statements are delivered and (y) at all times when there shall exist a Default under Section 8.01 or an Event of Default. It is understood and agreed that the Margin Reduction Discount as provided above shall in no event be cumulative and only the Margin Reduction Discount available pursuant to any of clauses (i), (ii), (iii) or (iv) if any, contained in this definition shall be applicable.

          "Margin Stock" shall have the meaning provided in Regulation U.

          "Material Adverse Effect" shall mean a material adverse effect on the business, property, assets, liabilities or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole after giving effect to the Transaction.

          "Material Subsidiary" shall mean any Subsidiary having gross assets at any time with a value of at least 5% of consolidated gross assets of the Borrower and its Subsidiaries and/or gross revenues for the last four fiscal quarters of at least 5% of the consolidated gross revenues of the Borrower and its Subsidiaries.

          "Minimum Borrowing Amount" shall mean (i) in the case of B Term Loans, $10,000,000 (or, if the Total B Term Commitment is less than $10,000,000, the greater of the then remaining Total B Term Commitment and $1,000,000) and (ii) in the case of C Term Loans, AF Loans and RF Loans (x) maintained as Base Rate Loans, $500,000 and (y) maintained as Eurodollar Loans, $1,000,000.

          "Minority Shares" shall mean up to 15% of the capital stock of Odin Telephone Company held by Richfield Associates on the Closing Date and the four shares of Sunflower Telephone Inc. held on the Closing Date by Frank and Matilda Schreck and Foulston & Siefkin Trust Account for H.A. and Mary Simpson.

          "MJD Capital" shall mean MJD Capital Corp., a South Dakota corporation.

          "MJD TeleChoice" shall mean MJD TeleChoice, Inc., a Delaware corporation.

          "Multiemployer Plan" shall mean any multiemployer plan as defined in section 4001(a)(3) of ERISA which is contributed to by (or to which there is an obligation to contribute of) the Borrower or any of its Subsidiaries or an ERISA Affiliate and each such plan for the five year period immediately following the latest date on which the Borrower, any such Subsidiary or ERISA Affiliate contributed to or had an obligation to contribute to such plan.

          "NationsBank" shall mean NationsBank of Texas, N.A.

          "Net Cash Proceeds" shall mean, with respect to any Asset Sale, the Cash Proceeds resulting therefrom net (without duplication) of expenses of sale (including payment of principal, premium and interest of Indebtedness secured by the assets the subject of the Asset Sale and required to be, and which is, repaid under the terms thereof as a result of such Asset Sale), and incremental taxes paid or payable as a result thereof.

          "90%-Owned Subsidiary" shall mean any Subsidiary to the extent at least 90% of the capital stock or other ownership interests in such Subsidiary is owned directly or indirectly by the Borrower.

          "Non-Core Assets" shall mean (i) assets of the Borrower and its Subsidiaries not used in their core business of providing local exchange carrier services (e.g., assets used in the operation of the cable television business,
          ----
cellular telephone business and radio stations) and (ii) the stock and/or other equity interests in any Subsidiary not primarily engaged in the core business of providing local exchange carrier services, in the case of either clause (i) or
(ii) to the extent such assets are certified as non-core assets by an Authorized Officer of the Borrower in an officer's certificate delivered to the Administrative Agent.

          "Non-Defaulting Lender" shall mean a Lender that is not a Defaulting Lender.

          "Non-Pledged Subsidiary" shall mean any Subsidiary that is not a Pledged Subsidiary.

          "Note" shall mean and include each B Term Note, each C Term Note, each RF Note and each AF Note.

          "Notice of Borrowing" shall have the meaning provided in Section 1.03.

          "Notice of Conversion" shall have the meaning provided in Section
1.06.

          "Notice Office" shall mean the office of the Administrative Agent at 130 Liberty Street, New York, New York or such other office as the Administrative Agent may designate to the Borrower in writing from time to time.

          "Obligations" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to the Administrative

Agent, the Collateral Agent, or any Lender pursuant to the terms of this Agreement or any other Credit Document.

          "Other Consolidated Capital Expenditures" shall mean all Consolidated Capital Expenditures other than CLEC Expenditures.

          "Parent Company" shall mean at any time each Subsidiary (including each Intermediary Holding Company that is a Subsidiary at such time) that owns the capital stock of any Subsidiary that is a TelCo.

          "Payment Office" shall mean the office of the Administrative Agent at 130 Liberty Street, New York, New York or such other office as the Administrative Agent may designate to the Borrower and the Lenders in writing from time to time.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

          "Permitted Acquired Debt" shall mean Indebtedness of a Subsidiary acquired after the Closing Date pursuant to a Permitted Acquisition, to the extent such Indebtedness was outstanding prior to the consummation of the Permitted Acquisition and remains outstanding as Indebtedness of the respective Subsidiary after giving effect thereto, provided that (i) such Indebtedness was not incurred in connection with or in anticipation of such Permitted Acquisition or the respective Person becoming Subsidiary of the Borrower, (ii) such Indebtedness does not constitute Indebtedness of the Borrower or any of its Subsidiaries other than the respective Subsidiary acquired pursuant to the respective Permitted Acquisition and shall not be secured by any assets of any Person other than assets of the Subsidiary so acquired serving as security therefor at the time of the respective Permitted Acquisition, (iii) no Person (other than the respective Subsidiary or a direct parent or a Subsidiary of the respective Subsidiary to the extent such parent or Subsidiary is acquired in connection with such Permitted Acquisition) shall have any liability (contingent or otherwise) with respect to any Permitted Acquired Debt and (iv) the aggregate principal amount of all such Indebtedness shall not exceed at any time outstanding more than 5% of the Senior Consolidated Debt as such time.

          "Permitted Acquisition" shall mean any acquisition by the Borrower or any Subsidiary Guarantor of a company, business, division or product line located in the United States if (i) immediately prior to, and after giving effect to, such acquisition all the covenants contained in this Agreement (including Sections 7.11, 7.12 and 7.13) shall be complied with on a pro forma
                                                                     --- -----
basis (as if the acquisition had been consummated on the first day of the six month period then last ended) and (ii) the acquired company, business, division or product line is in the Business and, after giving effect to such acquisition, constitutes a Subsidiary or

(in the case of a business, division or product line) is owned by a Subsidiary, provided that no Acquisition shall constitute a Permitted Acquisition.

          "Permitted CLEC Expenditures" shall mean CLEC Expenditures to the extent that such CLEC Expenditures shall not exceed $5 million per fiscal year ($15 million per fiscal year during any period in which the Senior Leverage Ratio is 4.0 to 1.0 or less), provided that if the aforesaid maximum amount which is permitted for CLEC Expenditures for any fiscal year is not expended then the maximum amount of Permitted CLEC Expenditures which may be expended during any year of the immediately succeeding two fiscal years shall be increased in the aggregate by such unused amount.

          "Permitted Holders" shall mean each Carousel Affiliate, each Kelso Affiliate and each Management Affiliate.

          "Permitted Letters of Credit" shall mean (i) each standby letter of credit issued by a financial institution acceptable to the Administrative Agent for the account of the Borrower or any of its Subsidiaries in support of obligations arising in the ordinary course of business of the Borrower or such Subsidiary and (ii) each trade letter of credit issued by a financial institution acceptable to the Administrative Agent for the account of the Borrower or any of its Subsidiaries and for the benefit of sellers of goods to the Borrower or such Subsidiary in support of commercial transactions of the Borrower or such Subsidiary in the ordinary course of business.

          "Permitted Liens" shall mean Liens described in clauses (a) through
(o), inclusive, of Section 7.03.

          "Permitted MJD Capital Debt" shall mean Indebtedness of MJD Capital under Capital Leases and purchase money mortgages in respect of equipment acquired by MJD Capital to lease or sublease to subsidiaries of the Borrower, provided that the maximum amount of such Indebtedness incurred in any fiscal year shall not exceed $2.5 million.

          "Permitted PSD Repurchase" shall mean the obligation of the Borrower to repurchase Permitted Subordinated Debt issued prior to the consummation of the Ellensberg Acquisition in an aggregate principal amount not to exceed $74.0 million (i.e., the anticipated consideration required to effect the Ellensburg
         -----
Acquisition) if such Acquisition is not consummated within 45 days of the issuance of such Permitted Subordinated Debt in accordance with the terms of the documentation governing the same.

          "Permitted Refinancing Indebtedness" shall mean any Indebtedness of the Borrower and/or any Subsidiary of the Borrower issued or given in exchange for, or the proceeds of which are used to, extend, refinance, renew, replace, substitute or refund any Indebtedness of such Person permitted pursuant to Sections 7.04(f), (g), (i) and (j) or any

Indebtedness of such Person issued to so extend, refinance, renew, replace, substitute or refund any such Indebtedness, so long as (a) such Indebtedness has a weighted average life to maturity greater than or equal to the weighted average life to maturity of the Indebtedness being refinanced, (b) such refinancing or renewal does not (i) increase the amount of such Indebtedness outstanding immediately prior to such refinancing or renewal or (ii) add guarantors, obligors or security from that which applied to such Indebtedness being refinanced or renewed, (c) such refinancing or renewal Indebtedness has substantially the same (or, from the perspective of the Lenders, more favorable) subordination provisions, if any, as applied to the Indebtedness being renewed or refinanced, and (d) all other terms of such refinancing or renewal (including, without limitation, with respect to the amortization schedules, redemption provisions, maturities, covenants, defaults and remedies), taken as a whole, are not less favor able to the respective borrower than those previously existing with respect to the Indebtedness being refinancing or renewed.

          "Permitted Subordinated Debt" shall mean unsecured and unguaranteed Indebtedness of the Borrower that is fully subordinated to the payment in full of all of the Obligations, all of the terms and conditions of which shall be reasonably satisfactory to the Agents.

          "Person" shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

          "Plan" shall mean any pension plan as defined in Section 3(2) of ERISA (other than a multiemployer plan as defined in Section 3(37) of ERISA), which is maintained or contributed to by (or to which there is an obligation to contribute of) the Borrower or any of its Subsidiaries or an ERISA Affiliate and that is subject to Title IV of ERISA, and each such plan for the five year period immediately following the latest date on which the Borrower any such Subsidiary of the Borrower or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

          "Pledge Agreement" shall have the meaning provided in Section 4.01(i).

          "Pledged Securities" shall mean all the Pledged Securities as defined in the Pledge Agreement.

          "Pledged Subsidiary" shall mean each Subsidiary the capital stock of which is pledged pursuant to the Pledge Agreement.

          "Preferred Repurchase" shall have the meaning provided in Section 5.05(a).

          "Prime Lending Rate" shall mean the rate which BTCo announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. BTCo may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

          "Pro Forma EBITDA Test" shall be satisfied, after giving effect to any merger, consolidation, conveyance, sale or transfer referred to in Section 7.02(a) or the creation or acquisition of a new TelCo pursuant to a Permitted Acquisition the capital stock of which is not to be pledged under the Pledge Agreement, if the percentage of Consolidated EBITDA for the 12 months last ended at such time (determined in the case of the acquisition or creation of a new TelCo pursuant to a Permitted Acquisition as if such Permitted Acquisition was consummated on the first day of such 12 month period) attributable to all Non-Pledged Subsidiaries does not exceed 10%.

          "PUC" shall mean a public utility commission, public service commission or any similar agency or commission.

          "Qualified IPO" shall mean a registered initial public offering of the common stock of the Borrower generating proceeds of at least $75,000,000.

          "RCRA" shall mean the Resource Conservation and Recovery Act, as amended, 42 U.S.C. (S) 6901 et seq.
                            -- ----

          "Refinancing" shall mean the refinancing transactions contemplated by
Section 4.01(m).

          "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

          "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

          "Reinvestment Election" shall have the meaning provided in Section 3.02(A)(c).

          "Reinvestment Notice" shall mean a written notice signed by an Authorized Officer of the Borrower stating that the Borrower, in good faith, intends and expects that the Borrower and its Subsidiaries will use all or a specified portion of the Net Cash Proceeds of an Asset Sale to finance a Permitted Acquisition or an Acquisition within 180 days following the consummation of such Asset Sale.

          "Reinvestment Prepayment Amount" shall mean, with respect to any Reinvestment Election, the amount, if any, on the Reinvestment Prepayment Date relating thereto by which (a) the Anticipated Reinvestment Amount in respect of such Reinvestment Election exceeds (b) the aggregate amount thereof expended by the Borrower and its Subsidiaries to finance Permitted Acquisitions.

          "Reinvestment Prepayment Date" shall mean, with respect to any Reinvestment Election, the earliest of (i) the date, if any, upon which the Administrative Agent, on behalf of the Required Lenders, shall have delivered a written termination notice to the Borrower, provided that such notice may only be given while an Event of Default under 8.01 exists and (ii) the date occurring 180 days after the date of the related Reinvestment Notice.

          "Relevant Fiscal Quarter" shall mean, at any time, the last fiscal quarter of the Borrower with respect to which an officer's certificate has been delivered to the Lenders pursuant to Section 6.01(e).

          "Replaced Lender" shall have the meaning provided in Section 1.13.

          "Replacement Lender" shall have the meaning provided in Section 1.13.

          "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsection
 .22, .23, .25, .27 or .28 of PBGC Regulation Section 4043.

          "Required AF Lenders" shall mean Non-Defaulting Lenders whose outstanding Acquisition Commitments (or, after the termination thereof, outstanding AF Loans) constitute greater than 50% of the Adjusted Total Acquisition Commitment (or, after the termination thereof, the outstanding AF Loans of Non-Defaulting Lenders).

          "Required AF/RF Lenders" shall mean Non-Defaulting Lenders the sum of whose outstanding Acquisition Commitments and Revolving Commitments (or, after the termination thereof, outstanding AF Loans or RF Loans, as the case may be) constitute greater than 50% of the sum of (i) the Adjusted Total Acquisition Commitment (or, after the termination thereof, the outstanding AF Loans of Non-Defaulting Lenders) and (ii) the Adjusted Total Revolving Commitment (or, after the termination thereof, the outstanding RF Loans of Non-Defaulting Lenders).

          "Required B TF Lenders" shall mean Non-Defaulting Lenders the sum of whose outstanding B Term Loans and B Term Commitments under such Facility represents an amount greater than 50% of the sum of all outstanding B Term Loans and B Term Commitments.

          "Required C TF Lenders" shall mean Non-Defaulting Lenders the sum of whose outstanding C Term Loans represents an amount greater than (i) in the event that any single Lender holds outstanding C Term Loans representing an amount greater than 45% of the sum of all outstanding C Term Loans, 75% of the sum of all outstanding C Term Loans and (ii) in all other circumstances, 50% of the sum of all outstanding C Term Loans.

          "Required RF Lenders" shall mean Non-Defaulting Lenders whose outstanding Revolving Commitments (or, after the termination thereof, outstanding RF Loans) constitute greater than 50% of the Adjusted Total Revolving Commitment (or, after the termination thereof, the outstanding RF Loans of Non-Defaulting Lenders).

          "Required Lenders" shall mean Non-Defaulting Lenders the sum of whose Acquisition Commitments (or, after the termination thereof, outstanding AF Loans), Revolving Commitments (or, after the termination thereof, outstanding RF Loans), outstanding Term Loans and Term Commitments constitute greater than 50% of the sum of (i) the Adjusted Total Acquisition Commitment (or, after the termination thereof, the outstanding AF Loans of Non-Defaulting Lenders), (ii) the Adjusted Total Revolving Commitment (or, after the termination thereof, the outstanding RF Loans of Non-Defaulting Lenders), (iii) all outstanding Term Loans of Non-Defaulting Lenders and (iv) all Term Commitments of Non-Defaulting Lenders.

          "Required TF Lenders" shall mean Non-Defaulting Lenders the sum of whose outstanding Term Loans and Term Commitments represents an amount greater than 50% of the sum of all outstanding Term Loans and Term Commitments of Non-Defaulting Lenders.

          "Revolving Commitment" shall mean, with respect to each Lender, the amount set forth opposite such Lender's name in Annex I hereto directly below the column entitled "Revolving Commitment," as the same may be (x) reduced or terminated from time to time pursuant to Section 2.02, 2.03 and/or 8 or (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 1.13 and/or 11.04.

          "Revolving Facility" shall mean the Facility evidenced by the Total Revolving Commitment.

          "RF Commitment Commission" shall have the meaning provided in Section 2.01(b).

          "RF Lender" shall mean at any time each Lender with a Revolving Commitment or with outstanding RF Loans.

          "RF Loan" shall have the meaning provided in Section 1.01(c).

          "RF Note" shall have the meaning provided in Section 1.05(a).

          "Scheduled Reduction" shall have the meaning provided in Section 2.03(d).

          "Scheduled Repayment" shall have the meaning provided in Section 3.02(A)(b).

          "SEC" shall have the meaning provided in Section 6.01(g).

          "SEC Regulation D" shall mean Regulation D as promulgated under the Securities Act of 1933, as amended, as the same may be in effect from time to time.

          "Section 3.04 Certificate" shall have the meaning provided in Section 3.04(b)(ii).

          "Secured Creditor" shall mean and include any Secured Creditor as defined in the Pledge Agreement.

          "Senior Consolidated Debt" shall mean, at any time, (i) Consolidated Debt at such time less (ii) any such Consolidated Debt that constitutes Permitted Subordinated Debt, Indebtedness permitted by Section 7.04(f)(ii) and/or Permitted Refinancing Indebtedness incurred to refinance the foregoing types of Indebtedness.

          "Senior Leverage Ratio" shall mean, at any date of determination, the ratio of (x) the remainder of (i) Senior Consolidated Debt on such date less
                                                                        ----
(ii) the amount, if positive, of (A) the aggregate amount of all cash and Cash Equivalents held by the Borrower and its Subsidiaries at such time less (B) all overdue accounts payable of the Borrower and its Subsidiaries at such time not paid in accordance with past practice as determined as of the Closing Date to
(y) Consolidated Annualized EBITDA as of the last day of the fiscal quarter then or last ended.

          "Sidney Telephone" shall mean Sidney Telephone Company, a Maine corporation.

          "Special PSD Election" shall have the meaning provided in Section 3.02(A)(d).

          "Special PSD Notice" shall mean a written notice signed by an Authorized Officer of the Borrower stating that the Borrower, in good faith, intends and expects that the Borrower and its Subsidiaries will use $74.0 million to finance the Ellensburg Acquisition within 45 days following the incurrence of the Permitted Subordinated Debt or will apply such amount pursuant to the Permitted PSD Repurchase if such Acquisition is not so consummated.

          "Special PSD Prepayment Amount" shall mean the amount, if any, on the date occurring 45 days after the Special PSD Election by which (a) $74.0 million exceeds (b) the aggregate amounts expended by the Borrower and its Subsidiaries to finance the Ellensburg Acquisition and/or to effect the Permitted PSD Repurchase.

          "Specified Purposes" shall have the meaning provided in Section
5.05(a).

          "Specified Shareholders" shall mean Kelso and Carousel.

          "STE" shall mean ST Enterprises, Ltd., a Kansas corporation.

          "Subsidiary" of any Person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time, provided that, except for purposes of Sections 5.04, 5.13, 5.14, 6.01(f), 6.04, 6.07, 6.09,
7.10, 8.05, 8.06 and 8.09, neither MJD TeleChoice nor any other CLEC Company shall constitute a Subsidiary. Unless otherwise expressly provided, all references herein to "Subsidiary" shall mean a Subsidiary of the Borrower.

          "Subsidiary Guarantors" shall mean each Subsidiary party to the Subsidiary Guaranty.

          "Subsidiary Guaranty" shall have the meaning provided in Section 4.01(h).

          "Syndication Agent" shall have the meaning provided in the first paragraph of this Agreement.

          "Taconic" shall mean Taconic Telephone Corp., a New York corporation.

          "Taconic Acquisition" shall mean the acquisition of Taconic by the Borrower pursuant to the Applicable Acquisition Documents.

          "Taxes" shall have the meaning provided in Section 3.04(a).

          "TelCo" shall mean any Subsidiary that is an operating company (except to the extent same is a Non-Core Asset).

          "Term Commitment" shall mean for any Lender the sum of its B Term Commitment and its C Term Commitment.

          "Term Loans" shall mean, collectively, the B Term Loans and the C Term Loans.

          "TF Commitment Commission" shall have the meaning provided in Section 2.01(a).

          "Total Acquisition Commitment" shall mean the sum of the Acquisition Commitments of each of the Lenders, provided that the Total Acquisition Commitment shall not at any time exceed $165 million.

          "Total B Term Commitment" shall mean the sum of the B Term Commitments of each of the Lenders.

          "Total C Term Commitment" shall mean the sum of the C Term Commitments of each of the Lenders.

          "Total Commitment" shall mean the sum of the Total B Term Commitment, the Total C Term Commitment, the Total Revolving Commitment, the Total Acquisition Commitment and the CoBank Commitment.

          "Total Revolving Commitment" shall mean the sum of the Revolving Commitments of each of the Lenders.

          "Total Term Commitment" shall mean, at any time, the sum of the Total B Term Commitment and Total C Term Commitment.

          "Transaction" shall mean (i) the consummation of the Acquisitions,
(ii) the repayment of all Indebtedness of the Acquired Companies except as permitted by Section 7.04 and (iii) the incurrence of Term Loans on the Closing Date.

          "Trigger Date" shall mean the date, which shall be the last day of a fiscal quarter ending after the Closing Date, as of which the Senior Leverage Ratio is first determined to be 4.00 to 1.0 or less.

          "Type" shall mean any type of Loan determined with respect to the interest option applicable thereto, i.e., a Base Rate Loan or Eurodollar Loan.
                                    ----

          "UCC" shall mean the Uniform Commercial Code as in effect from time to time in New York.

          "UI" shall mean Utilities, Inc., a Maine corporation.

          "UI Acquisition" shall mean the acquisition by the Borrower of UI pursuant to the Applicable Acquisition Documents.

          "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year, determined in accordance with actuarial assumptions at such time consistent with Statement of Financial Accounting Standards No. 87, exceeds the market value of the assets allocable thereto.

          "U.S." shall mean the United States of America.

          "Wholly-Owned Subsidiary" of any Person shall mean any Subsidiary of such Person to the extent all of the capital stock or other ownership interests in such Subsidiary, other than directors' qualifying shares, is owned directly or indirectly by such Person.

          "Written" or "in writing" shall mean any form of written communication or a communication by means of telex, facsimile transmission, telegraph or cable.

          SECTION 10.  The Agents.
                       ----------

          10.01  Appointment.  The Lenders hereby designate BTCo as
                 -----------
Administrative Agent (for purposes of this Section 10, the terms "Administrative Agent" shall include BTCo in its capacity as Collateral Agent pursuant to the Pledge Agreement) and NationsBank as Syndication Agent to act as specified herein and in the other Credit Documents. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the respective Agents to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the respective Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The respective Agent may perform any of its duties hereunder by or through their respective officers, directors, agents, employees or affiliates.

           10.02  Nature of Duties.  The respective Agent shall not have any
                  ----------------
duties or responsibilities except those expressly set forth in this Agreement and the other Credit Documents. Neither the respective Agent nor or any of its respective officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by their gross negligence or willful misconduct. The duties of the respective Agent shall be mechanical and administrative in nature; the respective Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Lender or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

           10.03  Lack of Reliance on the Agents.  Independently and without
                  ------------------------------
reliance upon either Agent, each Lender and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrower and its Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Borrower and its Subsidiaries and, except as expressly provided in this Agreement, neither Agent shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. Neither Agent shall be responsible to any Lender or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of the Borrower and its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of the Borrower and its Subsidiaries or the existence or possible existence of any Default or Event of Default.

           10.04  Certain Rights of the Administrative Agent.  If the
                  ------------------------------------------
Administrative Agent shall request instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Lenders; and the Administrative Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, neither any Lender nor the holder of any Note shall have any right of action whatsoever against the Administrative Agent as a result of the

Administrative Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders.

           10.05  Reliance.  The Administrative Agent shall be entitled to rely,
                  --------
and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype, facsimile or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Administrative Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by the Administrative Agent.

           10.06  Indemnification.  To the extent an Agent is not reimbursed and
                  ---------------
indemnified by the Borrower, each Defaulting Lender (to the extent so able) and the Non-Defaulting Lenders will reimburse and indemnify the Administrative Agent, in proportion to their respective Loans and Commitments, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by such Agent in performing its respective duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Lender shall be liable for any portion of such
          --------
liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of an Agent.

           10.07  Each Agent in its Individual Capacity.  With respect to its
                  -------------------------------------
obligation to make Loans under this Agreement, each Agent shall have the rights and powers specified herein for a "Lender" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Lenders," "Required Lenders," "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Each Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Credit Party or any Affiliate of any Credit Party as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrower, or any other Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

           10.08  Holders.  The Administrative Agent may deem and treat the
                  -------
payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

          10.09  Resignation by the Administrative Agent.  (a)  The
                 ---------------------------------------
Administrative Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days' prior written notice to the Borrower and the Lenders. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

          (b) Upon any such notice of resignation, the Required Lenders shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower (such consent not to be unreasonably withheld).

          (c) If a successor Administrative Agent shall not have been so appointed within such 15 Business Day period, the Administrative Agent, with the consent of the Borrower (such consent not to be unreasonably withheld), shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

          (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 30th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent's resignation shall become effective and the Required Lenders shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

          (e) The Syndication Agent may resign from its duties hereunder at any time upon four Business Days' prior written notice to the Borrower and the Administrative Agent.

          SECTION 11.  Miscellaneous.
                       -------------

          11.01  Payment of Expenses, etc.  The Borrower agrees to:  (i)
                 -------------------------
whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Agents in connection with the negotiation, preparation, execution and delivery of the Credit Documents and the documents and instruments referred to therein and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees and disbursements of White & Case LLP) and of each Agent and each of the Lenders in connection with the enforcement of the Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and disbursements of counsel for the Agents and for each of the Lenders);
(ii) pay and hold each of the Lenders harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes; and (iii) indemnify each Lender (including in its capacity as Agent), its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not any Agent or any Lender is a party thereto and whether or not any such investigation, litigation or other proceeding is between or among any Agent, any Lender, any Credit Party or any third Person or otherwise (except to the extent between or among any Lenders in their capacity as such)) related to the entering into and/or performance of any Credit Document or the use of the proceeds of any Loans hereunder or the Transaction or the consummation of any transactions contemplated in any Credit Document, or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or ground water or on the surface or subsurface of any property owned or operated at any time by Borrower or any of its Subsidiaries or the generation, storage, transportation, handling or disposal of Hazardous Materials by the Borrower or any of its Subsidiaries at any location, or the noncompliance by the Borrower or any of its Subsidiaries with any Environmental Law or any Environmental Claim in connection with the Borrower or any of its Subsidiaries or business or operations or any property owned or operated at any time by the Borrower or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified or of any other indemnitee who is such Person or an affiliate of such Person).

           11.02  Right of Setoff.  In addition to any rights now or hereafter
                  ---------------
granted under applicable law or otherwise, and not by way of limitation of any such rights, if an Event of Default then exists, each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special but not trust accounts) and any other Indebtedness at any time held or owing by such Lender (including, without limitation, by branches and agencies of such Lender wherever located) to or for the credit or the account of any Credit Party against and on account of the Obligations and liabilities of such Credit Party to such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations of such Credit Party purchased by such Lender pursuant to Section 11.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

          11.03  Notices.  Except as otherwise expressly provided herein, all
                 -------
notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier, facsimile or cable communication) and mailed, telegraphed, telexed, telecopied, faxed, cabled or delivered, if to the Borrower at the address specified opposite its signature below, if to any Lender, at its address specified for such Lender on Annex II hereto; or, at such other address as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall be mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, and shall be effective when received.

          11.04  Benefit of Agreement.  (a)  This Agreement shall be binding
                 --------------------
upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, provided that the Borrower may not assign or
                                   --------
transfer any of its rights or obligations hereunder without the prior written consent of the Lenders. Each Lender may at any time grant participations in any of its rights hereunder or under any of the Notes to another financial institution, provided that in the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation, except that the participant shall be entitled to the benefits of Sections 1.10 and 3.04 of this Agreement to the extent that such Lender would be entitled to such benefits if the participation had not been entered into or sold, and, provided further, that no Lender shall transfer, grant or assign any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan or Note in which such participant is participating (it being understood that any waiver of any prepayment of, or the method of any application of any prepayment to, the Loans shall not constitute an extension of the final maturity date), or reduce the rate or extend the time of payment of interest or Fees (except in connection with a waiver of the applicability of any post-default increase in interest rates), or reduce the principal amount thereof, or increase such participant's participating interest in any Commitment over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment or a mandatory prepayment shall not constitute a change in the terms of any Commitment), (ii) release all or substantially all of the Collateral or (iii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or any other Credit Document.

          (b) Notwithstanding the foregoing, (x) any Lender may assign all or a portion of its outstanding B Term Loans and/or C Term Loans, its B Term Commitment, Revolving Commitment and/or Acquisition Commitment and its rights and obligations hereunder (which assignment does not have to be pro rata among the Facilities) to (i) one or more
                               --------
Lenders and/or Affiliates of such Lender which are Eligible Transferees or (ii) in the case of any Lender that is a fund that invests in loans, any other fund that invests in loans and is managed and/or advised by the same investment advisor of such Lender or by an Affiliate of such investment advisor, and (y) with the consent of the Administrative Agent and, if no Default under Section
8.01 or 8.05 or Event of Default exists, the Borrower (which consents shall not be unreasonably withheld), any Lender may assign all or a portion of its outstanding B Term Loans and/or C Term Loans, its B Term Commitment, Revolving Commitment and/or Acquisition Commitment and its rights and obligations hereunder to one or more Eligible Transferees (treating any fund that invests in loans and any other fund that invests in loans and is managed and/or advised by the same investment advisor of such fund or by an Affiliate of such investment advisor of such fund or by an Affiliate of such investment advisor as a single Eligible Transferee). No assignment pursuant to the immediately preceding sentence shall to the extent such assignment represents an assignment to an institution other than one or more Lenders hereunder, be in an aggregate amount less than $5,000,000 unless the entire Commitment and Loans of the assigning Lender is so assigned. If any Lender so sells or assigns all or a part of its rights hereunder or under the Notes, any reference in this Agreement or the Notes to such assigning Lender shall thereafter refer to such Lender and to the respective assignee to the extent of their respective interests and the respective assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights and benefits as it would if it were such assigning Lender. Each assignment pursuant to this Section 11.04(b) shall be effected by the assigning Lender and the assignee Lender executing an Assignment Agreement and giving the Administrative Agent written notice thereof. At the time of any such assignment, (i) either the assigning or the assignee Lender shall pay to the Administrative Agent a nonrefundable assignment fee of $3,500 (provided that only one assignment fee shall be payable in respect of any reasonably contemporaneous assignment by a fund that invests in loans to any one or more funds that invests in loans and are managed and/or advised by the same investment advisor of such fund or by an Affiliate of such investment advisor),
(ii) Annex I shall be deemed to be amended to reflect the Commitments and Loans of the respective assignee (which shall result in a direct reduction to the Commitment of the assigning Lender) and of the other Lenders, and (iii) upon surrender of the old Notes the Borrower will, at its own expense, issue new Notes to the respective assignee and to the assigning Lender in conformity with the requirements of Section 1.05, provided further that such transfer or
                                  ----------------
assignment will not become effective until recorded by the Administrative Agent on the Lender Register pursuant to Section 11.16. To the extent of any assignment pursuant to this Section 11.04(b) to a Person which is not already a Lender hereunder and which is not a United States Person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall provide to the Borrower and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable, a
Section 3.04 Certificate) described in Section 3.04(b). To the extent that an assignment pursuant to this Section 11.04(b) would, at the time of such assignment, result in increased costs under Section 1.10 or 3.04 from those being charged by the respective assigning Lender prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment). Nothing in this clause (b) shall prevent or prohibit any Lender from pledging its Notes or Loans to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank and, with the consent of the Administrative Agent and the Borrower (which consents shall not be unreasonably withheld), any Lender which is a fund may pledge all or any portion of its Loans and Notes to its trustee in support of its obligations to its trustee.

          (c) Notwithstanding any other provisions of this Section 11.04, no transfer or assignment of the interests or obligations of any Lender hereunder or any grant of participation therein shall be permitted if such transfer, assignment or grant would require the Borrower or any of its Subsidiaries to (i) file a registration statement with the SEC, (ii) qualify the Loans under the "Blue Sky" laws of any State or (iii) integrate such transfer or assignment with a separate securities offering of securities of the Borrower or any of its Subsidiaries.

          (d) Each Lender initially party to this Agreement hereby represents, and each Person that became a Lender pursuant to an assignment permitted by this
Section 11 will, upon its becoming party to this Agreement, represent that it is an Eligible Transferee which makes or invests in loans in the ordinary course of its business and that it will make or acquire Loans for its own account in the ordinary course of such business, provided that subject to the preceding clauses
                                  --------
(a) and (b), the disposition of any promissory notes or other evidences of or interests in Indebtedness held by such Lender shall at all times be within its exclusive control.

          11.05  No Waiver; Remedies Cumulative.  No failure or delay on the
                 ------------------------------
part of the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any Credit Party and the Administrative Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Lenders to any other or further action in any circumstances without notice or demand.

          11.06  Payments Pro Rata.  (a)  The Administrative Agent agrees that
                 -----------------
promptly after its receipt of each payment from or on behalf of any Credit
Party in respect
of any Obligations of such Credit Party hereunder, it shall distribute such payment to the Lenders (other than any Lender that has expressly waived its right to receive its pro rata share thereof) pro rata based upon their
                     --- ----
respective shares, if any, of the Obligations with respect to which such payment was received.

          (b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans or Fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the respective Credit Party to such Lenders in such amount as shall result in a proportional participation by all of the
Lenders in such amount, provided that if all or any portion of such excess
                        --------
amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

          (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 11.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders.

          11.07  Calculations; Computations.  (a)  The financial statements to
                 --------------------------
be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Lenders), provided that (x) except as otherwise specifically provided herein, all computations determining compliance with Sections 7.11, 7.12 and 7.13, including definitions used therein, shall utilize accounting principles and policies in effect at the time of the preparation of, and in conformity with those used to prepare, the December 31, 1997 historical financial statements of the Acquired Companies delivered to the Lenders pursuant to Section 5.10(b) and (y) that if at any time such computations utilize accounting principles different from those utilized in the financial statements furnished to the Lenders, such financial statements shall be accompanied by reconciliation work-sheets.

          (b) All computations of interest and Fees hereunder shall be made on the actual number of days elapsed over a year of 360 days (365-366 days in the case of interest on Base Rate Loans).

          11.08  Governing Law; Submission to Jurisdiction; Venue; Waiver of
                 -----------------------------------------------------------
Jury Trial.  (a)    This Agreement and the other Credit Documents and the rights
----------
rights and obligations of the parties hereunder and thereunder shall be construed in accordance with and be governed by the law of the State of New York. Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the courts of the State of New York sitting in the Borough of Manhattan or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, each Credit Party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Credit Party further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to each Credit Party located outside New York City and by hand delivery to each Credit Party located within New York City, at its address for notices pursuant to Section 11.03, such service to become effective 30 days after such mailing. Each Credit Party hereby irrevocably designates appoints and empowers CT Corporation System, with offices on the date hereof located at 1633 Broadway, New York, New York 10019, as its agent for service of process in respect of any such action or proceeding. Nothing herein shall affect the right of the Administrative Agent, any Lender to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Credit Party in any other jurisdiction.

          (b) Each Credit Party hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

          (c) Each of the parties to this Agreement hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement, the other Credit Documents or the transactions contemplated hereby or thereby.

          11.09  Counterparts.  This Agreement may be executed in any number of
                 ------------
counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

          11.10  Effectiveness.  This Agreement shall become effective on the
                 -------------
date (the "Effective Date") on which the Borrower and each of the Lenders shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Administrative Agent at the Payment Office of the Administrative Agent or, in the case of the Lenders, shall have given to the Administrative Agent telephonic (confirmed in writing), written telex or facsimile transmission notice (actually received) at such office that the same has been signed and mailed to it. The Administrative Agent will give the Borrower and each Lender prompt written notice of the occurrence of the Effective Date.

          11.11  Headings Descriptive.  The headings of the several sections
                 --------------------
and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

          11.12  Amendment or Waiver.  Neither this Agreement nor any other
                 -------------------
Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Borrower, the Required AF/RF Lenders and the Required TF Lenders, provided that no such change, waiver, discharge or termination shall, without the consent of each Lender (other than a Defaulting Lender) directly affected thereby, (i) extend the AF/RF Maturity Date, the B Maturity Date or the C Maturity Date (it being understood that any waiver of any prepayment of, or the method of application of any prepayment to, the Loans shall not constitute any such extension), or reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) or Fees, or reduce the principal amount thereof, or increase the Commitment of any Lender over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment shall not constitute a change in the terms of any Commitment of any Lender), (ii) amend, modify or waive any provision of this Section 11.12, (iii) reduce the percentage specified in, or (except to give effect to any additional facilities hereunder) otherwise modify, the definition of Required Lenders, (iv) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement, (v) release all or substantially all of the Collateral or (vi) release all or substantially all of the Subsidiary Guaranties; provided further, that no such change, waiver, discharge or termination shall, (t) without the consent of the Required AF/RF Lenders, reduce the percentage specified in, or otherwise modify, the definition of Required AF/RF Lenders, (u) without the consent of the Required TF Lenders, reduce the percentage specified in, or otherwise modify, the definition of Required TF Lenders, (v) without the consent of the Required AF Lenders, reduce the percentage specified in, or otherwise modify, the definition of Required AF Lenders or amend, waive or reduce any Scheduled Reduction applicable to the Acquisition Facility, (w) without the consent of the Required RF Lenders, reduce the percentage specified in, or otherwise modify, the definition of Required RF Lenders or amend, waive or reduce any Scheduled Reduction applicable to the Revolving Facility, (x) without the consent of the Required B TF Lenders, reduce the percentage specified in, or otherwise modify, the definition of Required B TF Lenders or amend, waive or reduce any Scheduled Repayment applicable to the B Term Facility, (y) without the consent of the Required C TF Lenders, reduce the percentage specified in, or otherwise modify, the definition of Required C TF Lenders or amend, waive or reduce any Scheduled Repayment applicable to the C Term Facility or (z) without the consent of any Agent affected thereby, amend any provision of Section 10.

          11.13  Survival.  All indemnities set forth herein including, without
                 --------
limitation, in Section 1.10, 1.11, 3.04, 10.06 or 11.01 shall survive the execution and delivery of this Agreement and the making and repayment of the Loans.

          11.14  Domicile of Loans.  Each Lender may transfer and carry its
                 -----------------
Loans at, to or for the account of any branch office, subsidiary or affiliate of such Lender, provided that the Borrower shall not be responsible for costs arising under Section 1.10 or 3.04 resulting from any such transfer (other than a transfer pursuant to Section 1.12) to the extent not otherwise applicable to such Lender prior to such transfer.

          11.15  Confidentiality.  Each of the Lenders agrees that it will use
                 ---------------
its best efforts not to disclose without the prior consent of the Borrower (other than to its employees, auditors, counsel or other professional advisors, to affiliates or to another Lender if the Lender or such Lender's holding or parent company in its sole discretion determines that any such party should have access to such information) any information with respect to the Borrower or any of its Subsidiaries which is furnished pursuant to any Credit Document and which is designated by the Borrower or the Borrower to the Lenders in writing as confidential; provided, that any Lender may disclose any such information (a) as has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony sub mitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organiza tions (whether in the United States or elsewhere) or their successors or to the National Association of Insurance Commissioners, (c) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation (notice of which will be promptly sent to the Borrower to the extent permitted by Law), (d) in order to comply with any law, order, regulation or ruling applicable to such Lender, and
(e) to any prospective transferee that is an Eligible Transferee that is acceptable to the Borrower in connection with any contemplated transfer of any of the Notes or any interest therein by such Lender to the extent that such prospective transferee is notified of the confidentiality requirements relating thereto. No Lender shall be obligated or required to return any materials furnished by the Borrower or any Subsidiary. The Borrower hereby agrees that the failure of a Lender to comply with the provisions of this Section 11.15 shall not relieve the Credit Parties of any of their obligations to such Lender under this Agreement and the other Credit Documents.

           11.16  Lender Register. The Borrower hereby designates the
                  ---------------
Administrative Agent to serve as the Borrower's agent, solely for purposes of this Section 11.16, to maintain a register (the "Lender Register") on which it will record the Commitments from time to time of each of the Lender (including Acquisition Commitments, if effected, and any B Term Commitments resulting from a B Term Commitment Renewal), the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each of the Lenders. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower's obligations in respect of such Loans. With respect to any Lender, the transfer of the Commitments (or the post-Closing Date effectiveness of new Commitments) or Loans of such Lender and the rights to the principal of, and interest on, such Loans or any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Lender Register maintained by the Administrative Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Lender Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment Agreement pursuant to Section 11.04(b). The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 11.16 (but excluding such losses, claims, liabilities or liabilities incurred by reason of the Administrative Agent's gross negligence or willful misconduct).

          IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.


                                       MJD COMMUNICATIONS, INC.


                                       By  /s/ Walter Leach
                                          --------------------------------------
                                          Title: Vice President, Secretary and
                                          Chief Financial Officer



                                       BANKERS TRUST COMPANY,
                                       Individually and as Administrative Agent


                                       By  /s/ G. Andrew Keith
                                          --------------------------------------
                                           Title: Vice President



                                       NATIONSBANK OF TEXAS, N.A.,


                                       By  /s/ Pamela S. Kurtzman
                                          --------------------------------------
                                          Title: Vice President



                                       COBANK, ACB


                                       By  /s/ Rick L. Freeman
                                          --------------------------------------
                                          Title: Assistant Vice President

                                       FIRST UNION NATIONAL BANK


                                       By  /s/ Jim Redman
                                          --------------------------------------
                                          Title: Senior Vice President



                                       PRIME INCOME TRUST

                                       By  /s/ Sheila Finnerty
                                          --------------------------------------
                                          Title: Assistant Vice President



                                       HELLER FINANCIAL, INC.


                                       By  /s/ Patrick Hayes
                                          --------------------------------------
                                          Title: Vice President



                                       THE TRAVELERS INSURANCE COMPANY


                                       By  /s/ Robert M. Mills
                                          --------------------------------------
                                          Title: Investment Officer



                                       UNION BANK OF CALIFORNIA, N.A.


                                       By  /s/ Christine P. Ball
                                          --------------------------------------
                                          Title: Vice President

                                       CENTURA BANK


                                       By  /s/ Gregory Greer
                                          --------------------------------------
                                          Title: Corporate Banking Officer



                                       TORONTO DOMINION (TEXAS), INC.


                                       By  /s/ David G. Parker
                                          --------------------------------------
                                          Title:


                                       FLEET NATIONAL BANK


                                       By  /s/ Tanya M. Crossley
                                          --------------------------------------
                                          Title: Vice President



                                       MERRILL LYNCH SENIOR FLOATING
                                         RATE FUND, INC.


                                       By  /s/ Lynn C. Baranski
                                          --------------------------------------
                                          Title: Authorized Signatory



                                       PILGRIM AMERICA PRIME RATE TRUST


                                       By  /s/ Thomas Hunt
                                          --------------------------------------
                                          Title: Assistant Porfolio Manager

                                                                         ANNEX I
                                                                         -------



                                  COMMITMENTS
                                  -----------

                                B Term         C Term          CoBank       Revolving
     Lender                   Commitment     Commitment      Commitment    Commitment
     ------                  ------------  --------------  --------------  -----------
Bankers Trust Company        $ 47,500,000  $ 7,993,595.94  $            0  $15,000,000

NationsBank of Texas,
 N.A.                        $ 10,000,000  $            0  $            0  $15,000,000

CoBank, ACB                  $          0  $            0  $51,506,404.18  $         0

First Union National Bank    $ 10,000,000  $            0  $            0  $15,000,000

Prime Income Trust           $ 15,000,000  $ 3,999,999.97  $            0  $         0

Heller Financial, Inc.       $  5,000,000  $            0  $            0  $ 7,500,000

The Travelers Insurance      $ 15,000,000  $ 4,999,999.96  $            0  $         0
 Company

Union Bank of California,    $  7,500,000  $            0  $            0  $ 9,000,000
 N.A.

Centura Bank                 $ 10,000,000  $            0  $            0  $14,500,000

Toronto Dominion (Texas),
 Inc. (for First Dominion    $  5,000,000  $ 1,999,999.98  $            0  $         0
 Capital)

Fleet National Bank          $  7,500,000  $            0  $            0  $ 9,000,000

Merrill Lynch Senior
 Floating Rate Fund, Inc.    $ 10,000,000  $ 1,499,999.98  $            0  $         0

Pilgrim America Prime
 Rate Trust                  $ 12,500,000  $ 2,999,999.98  $            0  $         0
                             ------------  --------------  --------------  -----------
                             $155,000,000  $23,493,595.82  $51,506,404.18  $85,000,000
                             ============  ==============  ==============  ===========

                                                                        ANNEX II
                                                                        --------



                                   ADDRESSES
                                   ---------


   Bankers Trust Company
   130 Liberty Street
   New York, New York  10006

      Attention:         Mary Kay Coyle
      Telephone No.:     (212) 250-2500
      Telecopier No.:    (212) 250-7218


   NationsBank of Texas, N.A.
   901 Main Street, 64th Floor
   Dallas, Texas  75202

      Attention:         Pam Kurtzman
      Telephone No.:     (214) 508-0997
      Telecopier No.:    (214) 508-9390


   CoBank ACB
   200 Galleria Parkway N.W., Suite 1900
   Atlanta, Georgia  30339

      Attention:         Rick Freeman
      Telephone No.:     (770) 618-3200
      Telecopier No.:    (770) 618-3202


   First Union National Bank
   One First Union Center
   301 South College Street
   Charlotte, North Carolina  28288-0735

      Attention:         Jeff Haristy
      Telephone No.:     (704) 374-4999

                                                                        ANNEX II
                                                                          Page 2

      Telecopier No.:    (704) 374-4092


   Prime Income Trust (Dean Witter)
   Two World Trade Center, 72nd Floor
   New York, New York  10048

      Attention:         Sheila Finnerty
      Telephone No.:     (212) 392-5686
      Telecopier No.:    (212) 392-5345


   Heller Financial, Inc.
   500 West Monroe Street
   Chicago, Illinois  60661

      Attention:         Patrick Hayes
      Telephone No.:     (312) 441-7035
      Telecopier No.:    (312) 441-7357


   Heller Financial, Inc.
   900 Circle 7S Parkway
   Suite 900
   Atlanta, Georgia  30339

      Attention:         Betsy Edelman
      Telephone No.:     (770) 980-6016
      Telecopier No.:    (770) 980-6315


   The Travelers Insurance Company
   One Tower Square
   Hartford, Connecticut  06183-2030

      Attention:         Allen Cantrell
      Telephone No.:     (860) 954-2396

                                                                        ANNEX II
                                                                          Page 3

      Telecopier No.:    (860) 954-5243


   Union Bank of California, N.A.
   445 South Figueroa Street
   Los Angeles, California  90071

      Attention:         Ryan Flanagan
      Telephone No.:     (713) 236-7001
      Telecopier No.:    (713) 236-5747


   Centura Bank
   200 Providence Road, 3rd Floor
   P.O. Box 626
   Charlotte, North Carolina  28207

      Attention:         Gregory Greer
      Telephone No.:     (704) 331-1478
      Telecopier No.:    (704) 331-1761


   First Dominion Capital
   1330 Avenue of the Americas
   New York, New York  10019

      Attention:         Andrew H. Marsh
      Telephone No.:     (212) 258-1010
      Telecopier No.:    (212) 258-1019

   Copy to:

   Toronto Dominion (Texas), Inc.
   909 Fannin Street
   Houston, TX 77010

      Attention:         David Parker

                                                                        ANNEX II
                                                                          Page 4

      Telephone No.:     (713) 653-8248
      Telecopier No.:    (713) 652-2647


   Fleet National Bank
   1185 Avenue of the Americas, MCS16K
   16th Floor
   New York, New York  10167

      Attention:         Tanya Crossley
      Telephone No.:     (212) 819-6047
      Telecopier No.:    (212) 819-6202


   Merrill Lynch Senior Floating Rate Fund, Inc.
   800 Scudder Mill Road
   Sec. 1
   Plainsboro, New Jersey  08536

      Attention:         Lynn Baraski
      Telephone No.:     (609) 282-5013
      Telecopier No.:    (609) 282-2756

      Attention:         George Pelose
      Telephone No.:     (609) 282-2060
      Telecopier No.:    (609) 282-0727


   Pilgrim America Prime Rate Trust
   Two Renaissance Square
   40 North Central Avenue, Suite 1200
   Phoenix, Arizona  85004-4424

      Attention:         Tim Hunt
      Telephone No.:     (602) 417-8257

                                                                        ANNEX II
                                                                          Page 5

      Telecopier No.:    (602) 417-8327